 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-250045
PROSPECTUS
Lordstown Motors Corp.
Up to 143,666,024 Shares of Class A Common Stock
Up to 14,400,000 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
Up to 5,066,667 Warrants

This prospectus relates to the issuance by us of up to an aggregate of up to 14,400,000 shares of our Class A common stock, $0.0001 par value per share (“Class A common stock”), which consists of (i) up to 5,066,667 shares of Class A common stock that are issuable upon the exercise of 5,066,667 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of DiamondPeak Holdings Corp. (“DiamondPeak”) and (ii) up to 9,333,333 shares of Class A common stock that are issuable upon the exercise of 9,333,333 warrants (the “Public Warrants” and, together with the Private Placement Warrants and the BGL Warrants (as defined below), the “Warrants”) originally issued in the initial public offering of DiamondPeak. We will receive the proceeds from any exercise of any Warrants for cash.
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (i) up to 143,666,024 shares of Class A common stock (including up to 5,066,667 shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants and up to 1,649,489 shares of Class A common stock that may be issued upon exercise of BGL Warrants) and (ii) up to 5,066,667 Private Placement Warrants. We will not receive any proceeds from the sale of any shares of Class A common stock or Private Placement Warrants by the Selling Securityholders pursuant to this prospectus.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the securities. The Selling Securityholders may sell the shares of Class A common stock and Private Placement Warrants covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”
Our Class A common stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “RIDE” and “RIDEW,” respectively. On December 3, 2020, the closing price of our Class A common stock was $22.99 and the closing price for our Public Warrants was $9.65.
We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

See the section entitled “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 4, 2020.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A common stock issuable upon the exercise of the Public Warrants and the Private Placement Warrants. We will receive proceeds from any exercise of the Warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”
On October 23, 2020 (the “Closing Date”), DiamondPeak Holdings Corp., our predecessor company (“DiamondPeak”), consummated the previously announced merger pursuant to the Agreement and Plan of Merger, dated as of August 1, 2020 (the “Business Combination Agreement”), by and among DiamondPeak, DPL Merger Sub Corp. (“Merger Sub”) and Lordstown Motors Corp. (“Legacy Lordstown” and now known as Lordstown EV Corporation), pursuant to which Merger Sub merged with and into Legacy Lordstown, with Legacy Lordstown surviving the merger as a wholly-owned subsidiary of DiamondPeak (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), DiamondPeak changed its name to Lordstown Motors Corp.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Lordstown,” “we,” “us,” “our” and similar terms refer to Lordstown Motors Corp. (f/k/a DiamondPeak Holdings Corp.) and its consolidated subsidiaries (including Legacy Lordstown). References to “DiamondPeak” refer to our predecessor company prior to the consummation of the Business Combination.
This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, capital structure, dividends, indebtedness, business strategy and plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “target,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us, as well as assumptions made by and information currently available to, our management. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Factors that may cause such differences include, but are not limited to:
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our ability to execute our business model, including market acceptance of our planned products;

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risks related to our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to complete the engineering of the Endurance and retooling of our facility, to establish appropriate supplier relationships and to start production of the Endurance, on time and on budget;

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the certainty and volume of our pre-orders, including our ability to identify potential new customers and pre-orders, our ability to convert pre-orders into binding orders and the ability of our customers to cancel or delay their pre-orders;

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risks relating to the uncertainty of our projected financial information, including the conversion of pre-orders into binding orders;

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our future capital requirements and sources and uses of cash;

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our ability to obtain funding for our operations and manage costs;

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our ability to attract and retain key personnel;

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our business, expansion plans and opportunities;

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the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our product, including with respect to reliability, safety and efficiency;

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our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

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changes in laws, regulatory requirements, governmental incentives and fuel and energy prices;

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the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto;

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litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity;

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the possibility that we may be adversely affected by other economic, business and/or competitive factors; and

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other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors,” and that may be set forth in any applicable prospectus supplement including under any similar caption.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us and speak only as of the date of this prospectus. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, or to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should however, review additional disclosures we make in any accompanying prospectus supplement and our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC from time to time, which are or will be available via the SEC’s website at www.sec.gov.

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and in our financial statements, together with any accompanying prospectus supplement.
Lordstown Motors Corp.
We are an automotive company founded for the purpose of developing and manufacturing light duty electric trucks targeted for sale to fleet customers. Located in Lordstown, Ohio, our facility spans 6.2 million square feet and is in a near-production-ready state (the “Lordstown Complex”). Since inception, we have been developing our flagship vehicle, the Endurance, an electric full-size pickup truck. We have built an operational prototype and publicly introduced the Endurance in June 2020 and expect to complete the production of additional engineering and pre-production vehicles during the remainder of 2020 and early 2021. These vehicles will be used to test, validate and finalize the engineering and certifications before full-scale production begins. We are targeting commencement of commercial production of the Endurance and initial sales in the second half of 2021.
Background
Our company was originally known as DiamondPeak Holdings Corp. On October 23, 2020, DiamondPeak consummated the Business Combination with Legacy Lordstown pursuant to the Business Combination Agreement, dated as of August 1, 2020, among DiamondPeak, Merger Sub and Legacy Lordstown. In connection with the Closing of the Business Combination, DiamondPeak changed its name to Lordstown Motors Corp. The Business Combination has been accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, DiamondPeak was treated as the “acquired” company for financial reporting purposes. Operations prior to the Business Combination are those of Legacy Lordstown and the historical financial statements of Legacy Lordstown became the historical financial statements of the combined company, upon the consummation of the Business Combination.
Pursuant to the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of Legacy Lordstown (“Legacy Lordstown common stock”) issued and outstanding at the Effective Time converted into 55.8817 shares of our Class A common stock (the “Exchange Ratio”). The per share stock consideration that a stockholder of Legacy Lordstown received pursuant to the Business Combination Agreement is referred to as the “Merger Consideration.”
Also at the Effective Time, (i) each outstanding share of Class B common stock, $0.0001 par value, of DiamondPeak (the “Class B common stock” or “founder shares”) converted into one share of Class A common stock, resulting in an issuance of 7,000,000 shares of Class A common stock in the aggregate and (ii) each convertible promissory note issued by Legacy Lordstown evidencing indebtedness of an aggregate of $40.0 million plus accrued interest (the “Convertible Promissory Notes”) automatically converted, in accordance with the terms thereof, into shares of Class A common stock at a price of $10.00 per share, resulting in an issuance of 4,031,830 shares of Class A common stock in the aggregate.
Each stock option to purchase Legacy Lordstown common stock (each, a “Legacy Lordstown Option”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, automatically converted into an option (each, an “Exchanged Option”) to purchase a number of shares of Class A common stock equal to the product of (x) the number of shares of Legacy Lordstown common stock subject to such Legacy Lordstown Option and (y) the Exchange Ratio, at an exercise price per share equal to (A) the exercise price per share of Legacy Lordstown common stock of such Legacy Lordstown Option immediately prior to the Effective Time divided by (B) the Exchange Ratio. Following the Effective Time, each Exchanged Option continues to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding Legacy Lordstown Option immediately prior to the Effective Time.

In connection with the entry into the Business Combination Agreement, we entered into separate Subscription Agreements, each dated as of August 1, 2020 (the “Subscription Agreements”), with certain qualified institutional buyers and accredited investors (the “PIPE Investors”), including GM EV Holdings LLC (together with General Motors LLC and their respective affiliates, as applicable, “GM”). Pursuant to the Subscription Agreements, among other things, we sold an aggregate of 50,000,000 shares of Class A common stock to the PIPE Investors in a private placement for a purchase price of $10.00 per share, and aggregate consideration of $500 million (the “PIPE Investment” and, together with the Business Combination, the “Transactions”). The purchase price was paid in cash with respect to each of the PIPE Investors, except that the purchase price payable by GM consisted of certain in-kind consideration and a cash payment in an amount equal to the difference between the purchase price applicable to GM and the value of such in-kind consideration. The proceeds from the PIPE Investment will be used to provide us with additional capital.
Concurrently with the Closing, we issued to Brown Gibbons Lang & Company (“BGL”) redeemable warrants entitling BGL to purchase, in the aggregate, 1,649,489 shares of Class A common stock (representing 1% of the issued and outstanding Class A common stock determined immediately after giving effect to the Transactions) (the “BGL Warrants”).
The rights of holders of our Class A common stock and Warrants are governed by our second amended and restated certificate of incorporation (the “Charter”), our amended and restated bylaws (the “Bylaws”), the Delaware General Corporation Law (the “DGCL”) and a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us (the “Warrant Agreement”). See the section entitled “Description of Securities.”
Our Class A common stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “RIDE” and “RIDEW,” respectively.
Corporate Information
DiamondPeak was incorporated as a blank check company under the laws of the State of Delaware on November 13, 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Prior to the Merger, we neither engaged in any operations nor generated any revenues. DiamondPeak completed its initial public offering in March 2019 (the “Initial Public Offering”). On October 23, 2020, our wholly-owned subsidiary merged with and into Legacy Lordstown, with Legacy Lordstown surviving the Merger as a wholly-owned subsidiary of DiamondPeak. In connection with the Business Combination, we changed our name to Lordstown Motors Corp.
The mailing address of our principal executive office is 2300 Hallock Young Road, Lordstown, Ohio 44481. Our telephone number is (234) 285-4001. Our website address is www.lordstownmotors.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following March 4, 2024, the fifth anniversary of the Initial Public Offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700.0 million as measured on the last business day of our most recently completed second fiscal quarter, or (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We expect to remain an emerging growth company at least through the end of the 2020 fiscal year. References herein to “emerging growth company” shall have the meaning associated with such term as used in the JOBS Act.

THE OFFERING
Issuer
Lordstown Motors Corp. (f/k/a DiamondPeak Holdings Corp.).
Issuance of Class A Common Stock
Shares of Class A Common Stock Offered by Us
14,400,000 shares of Class A common stock, including shares of Class A common stock issuable upon exercise of the Warrants, consisting of (i) 5,066,667 shares of Class A common stock that are issuable upon the exercise of Private Placement Warrants and (ii) 9,333,333 shares of Class A common stock that are issuable upon the exercise of the Public Warrants.
Shares of Class A Common Stock Outstanding Prior to Exercise of All Warrants
164,948,923 shares (as of November 30, 2020).
Shares of Class A Common Stock Outstanding Assuming Exercise of All Warrants
180,998,412 shares (based on total shares outstanding as of November 30, 2020).
Exercise Price of Warrants
$11.50 per share for the Public Warrants and Private Placement Warrants and $10.00 per share for the BGL Warrants, each subject to adjustment as described herein. See “Description of Securities — Warrants” for further discussion.
Use of Proceeds
We will receive up to an aggregate of approximately $182.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds” for further discussion.
Resale of Class A Common Stock and Private Placement Warrants
Shares of Class A Common Stock Offered by the Selling Securityholders
143,666,024 shares of Class A common stock (including up to 6,716,156 shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants and BGL Warrants).
Warrants Offered by the Selling Securityholders
5,066,667 Private Placement Warrants.
Redemption
The Private Placement Warrants are redeemable in certain circumstances. See “Description of Securities — Warrants” for further discussion.
Use of Proceeds
We will not receive any proceeds from the sale of shares of Class A common stock or Private Placement Warrants by the Selling Securityholders.
Lock-Up Restrictions
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Certain Relationships and Related Party Transactions” for further discussion.

Market for Class A Common Stock and Warrants
Our Class A common stock and Public Warrants are currently traded on the Nasdaq Global Select Market under the symbols “RIDE” and “RIDEW,” respectively. We currently do not intend to list the Private Placement Warrants offered hereby or the BGL Warrants on any stock exchange or stock market.
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein or in any accompanying prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become known or material and adversely affect our business.
Summary Risk Factor
Investing in our Class A common stock involves a high degree of risk because our business is subject to numerous risks and uncertainties, as fully described below. The principal factors and uncertainties that make investing in our Class A common stock risky include, among others:
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our ability to execute our business model, including market acceptance of our planned products;

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risks related to our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to complete the engineering of the Endurance and retooling of our facility, to establish appropriate supplier relationships and to start production of the Endurance, on time and on budget;

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the certainty and volume of our pre-orders, including our ability to identify potential new customers and pre-orders, our ability to convert pre-orders into binding orders and the ability of our customers to cancel or delay their pre-orders;

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risks relating to the uncertainty of our projected financial information, including the conversion of pre-orders into binding orders;

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our future capital requirements and sources and uses of cash;

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our ability to obtain funding for our operations and manage costs;

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our ability to attract and retain key personnel;

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our business, expansion plans and opportunities;

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the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned and future competitive advantages with respect to our product, including with respect to reliability, safety and efficiency;

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our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

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changes in laws, regulatory requirements, governmental incentives and fuel and energy prices;

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the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto;

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litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity;

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the possibility that we may be adversely affected by other economic, business and/or competitive factors; and

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sales of a substantial number of shares of our securities in the public market, including those issued upon exercise of Warrants, could cause the market price of our Class A common stock to drop significantly, even if our business is doing well.

Risks Related to Our Business Operations and Industry
Our limited operating history makes it difficult for us to evaluate our future business prospects.
We are a company with an extremely limited operating history, and have generated no revenue to date. As we attempt to transition from research and development activities to commercial production and sales, it is difficult, if not impossible, to forecast our future results, and we have limited insight into trends that may emerge and affect our business. The estimated costs and timelines that we have developed to reach full scale commercial production are subject to inherent risks and uncertainties involved in the transition from a start-up company focused on research and development activities to the large-scale manufacture and sale of vehicles. There can be no assurance that our estimates related to the costs and timing necessary to complete the design and engineering of the Endurance and to retool the Lordstown Complex will prove accurate. These are complex processes that may be subject to delays, cost overruns and other unforeseen issues. In addition, we have engaged in limited marketing activities to date, so even if we are able to bring the Endurance to market on time and on budget, there can be no assurance that fleet customers will embrace our product in significant numbers. Market conditions, many of which are outside of our control and subject to change, including general economic conditions, the availability and terms of financing, the impacts and ongoing uncertainties created by the COVID-19 pandemic, fuel and energy prices, regulatory requirements and incentives, competition and the pace and extent of vehicle electrification generally, will impact demand for the Endurance and ultimately our success.
Since our inception, we have experienced losses and expect to incur additional losses in the future.
Since inception, we have incurred, and we expect in the future while we grow to incur, losses and negative cash flow, either or both of which may be significant. The working capital funding necessary to start a new electric vehicle manufacturing company is significant, and other companies have tried and failed over the last several years with billions of dollars of investment capital. While we expect to benefit from our management’s experience, the technology we have licensed and developed to date and the advantages offered by the Lordstown Complex, we do not expect to be profitable in the near term as we invest in our business, build capacity and ramp up operations, and we cannot assure you that we will ever achieve or be able to maintain profitability in the future. Failure to become profitable may materially and adversely affect the value of your investment. If we are ever to achieve profitability, it will be dependent upon the successful development and commercial introduction and acceptance of electric pickup trucks such as the Endurance, which may not occur.
In addition, as a result of Legacy Lordstown’s history of losses and anticipated continuing losses, as well as of the limited financing Legacy Lordstown had received prior to the Business Combination, Legacy Lordstown’s independent auditor’s opinion with respect to the financial statements as of, and for the period ended, December 31, 2019, included a going concern qualification noting substantial doubt about our ability to continue as a going concern. Our financial statements contained elsewhere in this prospectus and any accompanying prospectus supplement do not include any adjustments that might result from the outcome of our inability to continue as a going concern. While we believe the proceeds of the Transactions provide sufficient funds to alleviate this doubt, additional funding may be required in the future for a variety of reasons. There can be no assurance that such financing would be available to us on favorable terms or at all. If we were not able to continue as a going concern, or if there were continued doubt about our ability to do so, the value of your investment would be materially and adversely affected.
We are subject to risks related to health epidemics and pandemics, including the ongoing COVID-19 pandemic, which could adversely affect our business and operating results.
We face various risks related to public health issues, including epidemics, pandemics and other outbreaks, including the ongoing COVID-19 pandemic. The effects and potential effects of COVID-19, including, but not limited to, its impact on general economic conditions, trade and financing markets, changes in customer behavior and continuity in business operations, creates significant uncertainty. The spread of COVID-19 has also disrupted the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers, and has led to a global decrease in vehicle sales in markets around the world. In particular, the COVID-19 crisis may cause a decrease in demand for our vehicles if fleet operators delay purchases of vehicles or if fuel prices for internal combustion engine vehicles remain low, or may cause an increase in costs resulting from our efforts to mitigate the effects of COVID-19, delays in our schedule to full commercial production of the Endurance and disruptions to our supply chain, among other negative effects.
The pandemic has resulted in government authorities implementing many measures to contain the spread of COVID-19, including travel bans and restrictions, quarantines, shelter-in-place and stay-at-home orders and business shutdowns. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect our start-up and manufacturing plans. Measures that have been relaxed may be reimplemented if COVID-19 continues to spread. If, as a result of these measures, we have to limit the number of employees and contractors at the Lordstown Complex at a given time, it could cause a delay in retooling efforts or in the production schedule of the Endurance. Further, our sales and marketing activities may be adversely affected due to the cancellation or reduction of in-person sales activities, meetings, events and conferences. If our workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with COVID-19, our operations will be adversely affected. Our planned operations at a single facility, the Lordstown Complex, concentrate these risks.
The extent to which the COVID-19 pandemic may continue to affect our business will depend on continued developments, which are uncertain and cannot be predicted. Even after the COVID-19 pandemic has subsided, we may continue to suffer an adverse effect to our business due to the global economic effect of COVID-19, including any economic recession. If the immediate or prolonged effects of the COVID-19 pandemic have a significant adverse impact on government finances, it would create uncertainty as to the continuing availability of incentives related to electric vehicle purchases and other governmental support programs.
We expect to require continued capital investment.
The design, manufacture and sale of vehicles is a capital-intensive business. Although we anticipate that the funding from the Transactions will provide sufficient capital to fund the completion of the Endurance and the retooling of the Lordstown Complex necessary to commence commercial production, our business plan to design, produce, sell and service commercial electric pickup trucks, including the Endurance, is expected to require continued capital investment to fund operations, to continue research and development and to improve infrastructure. Unlike established OEMs that have greater financial resources than we do, there can be no assurance that we will have access to the capital we need on favorable terms when required or at all. If we cannot raise additional funds when we need them, our financial condition and business could be materially adversely affected.
Failure to successfully retool the Lordstown Complex to support commercial production of electric vehicles could adversely affect our business and results of operations.
While we believe the Lordstown Complex provides significant competitive advantages, retooling and modifying the Lordstown Complex for production of electric vehicles is complicated and presents significant challenges. The size of the Lordstown Complex is massive, spanning over 6.2 million square feet, and many areas need to be retooled and modified. The stamping, body shop, paint and final assembly areas need to be converted from manufacturing traditional internal combustion engine vehicles to manufacturing electric vehicles. We also have started construction of our production facilities to create lines to assemble battery packs and manufacture hub motors. As with any large-scale capital project, it could be subject to delays, cost overruns or other complications. These risks could be exacerbated because we are attempting to modify a complex, originally designed to build traditional internal combustion engine vehicles, to support the emerging technologies behind electric vehicles. In order to commence commercial production at the Lordstown Complex, we will also need to hire and train a significant number of employees and integrate a yet-to-be-fully-developed supply chain. A failure to commence commercial production at the Lordstown Complex on schedule would lead to additional costs and would delay our ability to generate meaningful revenues. In addition, it could diminish the “first mover” advantage we aim to attain, prevent us from gaining the confidence of potential customers and open the door to increased competition. All of the foregoing could hinder our ability to successfully launch and grow our business and achieve a competitive position in the market.
We will rely on complex machinery for our operations and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.
We will rely heavily on complex machinery for our operations and our production will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our manufacturing plant will consist of large-scale machinery combining many components. The manufacturing plant components are likely to suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of the manufacturing plant components may significantly affect the intended operational efficiency of the Lordstown Complex. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, pandemics, fire, seismic activity and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, results of operations, cash flows, financial condition or prospects.
The intellectual property license agreement we have with Workhorse Group is not exclusive to us.
We entered into an intellectual property license agreement (the “IPLA”) with Workhorse Group, Inc. (“Workhorse Group”) to use certain technologies and intellectual property that had been developed for Workhorse Group’s W-15 electric pickup truck and patents directed toward vehicle chassis assembly, vehicle header and drive module and telematics, as well as related trade secrets know-how in the design and development of the Endurance. If a competitor licenses Workhorse Group’s technology and enters the market, we could face competitive pressures that could adversely impact our business.
With our vehicle still under development, we do not have any current customers or any pending orders and there is no assurance nonbinding pre-orders will be converted into binding orders or sales.
Our business model is focused on building relationships with large fleet customers. To date, we have engaged in limited marketing activities and we have no binding contracts with customers. The non-binding pre-orders that we have signed did not require customer deposits and may not be converted into binding orders or sales. Until the time that the Endurance’s design and development is complete and the Endurance is commercially available for purchase, and until we are able to scale up our marketing function to support sales, there will be uncertainty as to customer demand for the Endurance. The potentially long wait from the time a pre-order is made until the time the Endurance is delivered, and any delays beyond expected wait times, could also impact user decisions on whether to ultimately make a purchase. Even if we are able to obtain binding orders, customers may limit their volume of purchases initially as they assess our vehicles and whether to make a broader transition to electric vehicles. This may be a long process and will depend on the safety, reliability, efficiency and quality of our vehicles, as well as the support and service that we offer. It will also depend on factors outside of our control, such as general market conditions and broader trends in fleet management and vehicle electrification, that could impact customer buying decisions. As a result, there is significant uncertainty regarding demand for our products and the pace and levels of growth that we will be able to achieve.
Our future growth depends upon our ability to maintain relationships with our existing suppliers and source suppliers for our critical components, and to complete building out our supply chain, while effectively managing the risks due to such relationships.
Our success will be dependent upon our ability to enter into supplier agreements and maintain our relationships with suppliers who are critical and necessary to the output and production of our vehicles. We also rely on a small group of suppliers to provide us with the components for our vehicles. The supply agreements we have or may enter into with key suppliers in the future may have provisions where such agreements can be terminated in various circumstances, including potentially without cause. If these suppliers become unable to provide, or experience delays in providing, components, or if the supply agreements we have in place are terminated, it may be difficult to find replacement components. Changes in business conditions, pandemics, governmental changes and other factors beyond our control or that we do not presently anticipate could affect our ability to receive components from our suppliers.
Further, we have not secured supply agreements for all of our components. We may be at a disadvantage in negotiating supply agreements for the production of our vehicles due to our limited operating history. In addition, there is the possibility that finalizing the supply agreements for the parts and components of our vehicles will cause significant disruption to our operations, or such supply agreements could be at costs that make it difficult for us to operate profitably.
If we do not enter into long-term supply agreements with guaranteed pricing for our parts or components, we may be exposed to fluctuations in prices of components, materials and equipment. Agreements for the purchase of battery cells contain or are likely to contain pricing provisions that are subject to adjustment based on changes in market prices of key commodities. Substantial increases in the prices for such components, materials and equipment would increase our operating costs and could reduce our margins if we cannot recoup the increased costs. Any attempts to increase the announced or expected prices of our vehicles in response to increased costs could be viewed negatively by our potential customers and could adversely affect our business, prospects, financial condition or operating results.
We may experience delays in realizing our projected timelines and cost and volume targets for the production, launch and ramp up of the Endurance and the retooling of the Lordstown Complex, which could harm our business, prospects, financial condition and operating results.
Our future business depends in large part on our ability to execute on our plans to develop, manufacture, market and sell or lease the Endurance. Any delay in the financing, design, manufacture and launch of Endurance, or in the retooling of the Lordstown Complex, could materially damage our brand, business, prospects, financial condition and operating results. Vehicle manufacturers often experience delays in the design, manufacture and commercial release of new products. To the extent we experience delays in the retooling of the Lordstown Complex or delays in the launch of the Endurance, our growth prospects could be adversely affected. In addition, it could diminish the “first mover” advantage we aim to attain, prevent us from gaining the confidence of potential customers and open the door to increased competition. Furthermore, we rely on third-party suppliers for the provision and development of many of the key components and materials used in our vehicles. To the extent our suppliers experience any delays in providing us with or developing necessary components, whether due to COVID-19 or other reasons, we could experience delays in meeting our projected timelines.
Further, we have no experience to date in high volume manufacturing of our vehicles. Even if we are successful in developing our high volume manufacturing capability and processes and in reliably sourcing our component supply, we cannot assure that we will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond our control such as problems with suppliers and vendors, or in time to meet our vehicle commercialization schedules or in satisfaction of the requirements of customers.
We will initially depend on revenue generated from a single model and in the foreseeable future will be significantly dependent on a limited number of models.
We will initially depend on revenue generated from a single vehicle model and in the foreseeable future will be significantly dependent on a single or limited number of models. Historically, automobile customers have come to expect a variety of vehicle models offered in a manufacturer’s fleet and new and improved vehicle models to be introduced frequently. Given that for the foreseeable future our business will depend on a single or limited number of models, to the extent a particular model is not well-received by the market, our sales volume, business, prospects, financial condition and operating results could be materially and adversely affected.
If we fail to scale our business operations or otherwise manage future growth effectively as we attempt to rapidly grow our company, we may not be able to produce, market, service and sell or lease our vehicles successfully.
Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results or financial condition. We plan to commence limited commercial production of the Endurance at the Lordstown Complex in the second half of 2021 and are targeting significant growth thereafter. Our future operating results depend to a large extent on our ability to manage our expansion and growth successfully. However, we have no experience to date in high volume manufacturing of our vehicles. We cannot assure that we will be able to develop efficient, automated, low-cost manufacturing capabilities and processes, and reliable sources of component supply, that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully market our vehicles. Any failure to develop such manufacturing processes and capabilities within our projected costs and timelines could stunt our future growth and impair our ability to produce, market, service and sell or lease our vehicles successfully.
We may not be able to accurately estimate the supply and demand for our vehicles, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.
It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We will be required to provide forecasts of our demand to our suppliers several months prior to the scheduled delivery of products to our prospective customers. Currently, there is no historical basis for making judgments on the demand for our vehicles or our ability to develop, manufacture and deliver vehicles, or on our profitability in the future. If we overestimate our requirements, our suppliers may have excess inventory, which indirectly would increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt manufacturing of our products and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of vehicles to our customers could be delayed, which would harm our business, financial condition and operating results.
Our future growth is dependent upon the willingness of operators of commercial vehicle fleets to adopt electric vehicles and upon our ability to produce, sell and service vehicles that meet their needs. If the market for commercial electric vehicles does not develop as we expect, or if it develops slower than we expect, our business, prospects, financial condition and operating results will be adversely affected.
Our growth is dependent upon the adoption of electric vehicles by operators of commercial vehicle fleets and on our ability to produce, sell and service vehicles that meet their needs. The entry of commercial electric pickup trucks and vehicles into the medium-duty commercial vehicle market is a relatively new development, particularly in the United States, and is characterized by rapidly changing technologies and evolving government regulation, industry standards and customer views of the merits of using electric vehicles in their businesses. This process has been slow to date. As part of our sales efforts, we must educate fleet managers as to the economical savings during the life of the vehicle and the lower “total cost of ownership” of our vehicles. As such, we believe that operators of commercial vehicle fleets will consider many factors when deciding whether to purchase our commercial electric vehicles (or commercial electric vehicles generally) or vehicles powered by internal combustion engines, particularly diesel-fueled or natural gas-fueled vehicles. We believe these factors include:
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the difference between the initial purchase prices of commercial electric vehicles and comparable vehicles powered by internal combustion engines, both including and excluding the effect of government and other subsidies and incentives designed to promote the purchase of electric vehicles;

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the total cost of ownership of the vehicle over its expected life, which includes the initial purchase price and ongoing operating and maintenance costs;

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the availability and terms of financing options for purchases of vehicles and, for commercial electric vehicles, financing options for battery systems;

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the availability of tax and other governmental incentives to purchase and operate electric vehicles and future regulations requiring increased use of nonpolluting vehicles;

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government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

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fuel prices, including volatility in the cost of diesel or a prolonged period of low gasoline and natural gas costs that could decrease incentives to transition to electric vehicles;

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the cost and availability of other alternatives to diesel-fueled vehicles, such as vehicles powered by natural gas;

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corporate sustainability initiatives;

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commercial electric vehicle quality, performance and safety (particularly with respect to lithium-ion battery packs);

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the quality and availability of service for the vehicle, including the availability of replacement parts;

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the limited range over which commercial electric vehicles may be driven on a single battery charge;

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access to charging stations and related infrastructure costs, and standardization of electric vehicle charging systems;

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electric grid capacity and reliability; and

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macroeconomic factors.

If, in weighing these factors, operators of commercial vehicle fleets determine that there is not a compelling business justification for purchasing commercial electric vehicles, particularly those that we will produce and sell, then the market for commercial electric vehicles may not develop as we expect or may develop more slowly than we expect, which would adversely affect our business, prospects, financial condition and operating results.
In addition, any reduction, elimination or selective application of tax and other governmental incentives and subsidies because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle, fiscal tightening or other reasons may result in the diminished competitiveness of the electric vehicle industry generally or our electric vehicles in particular, which would adversely affect our business, prospects, financial condition and operating results. Further, we cannot assure that the current governmental incentives and subsidies available for purchasers of electric vehicles will remain available.
If we are unable to address the service requirements of our future customers or if there is inadequate access to charging stations, our business will be materially and adversely affected.
Demand for the Endurance will depend in part on the availability of service providers and charging infrastructure. Servicing electric vehicles is different than servicing internal combustion engine or hybrid vehicles and requires specialized skills, including high voltage training and servicing techniques. As the Endurance is not in production yet, we do not have experience servicing the Endurance. The Endurance also will require the use of charging stations to recharge its batteries. While the prevalence of charging stations has been increasing, charging station locations are significantly less widespread than gas stations. We plan to partner with third-party service providers to maintain and repair the Endurance, and with third-party electric vehicle station providers to offer installation of charging stations to our customers. We do not have any such arrangements in place with such third parties to date. Some potential customers may choose not to purchase the Endurance because of the lack of a more widespread service network or charging infrastructure. If we are unable to satisfactorily service our future customers or provide seamless access to charging infrastructure, our ability to generate customer loyalty, grow our business and sell Endurance could be impaired.
We may be unable to adequately control the costs or maintain adequate supply of components associated with our operations.
We may be unable to adequately control the costs associated with our operations. We expect to incur significant costs related to procuring raw materials required to manufacture and assemble our vehicles. The prices for these raw materials fluctuate depending on factors beyond our control. Our business also depends on the continued supply of battery cells for our vehicles. We are exposed to multiple risks relating to availability and pricing of quality lithium-ion battery cells.
Furthermore, currency fluctuations, tariffs or shortages in petroleum or other raw materials and other economic or political conditions may result in significant increases in freight charges and raw material costs.

Substantial increases in the prices for our raw materials or components would increase our operating costs, and could reduce our margins. In addition, a growth in popularity of electric vehicles without a significant expansion in battery cell production capacity could result in shortages, which would result in increased costs in raw materials to us or impact our prospects.
We depend upon key personnel and will need to hire and train additional personnel.
Our success depends on the continuing services of key employees. We believe the depth and quality of the experience of our management team in the automotive and electric vehicle markets is a key to our ability to be successful. The loss of any of these individuals could have a material and adverse effect on our business operations. Additionally, the success of our operations will largely depend upon our ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guarantee that we will be able to attract such individuals or that the presence of such individuals will necessarily translate into our profitability. Because we operate in a newly emerging industry, there may also be limited personnel available with relevant business experience and such individuals may be subject to non-competition and other agreements that restrict their ability to work for us. The challenge will be exacerbated for us as we attempt to transition from start-up to full-scale commercial vehicle manufacturing and sales in a very short period of time under the unforeseeable business conditions which continue to evolve as a result of the impact of COVID-19. Our inability to attract and retain key personnel may materially and adversely affect our business operations. Any failure by our management to effectively anticipate, implement and manage the changes required to sustain our growth would have a material adverse effect on our business, financial condition and results of operations.
We will also need to hire and train a significant number of hourly employees to engage in full-scale commercial manufacturing operations. This needs to be accomplished in a very short period of time in order for us to commence commercial production and sales in the second half of 2021 as targeted. There are various risks and challenges associated with hiring, training and managing a large workforce, and these risks and challenges will be exacerbated by the short period of time in which we intend to scale up our hourly workforce. Although the area surrounding the Lordstown Complex is home to a highly trained workforce with experience working in the Lordstown Complex and manufacturing vehicles, this workforce does not have experience with electric vehicle manufacturing and many jobs will require significant training. Furthermore, in the event employees hired by us seek to join or form a labor union, we could be subject to risks as we engage in and attempt to finalize negotiations with any such union, including potential work slowdowns or stoppages, delays and increased costs. If we are unsuccessful in hiring and training a workforce in a timely and cost-effective manner, our business, financial condition and results of operations could be adversely affected.
We are highly dependent on the services of Stephen S. Burns, our Chairman of the Board and Chief Executive Officer.
We are highly dependent on the services of Stephen S. Burns, our Chairman of the Board and Chief Executive Officer, and our largest stockholder. Mr. Burns is the founder of Legacy Lordstown and a significant influence on and driver of our business plan. If Mr. Burns were to discontinue his service to us due to death, disability or any other reason, we would be significantly disadvantaged.
We face intense competition and associated risks, including that we may not be the first to market with an electric pickup truck. Many of our competitors have significantly greater financial or other resources, longer operating histories and greater name recognition than we do and one or more of these competitors could use their greater resources and/or name recognition to gain market share at our expense or could make it very difficult for us to establish significant market share.
We face intense competition in our industry, which we may be unable to manage, including the risk that we may not be the first to market with an electric pickup truck. Established OEMs and new entrants to the industry have announced their intent to compete in the electric pickup truck market. In addition, established OEMs currently offer alternative fuel and hybrid medium-duty pickup trucks to the commercial fleet market. In the electric medium-duty pickup truck market in the United States, at least initially, we believe we will compete with few other manufacturers and will have fairly limited competition in the commercial fleet electric pickup truck category. However, if fleet operators begin transitioning to electric vehicles on a mass scale, which will be necessary for us to be successful, we expect that more competitors will enter the market and competition will become intense. Certain potential competitors, for example, have more significant financial resources, established market positions, long-standing relationships with customers and dealers who have more resources available to develop new products and introduce them into the marketplace than are currently available to us. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time than we may be able to. This expected competition places significant pressure on our ability to achieve our goals of completing the development of the Endurance, retooling of the Lordstown Complex and commencing commercial production and sales in the near term. If we are unable to do this successfully and leverage a “first mover” advantage to build strong customer relationships, we may not be able to compete successfully. This intense competitive environment may require us to make changes to our products, pricing, licensing, services, distribution or marketing to develop a market position, any of which could have an adverse effect on our financial condition, results of operations or prospects.
We may not succeed in establishing, maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of our vehicles and components and our business, revenues and prospects.
Our business and prospects heavily depend on our ability to develop, maintain and strengthen our brand. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Our ability to develop, maintain and strengthen our brand will depend heavily on the success of our marketing efforts. The automobile industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our brand. Our current and potential competitors, particularly automobile manufacturers headquartered in the United States, Japan, the European Union and China, have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.
Our electric vehicles will compete for market share with vehicles powered by other vehicle technologies that may prove to be more attractive than our vehicle technologies.
Our target market currently is serviced by manufacturers with existing customers and suppliers using proven and widely accepted fuel technologies. Additionally, our competitors are working on developing technologies that may be introduced in our target market. If any of these alternative technology vehicles can provide lower fuel costs, greater efficiencies, greater reliability or otherwise benefit from other factors resulting in an overall lower total cost of ownership, this may negatively affect the commercial success of our vehicles or make our vehicles uncompetitive or obsolete.
We may be unable to keep up with changes in electric vehicle technology as new entrants and existing, larger manufacturers enter the electric vehicle space.
The Endurance is being designed for use with, and is dependent upon, existing electric vehicle technology. As new companies and larger, existing vehicle manufacturers enter the electric vehicle space, we may lose any technological advantage we may have had in the marketplace and suffer a decline in our position in the market. As technologies change, we plan to upgrade or adapt our products to continue to provide products with the latest technology. However, our products may become obsolete or our research and development efforts may not be sufficient to adapt to changes in or to create the necessary technology to effectively compete. As a result, our potential inability to adapt to and develop the necessary technology may harm our competitive position.
If our vehicles fail to perform as expected, our ability to develop, market and sell or lease our electric vehicles could be harmed.
If our vehicles were to contain defects in design and/or manufacture that cause them not to perform as expected or that require repair, our ability to develop, market and sell or lease our vehicles could be harmed. For example, the operation of our vehicles is highly dependent on software that will require modification and updates over time. Software products are inherently complex and often contain defects and errors when first introduced. We currently have a limited frame of reference by which to evaluate the long-term quality, reliability and performance characteristics of our trucks, battery packs and other products. There can be no assurance that we will be able to detect and repair any defects in our products before commencing the sale of our vehicles. Any product defects or any other failure of our vehicles to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims or significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects. As a new entrant to the industry attempting to build customer relationships and earn trust, these effects could be particularly significant to us.
We will not have a third-party retail product distribution network.
Third-party dealer networks are the traditional method of vehicle sales distribution. Because we plan to sell directly to commercial fleet managers, we will not have a traditional dealer product distribution network. Our building an in-house sales and marketing function may be expensive and time consuming. If the lack of a traditional dealer product distribution network results in lost opportunities to generate sales, it could limit our ability to grow. If our use of an in-house sales and marketing team is not effective, our results of operations and financial conditions could be adversely affected.
If we are unable to establish and maintain confidence in our long-term business prospects among commercial fleet operators, analysts and others within our industry, then our financial condition, operating results and business prospects may suffer materially.
Commercial fleet operators may be less likely to purchase our products now if they are not convinced that our business will succeed or that our operations will continue for many years. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, to build, maintain and grow our business, we must maintain confidence among commercial fleet operators, suppliers, analysts and other parties with respect to our liquidity and long-term business prospects. Maintaining such confidence may be particularly complicated by certain factors, such as our limited operating history, others’ unfamiliarity with our products, competition and uncertainty regarding the future of electric vehicles. Many of these factors are largely outside our control, and any negative perceptions about our long-term business prospects, even if exaggerated or unfounded, would likely harm our business and make it more difficult to raise additional capital in the future.
There are complex software and technology systems that need to be developed in coordination with vendors and suppliers in order to reach production for our electric vehicles, and there can be no assurance such systems will be successfully developed.
Our vehicles will use a substantial amount of third-party and in-house software codes and complex hardware to operate. The development of such advanced technologies are inherently complex, and we will need to coordinate with our vendors and suppliers in order to reach production for our electric vehicles. Defects and errors may be revealed over time and our control over the performance of third-party services and systems may be limited. Thus, our potential inability to develop the necessary software and technology systems may harm our competitive position.
We are relying on third-party suppliers to develop a number of emerging technologies for use in our products, including lithium-ion battery technology. These technologies are not today, and may not ever be, commercially viable. There can be no assurances that our suppliers will be able to meet the technological requirements, production timing and volume requirements to support our business plan. In addition, the technology may not comply with the cost, performance useful life and warranty characteristics we anticipate in our business plan. As a result, our business plan could be significantly impacted and we may incur significant liabilities under warranty claims which could adversely affect our business, prospects and results of operations.
Our success may be dependent on our development and protection of intellectual property rights.
We rely on confidentiality and trade secret protections to protect our proprietary technology. All new developments by us will be owned by us. Our success will, in part, depend on our ability to obtain patents and trademarks and protect our trade secrets and proprietary technology. We are currently maintaining our engineering under confidentiality agreements and other agreements to preserve our trade secrets and other proprietary technology. We have filed several trademark applications with the United States Patent and Trademark Office but have not received any federal registrations of any applications as of the date of filing of this prospectus. Although we have entered into confidentiality agreements with our employees, consultants and contractors, our agreements may not adequately protect our intellectual property, particularly with respect to conflicts of ownership relating to work product generated by our employees, consultants and contractors, and we cannot be certain that others will not gain access to our trade secrets and other proprietary technology. See “Business — Legal Proceedings.” Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.
Risks Relating to Regulation and Claims
Product liability or other claims could have a material adverse effect on our business.
The risk of product liability claims, product recalls and associated adverse publicity is inherent in the manufacturing, marketing and sale of all vehicles, including electric vehicles. Although we have liability insurance policies in place, that insurance may be inadequate to cover all potential product claims. Any product recall or lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our business and financial condition. We may not be able to secure additional liability insurance coverage on acceptable terms or at reasonable costs when needed or at all. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates. We cannot provide assurance that such claims and/or recalls will not be made in the future.
The acquisition of the Lordstown Complex required us to accept all environmental responsibility for the real property.
The Asset Transfer Agreement between us and GM (the “Asset Transfer Agreement”), pursuant to which we acquired the Lordstown Complex, required us to accept the condition of the real property in “as is  —  where is” condition, including accepting all environmental conditions. The Lordstown Complex and all of its facilities and real property present environmental risk, both known and unknown. Prior to entering into the Asset Transfer Agreement, GM completed an investigation and remediation project pursuant to an Administrative Order on Consent (AOC) under the U.S. Environmental Protection Agency’s (the “EPA”) Resource Conservation and Recovery Act (“RCRA”) Corrective Action Program. As part of the U.S. EPA’s approval of GM’s investigation and remediation project, GM placed an environmental covenant on the real property, which requires, among other things, (i) the maintenance of nominal financial assurance, (ii) the limitation of the real property to commercial/industrial use, (iii) the prohibition of groundwater for potable use, (iv) the implementation of a dust control plan and (v) and the maintenance of impermeable surfaces on certain areas of the real property. We assumed these responsibilities under the environmental covenant as a condition to the consummation of the transactions contemplated by the Asset Transfer Agreement. In addition, to further manage potential environmental risk, we have secured environmental liability insurance coverage as required under the Asset Transfer Agreement. Finally, to mitigate the risk associated with the Ohio EPA’s authority to require future remediation activities at the Lordstown Complex, related to historic environmental conditions, we have entered into an Administrative Order with the Ohio EPA wherein the Ohio EPA agreed to not pursue enforcement actions against us for historic environmental conditions at the Lordstown Complex site provided that we comply with the terms of the environmental covenant. Notwithstanding the efforts that we have taken to mitigate environmental risk, there is no assurance that claims, lawsuits, fines or penalties will not arise. Our assumption of environmental liabilities at the Lordstown Complex could expose us to potential costs and liabilities that could exceed or fall outside of our available insurance coverage and adversely impact our financial condition.
Regulatory requirements may have a negative effect upon our business.
All vehicles sold must comply with international, federal and state motor vehicle safety standards. In the United States, vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. The Endurance will be subject to substantial regulation under federal, state and local laws and standards. These regulations include those promulgated by the U.S. EPA, the National Highway Traffic Safety Administration (“NHTSA”), the Pipeline and Hazardous Materials Safety Administration (“PHMSA”) and various state boards, and compliance certification is required for each new model year. These laws and standards are subject to change from time to time and we could become subject to additional regulations in the future. In addition, federal, state and local laws and industrial standards for electric vehicles are still developing. Compliance with these regulations could be challenging, burdensome, time consuming and expensive. If compliance results in delays or substantial expenses, our business could be adversely affected.
We may be exposed to liability for infringing upon other companies’ intellectual property rights.
Our success will, in part, depend on our ability to operate without infringing on others’ proprietary rights. Although we are starting with a new design and development and are relying on the licensed rights from Workhorse Group and Elaphe Propulsion Technologies Ltd. (“Elaphe”), and while we are not aware of any patents and trademarks which would cause our products or their use to infringe the rights of any third parties, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to a great amount of time lost, in defending any patent or trademark infringement suits or in asserting any patent or trademark rights in a suit with another party. See “Business — Legal Proceedings.”
Changes in laws or regulations, or a failure to comply with any laws and regulations, or any litigation that we may be subject to or involved in may adversely affect our business, investments and results of operations.
We are subject to laws, regulations and rules enacted by national, regional and local governments and the Nasdaq Global Select Market on which our securities are listed. In particular, we are required to comply with certain SEC, Nasdaq and other legal and regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.
We are subject to lawsuits, administrative proceedings and claims that arise in the regular course of business. These matters may involve claims by customers, suppliers, vendors, contractors, competitors, government agencies, stockholders or other parties regarding our products, development and advertising, as well as contract disputes and intellectual property infringement matters, among other matters. We are also subject to employee claims against us based on, among other things, discrimination, harassment, wrongful termination, disability or violation of wage and labor laws. These claims may divert our financial and management resources that would otherwise be used to benefit our operations. The ongoing expense of any resulting lawsuits, and any substantial settlement payment or damage award against us, could adversely affect our business and results of operations. Significant legal fees and costs in complex class action litigation or an adverse judgment or settlement that is not insured or is in excess of insurance coverage could have a material adverse effect on our financial position and results of operations.
The Endurance will make use of lithium-ion battery cells, which, if not appropriately managed and controlled, have been observed to catch fire or vent smoke and flames. If such events occur in the Endurance, we could face liability for damage or injury, adverse publicity and a potential safety recall, any of which could adversely affect our business, prospects, financial condition and operating results.
The battery packs in the Endurance will use lithium-ion cells, which have been used for years in laptop computers and cell phones. On rare occasions, if not appropriately managed and controlled, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials. We could face liability for damage or injury, adverse publicity and a potential safety recall, any of which could adversely affect our business, prospects, financial condition and operating results. To limit any losses associated with such event, we will carry commercial general liability, commercial automobile liability and umbrella insurance, which may not be adequate to ensure against all losses.

We may be exposed to delays, limitations and risks related to the environmental permits and other operating permits required to operate the Lordstown Complex.
Operation of an automobile manufacturing facility requires land use and environmental permits and other operating permits from federal, state and local government entities. While we have all permits necessary to carry out and perform our current plans and operations at the Lordstown Complex, we are in the process of applying for and securing the environmental, wastewater and land use permits necessary for the commercial operation of the Lordstown Complex. Delays, denials or restrictions on any of the applications for or assignment of the permits to operate the Lordstown Complex could adversely affect our ability to execute on our business plans and objectives.
We may face legal challenges in one or more states in our attempting to sell directly to customers that could adversely affect our costs.
Our business plan includes the direct sale of vehicles to commercial fleet operators, and potentially, to retail consumers. The laws governing licensing of dealers and sales of motor vehicles vary from state to state. Most states require a dealer license to sell new motor vehicles within the state, and many states prohibit manufacturers from being a licensed dealer and directly selling new motor vehicles to retail consumers. We anticipate that we can become a licensed dealer in certain states.
We may face legal challenges to this distribution model. For instance, in states where direct sales are not permitted, dealers and their lobbying organizations may complain to the government or regulatory agencies that we are acting in the capacity of a dealer without a license. In some states, regulators may restrict or prohibit us from directly providing warranty repair service, or from contracting with third parties who are not licensed dealers to provide warranty repair service. Because the laws vary from state to state, our distribution model must be carefully established and the sales and service process must be continually monitored for compliance with the various state requirements, which change from time to time. Regulatory compliance and likely challenges to the distribution model will add to the cost of our business.
We may be compelled to undertake product recalls or take other actions, which could adversely affect our business, prospects, operating results, reputation and financial condition.
Any product recall in the future may result in adverse publicity, damage our reputation and adversely affect our business, prospects, operating results and financial condition. In the future, we may, voluntarily or involuntarily, initiate a recall if any of our electric vehicles or components (including our battery cells) prove to be defective or noncompliant with applicable federal motor vehicle safety standards. Such recalls, whether caused by systems or components engineered or manufactured by us or our suppliers, would involve significant expense and diversion of management’s attention and other resources, which could adversely affect our brand image in our target market and our business, prospects, financial condition and operating results.
Insufficient warranty reserves to cover future warranty claims could adversely affect our business, prospects, financial condition and operating results.
Once our electric pickup trucks are in production, we will need to maintain warranty reserves to cover any warranty-related claims. If our warranty reserves are inadequate to cover such future warranty claims, our business, prospects, financial condition and operating results could be materially and adversely affected. We may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.
We intend to collect and process certain information about our customers and will be subject to various privacy and data protection laws.
We intend to collect and process certain information about our customers, in accordance with applicable law and our own privacy policies. Any failure by us to comply with our privacy policy or any federal, state or international privacy, data protection or security laws or regulations could result in regulatory or litigation-related actions against us, legal liability, fines, damages and other costs. A failure by any of our vendors or business partners to comply with contractual or legal obligations regarding the protection of information about our customers could carry similar consequences. Should we become subject to additional privacy or data protection laws, we may need to undertake compliance efforts that could carry a large cost. Although we take steps to protect the security of our customers’ personal information, we may be required to expend significant resources to comply with data security incident notification requirements if a third party accesses or acquires the personal information of our customers without authorization or if we otherwise experience a data security incident or loss of customers’ personal information. A major breach of our network security and systems could have negative effects on our business and future prospects, including possible fines, penalties and damages, and could result in reduced demand for our vehicles and harm to our reputation and brand. Such a breach could also compromise or lead to a loss of protection of our intellectual property or trade secrets.
Interruption or failure of, or unauthorized access to, our or the Endurance’s information technology and communications systems could adversely affect our operating results and reputation.
We are currently developing information technology and communications systems to assist us in the management of our business. The production of our vehicles will require the development, maintenance and improvement of information technology and communications systems in the United States, which will include product data management, procurement, inventory management, production planning and execution, sales, service and logistics, financial, tax and regulatory compliance systems. The availability and effectiveness of operating our business will depend on these systems.
In addition, software, information technology and communications systems will be integral to the operation and functionality of the Endurance. The Endurance will be designed with built-in data connectivity to accept and install periodic remote updates to improve or update its functionality. Although these systems will be designed and tested for resiliency and security, they involve complex technologies and we cannot be certain they will be entirely free from vulnerabilities.
As a result, all of these systems may be vulnerable to damage or interruption from, among other things, data breaches, cyber-attacks, fire, natural disasters, power loss, telecommunications failures, computer viruses and other attempts to harm our systems or the operation of Endurance vehicles. We cannot be certain that these systems or their required functionality will be effectively and timely developed, implemented and maintained, and any disaster recovery planning cannot account for all eventualities. Any compromise of our proprietary information or of our systems or those of the Endurance could adversely affect our reputation and could result in lengthy interruptions to our ability to operate our business and our customers’ ability to operate the Endurance.
General Risk Factors
Our insurance strategy may not be adequate to protect us from all business risks.
In the ordinary course of business, we may be subject to losses resulting from products liability, accidents, acts of God and other claims against us, for which we may have no insurance coverage. While we currently carry commercial general liability, commercial automobile liability, excess liability, workers’ compensation, cyber security and directors’ and officers’ insurance policies, we may not maintain as much insurance coverage as other OEMs do, and in some cases, we may not maintain any at all. Additionally, the policies that we do have may include significant deductibles, and we cannot be certain that our insurance coverage will be sufficient to cover all future claims against us. A loss that is uninsured or exceeds policy limits may require us to pay substantial amounts, which could adversely affect our financial condition and operating results.
Our facility could be damaged or adversely affected as a result of disasters or other unpredictable events. Any prolonged disruption in the operations of our facility would adversely affect our business, prospects, financial condition and operating results.
We plan to engineer and assemble our electric vehicles at a single facility, the Lordstown Complex. Any prolonged disruption of operations at the Lordstown Complex, whether due to technical, information systems, communication networks, strikes, accidents, weather conditions or other natural disaster, the

COVID-19 pandemic or otherwise, whether short- or long-term, would adversely affect our business, prospects, financial condition and operating results.
We are or may be subject to risks associated with strategic alliances or acquisitions.
We may from time to time consider entering into strategic alliances, including joint ventures, minority equity investments or other transactions with various third parties to further our business purpose. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, with non-performance by the third party and with increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to its reputation from events relating to its business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.
When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of an acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.
We may need additional capital in the future, and it may not be available on acceptable terms, if at all.
We may need to access the debt and equity capital markets. However, these sources of financing may not be available on acceptable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance, investor sentiment and our ability to incur additional debt in compliance with agreements governing our then-outstanding debt. These factors may make the timing, amount, terms or conditions of additional financings unattractive to us. If we raise additional funds by issuing equity, equity-linked or debt securities, those securities may have rights, references or privileges senior to the rights of our currently issued and outstanding equity or debt, and our existing stockholders may experience dilution. If we are unable to generate sufficient funds from operations or raise additional capital, our successful operation and growth could be impeded.
We will incur significant increased expenses and administrative burdens as a public company, which could have a material adverse effect on our business, financial condition and results of operations.
We face increased legal, accounting, administrative and other costs and expenses as a public company that Legacy Lordstown did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities that Legacy Lordstown had not done previously. For example, we created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if our auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of us. It is also more expensive to obtain directors’ and officers’ liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand our business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase our costs.
Our management may not successfully or effectively manage our transition to a public company.
Our management team may not successfully or effectively manage our transition to a public company, which transition will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Its limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of management's time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.
The unaudited pro forma condensed combined financial information included herein may not be indicative of what our actual financial position or results of operations would have been, nor is it indicative of our future consolidated results of operations or financial condition going forward.
The unaudited pro forma condensed consolidated combined financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated, nor is it indicative of our future consolidated results of operations or financial condition going forward.
Risks Related to the Ownership of Our Securities
Stephen S. Burns has significant influence over us and the concentration of ownership among our current executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
As of November 30, 2020, Stephen S. Burns beneficially owned Class A common stock representing approximately 28.1% of our outstanding voting power. As long as Mr. Burns owns or controls a significant percentage of our outstanding voting power, he will have the ability to influence certain corporate actions requiring stockholder approval.
As of November 30, 2020, our directors and executive officers as a group beneficially owned approximately 32.4% of our outstanding Class A common stock. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, any amendment of our Charter and the approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these significant stockholders.
Sales of a substantial number of shares of our securities in the public market, including those issued upon exercise of Warrants, could cause the market price of our Class A common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of Class A common stock in the public market could occur at any time, including sales pursuant to this prospectus. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Class A common stock and Public Warrants.
As of November 30, 2020, we had outstanding 164,948,923 shares of our Class A common stock and Warrants to purchase 16,049,489 shares of our Class A common stock. In addition, an aggregate of 18,373,359 shares of Class A common stock are subject to outstanding awards or available for future issuance under the 2020 Equity Incentive Plan (the “2020 Plan”).
The shares of Class A common stock offered by the Selling Securityholders represent approximately 83.0% of our outstanding Class A common stock, not including the shares of Class A common stock underlying the Warrants that may be sold hereunder.
We issued Public Warrants to purchase an aggregate of 9,333,333 shares of Class A common stock as part of the Initial Public Offering and, simultaneously with the closing of the Initial Public Offering, we issued Private Placement Warrants to our sponsor, DiamondPeak Sponsor LLC (the “Sponsor”) and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively, the “anchor investor”) to purchase an aggregate of 5,066,667 shares of Class A common stock. In addition, contemporaneously with the Closing, we issued the BGL Warrants, entitling BGL to purchase, in the aggregate, 1,649,489 shares of Class A common stock. These Warrants became exercisable on November 22, 2020 (subject to the terms of the Warrants). The exercise price of the BGL Warrants is $10.00 per share and of all of the other Warrants is $11.50 per share.
To the extent such Warrants are exercised, additional shares of our Class A common stock will be issued, which will result in dilution to the holders of our Class A common stock and increase the number of shares eligible for resale in the public market. Sales, or the potential sales, of substantial numbers of shares in the public market by the Selling Securityholders, subject to certain restrictions on transfer until the termination of applicable lock-up periods, could increase the volatility of the market price of our Class A common stock or adversely affect the market price of our Class A common stock.
The Registration Rights and Lock-up Agreement (the "Registration Rights and Lock-up Agreement") that we entered into effective as of the Closing of the Business Combination provides that certain of our securities held by the parties to such agreement are locked-up as follows: (i) any shares of Class A common stock held by the Sponsor (or its permitted transferees) will be locked-up until October 23, 2021, subject to certain exceptions based on the trading price of the Class A common stock described below, (ii) any shares of Class A common stock held by GM, Workhorse Group or BGL (which shares account for approximately 14.2% of the Class A common stock outstanding, assuming the full exercise of all outstanding Warrants as of November 30, 2020) will be locked-up until April 23, 2021 and (iii) any shares of Class A common stock held by Stephen S. Burns will be locked-up until October 23, 2021, and 50% of such shares will continue to be locked-up until October 23, 2022.
In addition, Stephen S. Burns agreed not to transfer any shares of Class A common stock held by him if, immediately following such transfer, the shares owned by him would be fewer than the number of shares that would be required to satisfy any outstanding indemnification claim made by us pursuant to the Business Combination Agreement.
The lock-up restrictions provided in the Registration Rights and Lock-up Agreement do not apply to our anchor investor, which will remain subject to the lock-up provisions set forth in the subscription agreements, which it entered into with DiamondPeak in connection with its investment, and provide that its Class A common stock received upon conversion of its Class B common stock will be locked-up until the earlier of (A) October 23, 2021 or (B) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.
In addition, each of the Sponsor (and its permitted transferees) and the anchor investor may transfer shares of Class A common stock owned by them if the volume weighted average share price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) for at least 20 out of 30 consecutive trading days and such 30 consecutive trading days fall after March 22, 2021.
Because we have no current plans to pay cash dividends on our Class A common stock for the foreseeable future, you may not receive any return on investment unless you sell your Class A common stock for a price greater than that which you paid for it.
We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we incur. As a result, you may not receive any return on an investment in our Class A common stock unless you sell our Class A common stock for a price greater than that which you paid for it. See the section entitled “Market Information for Class A Common Stock and Dividend Policy — Dividend Policy.”
Our stock price is volatile, and you may not be able to sell shares of our Class A common stock or Warrants at or above the price you paid.
The trading prices of our Class A common stock and Public Warrants are volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:
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actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

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changes in the market’s expectations about our operating results;

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success of our competitors;

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our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate in general;

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stock price performance of other companies that investors deem comparable to us;

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our ability to complete the engineering of the Endurance, start production and bring it to market on the expected timeline and budget;

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announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

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our focus on long-term goals over short-term results;

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the timing and magnitude of our investments in the growth of our business;

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disputes or other developments related to our intellectual property or other proprietary rights, including litigation;

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changes in laws and regulations affecting our business;

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commencement of, or involvement in, litigation;

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changes in our capital structure, including future issuances of securities or the incurrence of debt;

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the volume of shares of our Class A common stock available for public sale;

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major changes in our board of directors or management;

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sales of substantial amounts of Class A common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

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general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. Trading of stock on a national securities exchange has experienced and is expected to continue to experience price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against such company. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.
The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important.
In addition, Section 107 of the JOBS Act provides that we, as an emerging growth company, can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (A) following March 4, 2024, the fifth anniversary of the Initial Public Offering, (B) in which we have total annual gross revenue of at least $1.07 billion or (C) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700.0 million as measured on the last business day of our most recently completed second fiscal quarter, or (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We expect to remain an emerging growth company at least through the end of the 2020 fiscal year, and that we could be subject to the additional requirements associated with being deemed a large accelerated filer as early as of the end of the 2021 fiscal year.
We cannot predict if investors will find our Class A common stock less attractive because we will rely on these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our stock price may be more volatile.

Failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures could result in material weaknesses which could lead to errors in our financial reporting and adversely affect our business.
We are subject to the SEC’s internal control over financial reporting requirements and will become subject to the auditor attestation requirements in the year in which we are deemed to be a large accelerated filer, which would occur once the market value of our Class A common stock held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter, or once we otherwise lose our “emerging growth company” status. As a result, we expect that our independent registered public accounting firm will be required to formally attest to the effectiveness of our internal controls over financial reporting commencing as early as our Annual Report on Form 10-K for the year ending December 31, 2021. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities. In addition, our current controls and any new controls that we develop may become inadequate because of their poor design or due to changes in our business, including increased complexity resulting from any international expansion. Any failure to implement and maintain effective internal controls over financial reporting could adversely affect the results of assessments by our independent registered public accounting firm and its attestation reports.
If we are unable to certify the effectiveness of our internal controls, or if our internal controls have a material weakness, we may not detect errors timely, our financial statements could be misstated and we could be subject to regulatory scrutiny and a loss of confidence by stakeholders, which could harm our business and adversely affect the market price of our Class A common stock.
There is no guarantee that the Warrants will be in the money at the time they become exercisable, and they may expire worthless.
The exercise price for the Public Warrants and Private Placement Warrants is $11.50 per share of Class A common stock. The exercise price for the BGL Warrants is $10.00 per share of Class A common stock. There is no guarantee that the Warrants will be in the money following the time they become exercisable and prior to their expiration on October 23, 2025, or on October 23, 2023 in the case of the BGL Warrants, and as such, the Warrants may expire worthless.
We may amend the terms of the Warrants in a manner that may be adverse to holders of Warrants with the approval by the holders of at least 50% of the then-outstanding Warrants. As a result, the exercise price of the Warrants could be increased, the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a Warrant could be decreased, all without the approval of the holder of any such Warrant.
Our Warrants were issued in registered form under the Warrant Agreement between American Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants and the approval by the holders of at least 50% of the then-outstanding Private Placement Warrants to make any change that affects only the interests of the registered holders of Private Placement Warrants. Accordingly, we may amend the terms of the Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants and, if applicable, Private Placement Warrants, approve of such amendment. Although our ability to amend the terms of the Warrants with such consent is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash, shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a Warrant.
We may redeem the unexpired Warrants prior to their exercise at a time that is disadvantageous to Warrant holders, thereby making their Warrants worthless.
We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of our

Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force the Warrant holders (i) to exercise their Warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their Warrants at the then-current market price when they might otherwise wish to hold their Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of their Warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor, our anchor investor or their permitted transferees.
There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.
Our Class A common stock and Public Warrants are currently listed on Nasdaq. Our continued eligibility for listing may depend on, among other things, compliance with minimum price and corporate governance requirements. If Nasdaq delists our Class A common stock from trading on its exchange for failure to meet the Nasdaq listing standards, we and our stockholders could face significant material adverse consequences including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our Class A common stock is a “penny stock,” which will require brokers trading in our Class A common stock to adhere to more stringent rules and could possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A common stock and Public Warrants are currently listed on Nasdaq, they are covered securities. Although states are preempted from regulating the sale of our securities, the federal statute does allow states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Class A common stock adversely, the price and trading volume of our Class A common stock could decline.
The trading market for our Class A common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A common stock would likely decline. If any analyst who covers us were to cease its coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
Provisions in our Charter may prevent or delay an acquisition of us, which could decrease the trading price of our Class A common stock, or otherwise may make it more difficult for certain provisions of the Charter to be amended.
The Charter contains provisions that are intended to deter coercive takeover practices and inadequate takeover bids and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include:

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a board of directors that is divided into three classes with staggered terms;

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the right of our board of directors to issue preferred stock without stockholder approval;

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restrictions on the right of stockholders to remove directors without cause; and

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restrictions on the right of stockholders to call special meetings of stockholders.

These provisions apply even if the offer may be considered beneficial by some stockholders and could delay or prevent an acquisition that our board of directors determines is not in our and our stockholders’ best interests.
Our Charter designates state courts within the State of Delaware as the exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.
The Charter provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, a state court located within the State of Delaware (or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine as defined by the laws of the State of Delaware, including, but not limited to (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders; or (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Charter or the Bylaws (in each case, as they may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware.
In addition, the Charter provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district court for the District of Delaware (or, if such court does not have jurisdiction over such action, any other federal district court of the United States) shall be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended), provided, however, that if the foregoing provisions are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the Court of Chancery of the State of Delaware.
The Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any rule or regulation promulgated thereunder (in each case, as amended), or any other claim over which the federal courts have exclusive jurisdiction.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find the choice of forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
We may issue shares of preferred stock or additional shares of Class A common stock, including under an employee incentive plan, which would dilute the interest of our stockholders.
Our Charter provides for 312,000,000 authorized shares of capital stock, consisting of (i) 300,000,000 shares of Class A common stock and (ii) 12,000,000 shares of preferred stock. In addition, an aggregate of 18,373,359 shares of Class A common stock are subject to outstanding awards or available for future issuance under the 2020 Plan.

We may issue a substantial number of shares of preferred stock and/or additional shares of Class A common stock, including under an employee incentive plan. The issuance of preferred stock or additional Class A common stock:
•
may significantly dilute the equity interest of our then-current stockholders;

•
may subordinate the rights of holders of shares of Class A common stock if one or more classes of preferred stock are created, and such preferred shares are issued, with rights senior to those afforded to our Class A common stock;

•
could cause a change in control if a substantial number of shares of Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and could result in the resignation or removal of our present officers and directors; and

•
may adversely affect prevailing market prices for our Class A common stock or Public Warrants.

USE OF PROCEEDS
All of the Class A common stock and Private Placement Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of our securities by the Selling Securityholders pursuant to this prospectus.
We will receive up to an aggregate of approximately $182.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. We will have broad discretion regarding the timing and application of the net proceeds from this offering. We expect to use the net proceeds from the exercise of any Warrants for general corporate purposes. Pending the ultimate use of such proceeds, we may invest the net proceeds in short-term, investment-grade, interest-bearing instruments.
DETERMINATION OF OFFERING PRICE
The offering price of the shares of Class A common stock underlying the Warrants offered hereby by us is determined by reference to the exercise price of the Public Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq Global Select Market under the symbol “RIDEW.”
We cannot currently determine the price or prices at which shares of our Class A common stock or Private Placement Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR CLASS A COMMON STOCK AND DIVIDEND POLICY
Market Information
Our Class A common stock and Public Warrants currently trade on the Nasdaq Global Select Market under the symbols “RIDE” and “RIDEW,” respectively. Prior to the consummation of the Business Combination, the Class A common stock, the Public Warrants and the DiamondPeak units, each consisting of one share of Class A common stock and one-third of a Public Warrant (the “Units”), were quoted on the Nasdaq Stock Market under the symbols “DPHC,” “DPHCW” and “DPHCU,” respectively. At the Effective Time, the Units automatically separated into the component securities and, as a result, no longer trade as a separate security. We currently do not intend to list the Private Placement Warrants offered hereby or the BGL Warrants on any stock exchange or stock market.
Holders
As of November 30, 2020, the shares of Class A common stock issued and outstanding were held of record by approximately 267 holders, and the Warrants outstanding were held of record by approximately 21 holders.
Dividend Policy
We have not paid any cash dividends on the Class A common stock to date. We may retain future earnings, if any, for future operations and expansion and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any future outstanding indebtedness we or our subsidiaries incur.
Securities Authorized for Issuance Under Equity Compensation Plans
As of September 30, 2020, we did not have any securities authorized for issuance under equity compensation plans as this was prior to the Business Combination. In connection with the Business Combination, our stockholders approved our 2020 Plan, which became effective immediately upon Closing.
We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Class A common stock issued or issuable under the 2020 Plan and in connection with the Exchanged Options. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

SELECTED HISTORICAL FINANCIAL INFORMATION OF DIAMONDPEAK
The following table shows selected historical financial information of DiamondPeak for the periods and as of the dates indicated. The selected historical financial information of DiamondPeak as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018 was derived from the audited historical financial statements of DiamondPeak included elsewhere in this prospectus. The selected historical interim financial information of DiamondPeak as of September 30, 2020 and for the nine months ended September 30, 2020 and September 30, 2019 was derived from the unaudited interim financial statements of DiamondPeak included elsewhere in this prospectus. The following table should be read in conjunction with our historical financial statements, and the notes related thereto, included elsewhere in this prospectus.
Statement of Operations Data:
	Nine Months Ended September 30,		Years Ended December 31,
	2020	2019	2019	2018(1)
Revenue	$—	$—	$—	$—
General and administrative expenses	3,278,784	391,832	618,608	1,650
Loss from operations	$(3,278,784)	$(391,832)	$(618,608)	$(1,650)
Other income – interest earned on marketable securities held in Trust Account	1,059,500	3,420,486	4,547,860	—
(Loss) income before provision for income taxes	$(2,219,284)	$3,028,654	$3,929,252	$(1,650)
Provision for income taxes	(191,000)	(686,813)	(913,051)	—
Net income (loss)	$(2,410,284)	$2,341,841	$3,016,201	$(1,650)
Weighted average shares outstanding of Class A redeemable common stock	28,000,000	27,800,000	27,860,927	—
Basic net income per share, Class A	$0.03	$0.09	$0.12	$—
Weighted average shares outstanding of Class A redeemable common stock, diluted	33,487,561	28,000,000	27,860,927	—
Diluted net income per share, Class A	$0.02	$0.00	$0.12	$0.00
Weighted average shares outstanding of Class B non-redeemable common stock	7,000,000	7,000,000	7,000,000	6,250,000
Basic and diluted net loss per share, Class B	$(0.45)	$(0.03)	$(0.06)	$(0.00)

(1)
For the period from November 13, 2018 through December 31, 2018.

Balance Sheet Data:
	As of September 30, 2020	As of December 31,
		2019	2018(1)
Cash and cash equivalents	$68,875	$1,070,048	$20,000
Total assets	284,305,113	284,801,982	120,000
Total liabilities	12,003,182	10,089,767	96,650
Total stockholders’ equity and Class A common shares subject to possible redemptions	272,301,931	274,712,215	23,350

(1)
For the period from November 13, 2018 through December 31, 2018.

SELECTED HISTORICAL FINANCIAL INFORMATION OF LEGACY LORDSTOWN
The selected historical statement of operations data of Legacy Lordstown for the period ended December 31, 2019 and the historical balance sheet data as of December 31, 2019 are derived from Legacy Lordstown’s audited financial statements included elsewhere in this prospectus. The selected historical condensed statements of operations data of Legacy Lordstown for the nine months ended September 30, 2020 and for the period from April 30, 2019 to September 30, 2019 and the condensed balance sheet data as of September 30, 2020 are derived from Legacy Lordstown’s unaudited interim condensed financial statements included elsewhere in this prospectus. Legacy Lordstown’s historical results are not necessarily indicative of the results that may be expected in the future and Legacy Lordstown’s results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2020 or any other period. You should read the following selected historical financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Legacy Lordstown’s financial statements and related notes included elsewhere in this prospectus.
Statement of Operations Data
	For the Nine Months Ended September 30, 2020	For the Period from April 30, 2019 to September 30, 2019	For the Period from April 30, 2019 to December 31, 2019
Revenue	$—	$—	$—
Selling and administrative expenses	17,981,322	96,865	4,525,745
Research and development expenses	45,946,433	258,096	5,864,769
Total operating expenses	63,927,755	354,961	10,390,514
Gain on sale of assets	2,345,996	—	—
Loss from operations	(61,581,759)	(354,961)	(10,390,514)
Other income (expense):
Other income	163,402	(10,658)	—
Interest expense	(901,273)	—	—
Net Loss	$(62,319,630)	$(365,619)	$(10,390,514)
Net loss attributable to common shareholders	$(62,319,630)	$(365,619)	$(10,390,514)
Weighted average number of common shares outstanding	1,297,767	500,000	1,064,150
Loss per share attributable to common shareholders – Basic and Diluted	$(48.02)	$(0.73)	$(9.76)
Balance Sheet Data
	September 30, 2020	December 31, 2019
Total assets	$57,373,309	$33,546,046
Total liabilities	102,717,527	24,989,747
Total stockholders’ (deficit) equity	(45,344,218)	8,556,299

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unless the context otherwise requires, the “Company,” “we,” “our” and “its” refers to Lordstown Motors Corp. (f/k/a DiamondPeak Holdings Corp.) and its subsidiaries after the Closing, “DiamondPeak” refers DiamondPeak Holdings Corp. prior to the Closing and “Legacy Lordstown” refers to Lordstown EV Corp. (f/k/a Lordstown Motors Corp.) prior to the Closing (which is now our wholly-owned subsidiary).
Introduction
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
DiamondPeak was a blank check company whose purpose was to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses. DiamondPeak was incorporated in Delaware on November 13, 2018, as DiamondPeak Holdings Corp. On March 4, 2019, DiamondPeak consummated its Initial Public Offering. Upon the closing of the Initial Public Offering of 25,000,000 of its Units, DiamondPeak generated gross proceeds of $250.0 million that were placed in a trust account and invested in U.S. “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act) having a maturity of 180 days or in money market funds (meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act) which invest only in direct U.S. government treasury obligations (the “Trust Account”). On March 4, 2019, simultaneously with the consummation of the Initial Public Offering, DiamondPeak completed the private sale of 4,666,667 Private Placement Warrants, at a purchase price of $1.50 per Warrant, to the Sponsor and certain funds and accounts managed by subsidiaries of our anchor investor, generating gross proceeds of $7.0 million. On March 18, 2019, DiamondPeak sold an additional 3,000,000 Units at $10.00 per Unit and sold an additional 400,000 Private Placement Warrants at $1.50 per Warrant, generating total gross proceeds of $30.6 million. Following such closing, an additional $30.0 million of net proceeds ($10.00 per Unit) was deposited in the Trust Account, resulting in $280.0 million ($10.00 per Unit) in aggregate deposited into the Trust Account. DiamondPeak had 24 months from the closing of the Initial Public Offering (by March 4, 2021) to complete an initial business combination.
Legacy Lordstown is an automotive start-up founded on April 30, 2019 in Lordstown, Ohio, for the purpose of developing the first electric full-size pickup truck and becoming an original equipment manufacturer (“OEM’’) of electrically powered pickup trucks and vehicles for fleet customers. Legacy Lordstown is in its initial design and testing phase and has yet to bring a completed product to market.
The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of DiamondPeak and the historical balance sheet of Legacy Lordstown on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma combined statements of operations for the year ended December 31, 2019 and condensed combined statement of operations for the nine months ended September 30, 2020 combine the historical statements of operations of DiamondPeak and Legacy Lordstown for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on April 30, 2019, the beginning of the earliest period presented. The related transactions that are given pro forma effect include:
•
the reverse recapitalization between Merger Sub and Legacy Lordstown;

•
the net proceeds from the issuance of Class A common stock in the PIPE Investment; and

•
the issuance and conversion of Convertible Promissory Notes into Class A common stock.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:
•
The accompanying notes to the unaudited pro forma condensed combined financial statements;

•
The unaudited and audited financial statements of DiamondPeak as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019 included in this prospectus;

•
The unaudited and audited financial statements of Legacy Lordstown as of and for the nine months ended September 30, 2020, and for the period ended December 31, 2019 included in this prospectus; and

•
Other information relating to DiamondPeak and Legacy Lordstown contained in this prospectus, including in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included herein.

Pursuant to DiamondPeak’s certificate of incorporation, public stockholders were offered the opportunity to redeem, upon the Closing of the Business Combination, shares of Class A common stock then-held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. The unaudited condensed combined pro forma financial statements reflect actual redemption of 970 shares of Class A common stock at $10.14 per share.
The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, the predecessor DiamondPeak is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Legacy Lordstown issuing stock for the net assets of DiamondPeak, accompanied by a recapitalization. The net assets of the resulting company are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy Lordstown.
Legacy Lordstown has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:
•
Legacy Lordstown has the largest single voting interest block in the post-combination company;

•
Legacy Lordstown had the ability to nominate the majority of the members of the board of directors following the Closing;

•
Legacy Lordstown holds executive management roles for the post-combination company and is responsible for the day-to-day operations;

•
The post-combination company assumed Legacy Lordstown’s name; and

•
The intended strategy of the post-combination company will continue Legacy Lordstown’s current strategy of being a leader in electric vehicle design.

Description of the Business Combination
The aggregate consideration for the Business Combination was $788.7 million, paid in the form of shares of our Class A common stock.
The following summarizes the consideration:
Total shares transferred, inclusive of rollover options	78,867,815
Value per share(1)	10.00
Total Share Consideration(2)	$788,678,150

(1)
Share Consideration is calculated using a $10.00 reference price. The closing share price on the Closing Date of the Business Combination was $20.45. As the Business Combination was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

(2)
Total Share Consideration based on the Business Combination Agreement includes the base purchase price amount of $783.4 million as well as the aggregate exercise price of the Legacy Lordstown Options that have vested or will vest by January 1, 2021 of $5.3 million. This amount does not include Exchanged Options scheduled to vest subsequent to January 1, 2021.

The following summarizes the pro forma shares of Class A common stock outstanding at September 30, 2020 (in thousands):*
	Shares Outstanding	%
Legacy Lordstown Stockholders	75,918	46.1%
Convertible Promissory Notes	4,032	2.4%
Total Lordstown Merger Shares	79,950	48.5%
DiamondPeak Public Shares	27,999	17.0%
DiamondPeak Founder Shares	7,000	4.2%
Total DiamondPeak Shares	34,999	21.2%
GM PIPE Investment	7,500	4.5%
PIPE Investment	42,500	25.8%
Total PIPE Investment	50,000	30.3%
Pro Forma Class A Common Stock	164,949	100.0%

*
Amounts and percentages exclude all Legacy Lordstown Options (including vested Legacy Lordstown Options) as they were not outstanding common stock at the time of Closing.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and combined statement of operations for the period ended December 31, 2019 are based on the historical financial statements of DiamondPeak and Legacy Lordstown. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(in thousands)
	As of September 30, 2020				As of September 30, 2020
	Lordstown (Historical)	DiamondPeak (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$19,577	$69	$20,045	A	$695,998
			283,998	B	—
			425,000	C	—
			(2,000)	D	—
			(48,040)	E	—
			2,099	F
			(4,750)	G
Accounts receivable	20				20
Prepaid income taxes		175			175
Prepaid expenses and other current assets	4,794	53	4,750	G	9,597
Total current assets	24,391	297	681,102		705,790
Non-current assets:
Cash and investments held in Trust Account		284,008	(283,998)	B	—
			(10)	H
Property, plant and equipment	21,741	—	23,438	A	45,179
Intangible assets	11,111	—	—		11,111
Restricted cash	130				130
Total non-current assets	32,982	284,008	(260,570)		56,420
TOTAL ASSETS	57,373	284,305	420,532		762,210
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	22,388	63			22,451
Due to related party	5,938		(5,938)	A	—
Related party notes payable	63,480		(25,579)	A	—
			2,099	F
			(40,000)	J
Accrued and other current liabilities	9,896	2,140	(10,235)	E	1,677
			195	I
			(319)	J
Total current liabilities	101,702	2,203	(79,777)		24,128
Non-current liabilities:
Notes Payable	1,015				1,015
Deferred underwriting commissions		9,800	(9,800)	D	—
Total non-current liabilities	1,015	9,800	(9,800)		1,015
Total liabilities	102,717	12,003	(89,577)		25,143

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(in thousands)
	As of September 30, 2020				As of September 30, 2020
	Lordstown (Historical)	DiamondPeak (Historical)	Pro Forma Adjustments		Pro Forma Combined
Commitment and Contingencies
Temporary equity:
Class A common stock subject to possible redemption		267,302	(10)	H	—
			(267,292)	K
Stockholders’ equity (deficit):
Preferred stock	—	—			—
Class A common stock	—	—	4	C	16
			3	K
			8	L
			1	M
Class B common stock	—	1	(1)	M
Additional paid-in capital	27,366	4,395	75,000	A	822,339
			424,996	C
			7,800	D
			(36,507)	E
			40,319	J
			267,289	K
			(8)	L
			604	N
			11,085	O
Retained earnings (deficit)	(72,710)	604	(1,298)	E	(85,288)
			(195)	I
			(604)	N
			(11,085)	O
Total stockholders’ equity (deficit)	(45,344)	5,000	777,411		737,067
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	57,373	284,305	420,532		762,210

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(in thousands, except share and per share data)
	For the Nine Months Ended September 30, 2020					For the Nine Months Ended September 30, 2020
	Lordstown (Historical)	DiamondPeak (Historical)	Pro Forma Adjustments			Pro Forma Combined
Revenue:
Revenue	$—	$—		$—		$—
Operating costs and expenses:
Selling, administrative and other	17,981	3,279		(90)	AA	10,935
				(10,235)	BB
Research and development	45,946	—		—		45,946
Total operating costs and expenses	63,927	3,279		(10,325)		56,811
Gain on sale of assets	2,346					2,346
Loss from operations	(61,581)	(3,279)		10,325		(54,535)
Other income (expense):
Other income (expense)	163					163
Interest expense	(901)			582	CC	(319)
Other income – Interest income on Trust Account		1,060		(1,060)	DD	—
Total other income (expense)	(738)	1,060		(478)		(156)
Net income (loss) before income tax provision	(62,319)	(2,219)		9,847		(54,691)
Income tax provision	—	191		(191)	EE	—
Net income (loss)	(62,319)	(2,410)		10,038		(54,691)
Weighted Common shares outstanding – Class A		28,000,000				164,948,923
Basic net income (loss) per share – Class A		$0.03	$			$(0.33)
Weighted Common shares outstanding – Class B		7,000,000				—
Basic and diluted net income (loss) per share – Class B		$(0.45)	$			$—

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR YEAR ENDED DECEMBER 31, 2019
(in thousands, except share and per share data)
	For the Year Ended December 31, 2019				For the Year Ended December 31, 2019
	Lordstown (Historical)	DiamondPeak (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Revenue	$—	$—	$—		$—
Operating costs and expenses:
General and administrative	4,526	619	(100)	AA	5,045
Research and development	5,865	—	—		5,865
Total operating costs and expenses	10,391	619	(100)		10,910
Loss from operations	(10,391)	(619)	100		(10,910)
Other income (expense):
Interest expense	—		—		—
Other income – Interest income on Trust Account		4,548	(4,548)	DD	—
Total other income (expense)	—	4,548	(4,548)		—
Net income (loss) before income tax provision	(10,391)	3,929	(4,448)		(10,910)
Income tax provision	—	913	(913)	EE	—
Net income (loss)	(10,391)	3,016	(3,535)		(10,910)
Weighted Common shares outstanding – Class A		27,860,927			164,948,923
Basic and diluted net income (loss) per share – Class A		$0.12			$(0.07)
Weighted Common shares outstanding – Class B		7,000,000			—
Basic and diluted net loss per share – Class B		$(0.06)			$—

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
1.
Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, DiamondPeak is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Legacy Lordstown issuing stock for the net assets of DiamondPeak, accompanied by a recapitalization. The net assets of DiamondPeak are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy Lordstown.
The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 present pro forma effect to the Business Combination as if it had been completed on April 30, 2019. These periods are presented on the basis of Legacy Lordstown as the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:
•
DiamondPeak’s unaudited condensed balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020 included in this prospectus; and

•
Legacy Lordstown’s unaudited condensed balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020 included in this prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:
•
DiamondPeak’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and the related notes included in this prospectus; and

•
Legacy Lordstown’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and the related notes included in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:
•
DiamondPeak’s audited statement of operations for the 12 months ended December 31, 2019 and the related notes included in this prospectus; and

•
Legacy Lordstown’s audited statement of operations for the period from April 30, 2019 to December 31, 2019 and the related notes included in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that we believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believe that our assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor is it indicative of the future consolidated results of operations or financial position of the post-combination company. It should be read in conjunction with the historical financial statements and notes thereto of DiamondPeak and Legacy Lordstown.
2.
Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Legacy Lordstown and DiamondPeak did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on April 30, 2019.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:
(A)
Represents proceeds and payment-in-kind contributions from the PIPE Investment by GM for 7,500,000 shares of Class A common stock. In exchange for the equity value of $75.0 million, GM provided permits required to operate the Lordstown Complex with a value of approximately $23.4 million, as well as settlement of the $20.6 million GM Deferred Purchase Price Obligation (as defined below), the $5.9 million owed to GM for reimbursable operating expenses related to the Lordstown Complex and the outstanding $5.0 million drawn upon the GM Convertible Note (as defined below) including accrued and unpaid interest. The remainder of the contribution was in cash upon Closing.

(B)
Reflects the reclassification of $284.0 million of marketable securities held in DiamondPeak’s Trust Account at the balance sheet date that became available to fund the Business Combination.

(C)
Represents the net proceeds from the private placement of 42,500,000 shares of Class A common stock at $10.00 per share pursuant to the PIPE Investment.

(D)
Reflects the settlement of $9.8 million of deferred underwriters’ fees. The Company and the underwriter agreed to reduce the deferred underwriters’ fee to $2.0 million, which was paid at the Closing.

(E)
Represents transaction costs of $48.0 million, in addition to the deferred underwriting fees noted above, anticipated in consummating the Business Combination. Of this amount shown, approximately $10.2 million of the amount was incurred or accrued for on the balance sheet as of September 30, 2020 and is reflected as a reduction against accrued and other current liabilities. Approximately $36.5 million of the amount relates to equity issuance, and is reflected as a reduction against proceeds in additional paid-in capital. The remaining amount of $1.3 million is reflected within retained earnings.

(F)
Represents the gross issuance of $2.1 million of Convertible Promissory Notes issued subsequent to September 30, 2020 and converted at the Closing.

(G)
Represents an upfront royalty payment to Workhorse Group in the amount of $4.8 million which was contingent upon the Closing of the Business Combination. The $4.8 million adjustment considers the future economic benefit of this payment through reduction of future royalties paid to Workhorse Group on completed sales.

(H)
Represents the actual redemption of 970 shares of Class A common stock at $10.14 per share.

(I)
Represents the accrual of interest on the Convertible Promissory Notes from September 30, 2020 through the Closing Date of the Business Combination.

(J)
Represents the conversion of the Convertible Promissory Notes upon the Closing of the Business Combination, causing a conversion of the outstanding principal amount and unpaid accrued interest into Class A common stock. The Convertible Promissory Notes were issued in August 2020 and converted at the Closing.

(K)
Reflects the reclassification of approximately $267.3 million of Class A common stock subject to possible redemption to permanent equity.

(L)
Represents recapitalization of Legacy Lordstown equity and issuance of approximately 75,900,000 shares of Class A common stock to stockholders of Legacy Lordstown as consideration for the reverse recapitalization.

(M)
Reflects the conversion of DiamondPeak’s Class B common stock held by DiamondPeak’s founders to Class A common stock. In connection with the Closing, all shares of Class B common stock were converted into shares of Class A common stock.

(N)
Reflects the reclassification of DiamondPeak’s historical retained earnings.

(O)
Reflects the issuance of the BGL Warrants in satisfaction of services provided in conjunction with the Business Combination for $11.1 million. The value of the BGL Warrants is estimated using the market value of the Public Warrants (with which the terms for these BGL Warrants are substantially consistent) as of October 23, 2020.

Adjustments to Unaudited Pro Forma Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 are as follows:
(AA)
Reflects elimination of administrative expenses incurred by DiamondPeak associated with a management and administrative agreement with the Sponsor that terminated in conjunction with the Business Combination.

(BB)
Reflects the elimination of transaction-related costs incurred by Diamondpeak and Legacy Lordstown through September 30, 2020.

(CC)
Reflects the elimination of historic interest expense on the related party notes payable to GM.

(DD)
Reflects elimination of investment income on the Trust Account.

(EE)
Reflects elimination of income tax expense as a result of the elimination of income statement adjustments.

3.
Loss Per Share

Net loss per share is calculated using the historical weighted average shares of Class A common stock outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since April 30, 2019. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entirety of all periods presented.
(in thousands, except per share data)	For the Nine Months Ended September 30, 2020	For the Year Ended December 31, 2019
Pro forma net loss	(54,691)	(10,910)
Weighted average shares outstanding of Class A common stock	164,948,923	164,948,923
Net loss per share (Basic and Diluted) attributable to Class A common stockholders(1)	$(0.33)	$(0.07)

(1)
As the Company had a net loss on a pro forma combined basis, the BGL Warrants, Exchanged Options and outstanding Public Warrants sold in the Initial Public Offering and Private Placement Warrants had no impact on diluted net loss per share as they are considered anti-dilutive.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read together with “Selected Historical Financial Information of Legacy Lordstown” and the audited financial statements and related notes of Legacy Lordstown for the period of April 30, 2019 to December 31, 2019, and the unaudited interim financial statements and related notes of Legacy Lordstown for the nine months ended September 30, 2020 that are included elsewhere in this prospectus. The discussion and analysis should also be read together with the pro forma financial information for the period from April 30, 2019 through December 31, 2019 and for the nine months ended September 30, 2020. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus or any accompanying prospectus supplement. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we,” “us,” “our,” the “Company” and to “Lordstown” refer to the business and operations of Legacy Lordstown and its subsidiaries prior to the Business Combination and to us following the consummation of the Business Combination.
Overview
We are an automotive start-up company founded in April 2019 for the purpose of developing and manufacturing light duty electric trucks targeted for sale to fleet customers. Located in Lordstown, Ohio, our Lordstown Complex spans 6.2 million square feet and is in a near-production-ready state.
Since inception, we have been developing our flagship vehicle, the Endurance, an electric full-size pickup truck. We have built an operational prototype and publicly introduced the Endurance in June 2020 and expect to complete the production of additional engineering and pre-production vehicles during the remainder of 2020 and early 2021. We are targeting commencement of commercial production and initial sales in the second half of 2021. Our goal is to achieve a leadership position as an OEM vehicle supplier to the commercial fleet industry. Within the broader trend of vehicle electrification, by targeting the sizable fleet market and focusing on its particular needs, we aim to obtain a “first mover” advantage, build strong customer relationships and capitalize on a significant market opportunity.
Recent Developments
The Business Combination and Comparability of Financial Information
We were originally known as DiamondPeak Holdings Corp. On October 23, 2020, DiamondPeak consummated the Business Combination with Legacy Lordstown pursuant to the Business Combination Agreement, dated as of August 1, 2020, among DiamondPeak, Merger Sub and Legacy Lordstown. In connection with the Closing of the Business Combination, Merger Sub, a newly formed wholly-owned subsidiary of DiamondPeak, was merged with and into Legacy Lordstown, the separate corporate existence of Merger Sub ceased and Legacy Lordstown survived and became a wholly-owned subsidiary of DiamondPeak. DiamondPeak was renamed Lordstown Motors Corp. and Legacy Lordstown was renamed Lordstown EV Corporation.
The Business Combination was accounted for as a reverse recapitalization. Legacy Lordstown was deemed the accounting predecessor and we, as the combined entity, are the successor SEC registrant, meaning that Legacy Lordstown’s financial statements for previous periods will be disclosed in our future periodic reports filed with the SEC. Under this method of accounting, the predecessor DiamondPeak is treated as the acquired company for financial statement reporting purposes. Operations prior to the Business Combination are those of Legacy Lordstown and the historical financial statements of Legacy Lordstown became the historical financial statements of the combined company, upon the consummation of the Business Combination. The most significant change in our future reported financial position and results of operations is an estimated net increase in cash (as compared to Legacy Lordstown’s balance sheet at September 30, 2020) of approximately $708.0 million, including $425.0 million in gross proceeds from the

PIPE Investment. Total transaction costs were approximately $50.0 million. See “Unaudited Pro Forma Condensed Combined Financial Information.” In connection with the Business Combination, we settled various obligations owed to GM and Workhorse Group that were outstanding as of September 30, 2020. See “ — Financial Condition, Liquidity and Capital Resources — Debt” and “Financial Condition, Liquidity and Capital Resources — Legacy Lordstown Related Party Transactions” below.
As a consequence of the Business Combination, we will need to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company that Legacy Lordstown did not historically incur, for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.
Impact of COVID-19
During 2020, COVID-19 has disrupted supply chains and affected production and sales across a range of industries and has led to a global decrease in vehicle sales in markets around the world. The pandemic has resulted in government authorities implementing certain measures to contain the spread of COVID-19, including travel bans and restrictions, quarantines, shelter-in-place and stay-at-home orders and business shutdowns. While the impact to our financial performance is unpredictable, the COVID-19 crisis may cause, among other negative effects:
•
a decrease in demand for our vehicles if fleet operators delay purchases of vehicles or if fuel prices for internal combustion engine vehicles remain low;

•
an increase in costs resulting from our efforts to mitigate the effects of COVID-19;

•
a delay in our schedule for retooling the Lordstown Complex and for full commercial production of the Endurance, due to illness, quarantines or other limitations on the number of employees and contractors at the Lordstown Complex at a given time;

•
disruptions to our supply chain; and

•
adverse effects on our sales and marketing activities due to the cancellation or reduction of in-person sales activities, meetings, events and conferences.

The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, and remains uncertain at this time.
Basis of Presentation
The financial statements have been prepared in accordance with GAAP. Currently, we conduct business through one operating segment. All long-lived assets are maintained, and all losses are attributable to, the United States of America. The financial statements have been prepared assuming that we will continue as a going concern. See the accompanying financial statements of Legacy Lordstown as of December 31, 2019, Note 1 — “Going Concern, Liquidity, and Capital Resources,” and the auditor’s report with respect to such financial statements for further details.
Comparability of Financial Information
Legacy Lordstown was formed on April 30, 2019 and did not commence operations until July 1, 2019. As a result, it has a very limited operating history from inception and the nine month prior period comparable information presented in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is from the period of April 30, 2019 through September 30, 2019.
Components of Results of Operations
Net Sales
We have not begun commercial operations and currently do not generate any revenue. Once we commence production and commercialization of vehicles, it is expected that the majority of our revenue will be initially derived from direct sales of electric pickup trucks.

Operating Expenses
Our operating expenses have been limited to date and are not indicative of the type or amount of expenses expected to be incurred in the future. We expect expenses to increase in the near term as the engineering and design of the Endurance are completed, the Lordstown Complex is retooled and prepared for commercial production, additional personnel are hired, commercial marketing efforts commence and public company costs are incurred. These increases are likely to occur in advance of corresponding revenue generation. As production and sales commence and we grow our business, we will also incur costs of goods sold and license fees and will begin recording depreciation and amortization expense.
Selling and Administrative Expense
Selling, administrative and other costs to date have consisted primarily of employee, legal and professional, travel and entertainment, rent, insurance, marketing, freight, utilities, taxes and other expenses. We intend to incur significant additional operating and general and administrative expenses as we begin production, specifically related to the hiring of a highly skilled workforce and building the Endurance.
Research and Development Expense
Research and development costs to date have consisted primarily of personnel costs for engineering and research, prototyping costs and contract and professional services costs. We intend to incur significant additional research and development costs as we begin production, specifically related to product development, validation and certification.
Income Taxes
Our income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, changes in deferred tax assets and liabilities, and changes in the tax law. We maintain a valuation allowance against the full value of U.S. and state deferred tax assets because management believes the recoverability of the tax assets is uncertain.
Results of Operations for the Nine Months Ended September 30, 2020 Compared to the Period from April 30, 2019 Through September 30, 2020
	Nine Months Ended September 30, 2020	April 30, 2019 Through September 30, 2019
Net sales	$—	$—
Operating expenses:
Selling and administrative expenses	17,981,322	96,865
Research and development expenses	45,946,433	258,096
Total operating expenses	63,927,755	354,961
Gain on sale of assets	2,345,996	—
Loss from operations	(61,581,759)	(354,961)
Other income (expense)	163,402	(10,658)
Interest expense	(901,273)	—
Loss before income taxes	(62,319,630)	(365,619)
Income tax expense	—	—
Net loss	$(62,319,630)	$(365,619)
Selling and Administrative Expense
Selling and administration expenses increased $17.9 million or 18,463% during the nine months ended September 30, 2020 compared to the five-month period from April 30, 2019 through September 30, 2019, as we ramped up development and organizational activities in 2020. Additionally, we accrued for approximately

$8.1 million of transaction expenses related to the Business Combination as described above. Further, the nine months ended September 30, 2020 includes nine months of activity versus the five-month period from April 30, 2019 through September 30, 2019.
Research and Development Expense
Research and development expenses increased $45.7 million or 17,702% during the nine months ended September 30, 2020 compared to the five-month period from April 30, 2019 through September 30, 2019 as we continued design and development work on the Endurance. Further, the nine months ended September 30, 2020 includes nine months of activity versus the five-month period from April 30, 2019 through September 30, 2019.
Gain on Sale of Assets
During the nine months ended September 30, 2020, we received approximately $2.4 million in connection with the sale of equipment we determined was not necessary for production. As the equipment was acquired from GM in November 2019 for consideration below fair value, we recorded a gain on the sale of equipment as the sale price exceeded its relative fair value.
Interest Expense
Interest expense increased $0.9 million or 100% compared to the nine months ended September 30, 2020 compared to the five-month period from April 30, 2019 through September 30, 2019, which is a result of additional funding obtained by us.
Results of Operations for the Three Months Ended September 30, 2020 Compared to 2019
The following table sets forth our historical operating results for the months ended:
	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
Net sales	$—	$—
Operating expenses:
Selling and adminstrative expenses	12,032,463	96,865
Research and development expenses	29,966,350	258,096
Total operating expenses	41,998,813	354,961
Loss from operations	(41,799,621)	(354,961)
Other income (expense)	57,683	(10,658)
Interest expense	(557,290)	—
Loss before income taxes	(42,498,420)	(365,619)
Income tax expense	—	—
Net loss	(42,498,420)	$(365,619)
Selling and Administrative Expense
Selling and administrative expense increased $11.9 million or 12,322% during the three months ended September 30, 2020 compared to the three months ended September 30, 2019, as we ramped up development and organizational activities in 2020. Additionally, we accrued approximately $8.1 million of transaction expenses related to the Business Combination as described above.
Research and Development Expense
Research and development expenses increased approximately $29.7 million or 11,511% during the three months ended September 30, 2020 compared to the three months ended September 30, 2019, as we continued design and development work on the Endurance.

Interest Expense
Interest expense increased $0.6 million or 100% during the three months ended September 30, 2020 compared to the three months ended September 30, 2019, which is a result of an additional $63.4 million in funding obtained by us.
Financial Condition, Liquidity and Capital Resources
Debt
As of September 30, 2020, we had $64.5 million in outstanding debt, all of which was repaid or converted into equity upon the consummation of the Business Combination as reflected in the section entitled “Unaudited Pro Forma Combined Condensed Financial Information.”
On November 7, 2019, we entered into an Asset Transfer Agreement, Operating Agreement and Mortgage Agreement (collectively, the “GM Property Agreements”) with GM providing for our acquisition and the continued operation of the Lordstown Complex. The GM Property Agreements provided for a deferred purchase price to be paid to GM of $20.0 million, plus interest accruing beginning on February 1, 2020 at a rate of 7.0% per year (the “GM Deferred Purchase Price Obligation”). Interest from November 7, 2019 through January 31, 2020 was imputed at a rate of 5.0%. The terms of the Operating Agreement provided that all expenses associated with the real property were to be paid by GM from November 2019 through February 2020 and subsequently reimbursed by us. We satisfied the GM Deferred Purchase Price Obligation and the expenses owed under the Operating Agreement in exchange for equity pursuant to the GM Subscription Agreement (defined below) at the Closing.
On April 17, 2020, we received a loan in the amount of $1.0 million (the “PPP Loan”) pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) from The Huntington National Bank. The PPP Loan has a two-year term and bears interest at a rate of 1.0% per annum.
On May 28, 2020, we executed a Convertible Promissory Notes (the “GM Convertible Note”) in favor of GM that provided additional financing to us of up to $10.0 million. As of September 30, 2020, the outstanding balance on such note was $4.8 million. We satisfied all amounts outstanding under the GM Convertible Note in exchange for equity pursuant to the GM Subscription Agreement at the Closing.
On August 1, 2020, GM entered into a Subscription Agreement (the “GM Subscription Agreement”) with us as part of the PIPE Investment pursuant to which it purchased, at the Closing, 7,500,000 shares of Class A common stock in exchange for an in-kind and cash subscription price of an aggregate of $75.0 million. In exchange for the shares of Class A common stock, GM provided approximately $24.7 million in permits associated with the Lordstown Complex, as well as settlement of the GM Deferred Purchase Price Obligation, the approximately $5.9 million due to GM for reimbursable operating costs under the Operating Agreement and the outstanding amount of approximately $5.0 million drawn on the GM Convertible Note including accrued and unpaid interest, and the remaining contribution in cash. The financing provided under the GM Convertible Note was terminated.
On August 10, 2020, we entered into a Placement Agency Agreement with Maxim Group, LLC (“Maxim”). Pursuant to the terms of the agreement, we issued Convertible Promissory Notes to a series of investors for aggregate proceeds of $24.7 million. On September 9, 2020, September 18, 2020, September 25, 2020 and October 8, 2020, we issued additional Convertible Promissory Notes for aggregate proceeds of $5.0 million, $2.6 million, $5.5 million and $2.1 million, respectively. These Convertible Promissory Notes converted into Class A common stock pursuant to their terms at the Closing.
Cash Flows
The following table provides a summary of our cash flow data for the periods indicated:
	Nine Months Ended September 30, 2020	For the Period April 30, 2019 to September 30, 2019
Net cash used by operating activities	$(35,597,886)	$(70,619)
Net cash provided by investing activities	$2,395,996	$—
Net cash provided by financing activities	$50,749,256	$396,000

Net Cash Used by Operating Activities
From inception through September 30, 2019, net cash used by operating activities was $0.1 million. Net loss of $0.4 million was offset by $0.3 million of accounts payable and accrued expenses.
For the nine months ended September 30, 2020, net cash used by operating activities was $35.6 million. Net loss of $62.3 million and net gain on the disposal of equipment of $2.3 million was offset mainly by $20.6 million of accounts payable and $10.3 million of accrued liabilities and due to a related party. The large increase in the aforementioned accounts is due to us ramping up production and therefore incurring additional costs, plus the accrual of $8.1 million of transaction expenses in conjunction with the Business Combination as described above.
Net Cash Provided by (Used by) Investing Activities
From inception through September 30, 2019, there was no cash used or provided by investing activities.
For the nine months ended September 30, 2020, cash provided by investing activities relates to the proceeds from the sale of equipment amounting to $2.4 million.
Net Cash Provided by Financing Activities
From inception through September 30, 2019, cash flows from financing activities was $0.4 million, which was the result of the issuance of Legacy Lordstown common stock.
For the nine months ended September 30, 2020, cash flows from financing activities consisted of $6.4 million generated from sale of Legacy Lordstown common stock, $1.0 million from the PPP Loan and $43.3 million from related party funding.
Requirements and Resources
We estimate the following cash requirements over the approximately 12-month period from the Closing Date of the Business Combination in order to complete the design and engineering of the Endurance, retool the Lordstown Complex, prepare to enter commercial production and ramp up sales efforts:
•
approximately $120.0 million of capital expenditures for retooling the Lordstown Complex and other investments to complete the Endurance and its supply chain;

•
approximately $90.0 million for research and development to complete the design and engineering of the Endurance and complete testing, validation and certification; and

•
approximately $130.0 million in operating and general and administrative expense as we hire a skilled workforce to build the Endurance and to otherwise support commercial production and sales.

We believe the proceeds from the Business Combination will provide sufficient funds to support these activities and that, if successful, we may be able to achieve positive operating cash flow without additional external funding. However, there are significant uncertainties as to our ability to do so. Additional funding may be required for a variety of reasons, including, but not limited to, delays in anticipated schedule to complete the design of the Endurance or retooling of the Lordstown Complex, among other factors. Our budget projections may be subject to cost overruns for reasons outside of our control and we may experience slower sales growth than anticipated, which would pose a risk to our achieving cash flow positivity.
If we were to require additional funding or otherwise determined it was beneficial to seek additional sources of financing, we believe that our strong, debt-free balance sheet following the Transactions would enable us to access financing on reasonable terms. However, there can be no assurance that such financing would be available to us on favorable terms or at all. In addition to traditional sources of equity and debt capital, we could pursue governmental support.

Contractual Obligations and Commitments
The following table summarizes our contractual obligations and other commitments for cash expenditures as of September 30, 2020:
	Payments Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 years
Contractual Obligations
Related party notes payable	$63,480,577	$63,480,577	$—	$—	$—
PPP Loan	$1,014,652	$635,985	$378,667	$—	$—
Operating leases	$428,292	$428,292	$—	$—	$—
Total	$64,923,521	$64,544,854	$378,667	$—	$—
Additionally, refer to the “ — Financial Condition, Liquidity and Capital Resources — Debt” section above for a discussion of Convertible Promissory Notes issued by us for the nine months ended September 30, 2020.
Off-Balance Sheet Arrangements
We did not have during the periods presented any off-balance sheet arrangements, as defined under SEC rules.
Critical Accounting Policies and Estimates
Legacy Lordstown’s financial statements have been prepared in accordance with GAAP. In the preparation of these financial statements, we are required to use judgment in making estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on the financial statements. These estimates are based on our historical experience and on various other factors that management believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.
Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our performance, as these policies relate to the more significant areas involving management’s judgments and estimates.
Stock-based Compensation
We adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 718, Accounting for Stock-Based Compensation (Topic 718), which establishes a fair value-based method of accounting for stock-based compensation plans. In accordance with ASC Topic 718, the cost of stock-based awards issued to employees and non-employees over the awards’ terms is measured on the grant date based on the fair value. The fair value of options is determined using the Black-Scholes option pricing model, which incorporates assumptions regarding expected volatility, expected option life and risk-free interest rate.
The Legacy Lordstown Options were granted to certain of our employees under the Lordstown Motors Corp. 2019 Incentive Compensation Plan (the “2019 Plan”) and converted into the Exchanged Options to purchase shares of Class A common stock at the Effective Time of the Business Combination. In computing the fair value of such Legacy Lordstown Options as of a certain grant date, the expected volatility was estimated by management as being 50% based on results from public companies in the industry. The expected term of the awards granted was assumed to be the contract life of the subject option as determined in the specific arrangement. The risk-free rate of return was based on market yields in effect on the date of each grant for United States Treasury debt securities with a maturity equal to the expected term of the award.
The resulting amount is charged to expense on a straight-line basis over the period in which we expect to receive the benefit, which is generally the vesting period. Further, pursuant to Accounting Standards Update (“ASU”) 2016-09, Compensation — Stock Compensation (Topic 718), we have elected to account for forfeitures as they occur.
The Legacy Lordstown Options were, and now the Exchanged Options are, time-based and vest over the defined period in each individual grant agreement. The date on which the options are exercisable is defined in each agreement. The board of directors established the exercise price of the shares subject to an option at the time of the grant, provided, however, that (i) the exercise price of an ISO and NSO could not be less than 100% of the estimated fair value of the shares on the date of grant and (ii) the exercise price of an ISO granted to a 10% shareholder could not be less than 110% of the estimated fair value of the shares on the date of grant. The fair value of the shares was determined by the board of directors on the respective dates of grant of the Legacy Lordstown Options. The Exchanged Options generally have a contractual life of 10 years.
We recognize compensation expense for the shares equal to the fair value of the option at the time of grant. The expense is recognized on a straight-line basis over the vesting period of the awards.
Income Taxes
Income taxes are recorded in accordance with ASC 740, Income Taxes (Topic 740). Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
We account for uncertain tax positions in accordance with the provisions of ASC Topic 740. When uncertain tax positions exist, we recognize the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. We recognize any interest and penalties accrued related to unrecognized tax benefits as income tax expense.
Emerging Growth Company Status
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and have elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. We expect to remain an emerging growth company at least through the end of the 2020 fiscal year and expect to continue to take advantage of the benefits of the extended transition period, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
Legacy Lordstown Related Party Transactions
On November 7, 2019, we licensed certain intellectual property and technology that was used in the design of Workhorse Group’s W-15 electric pickup truck pursuant to an Intellectual Property License

Agreement with Workhorse Group (the “IPLA”). In connection with granting this license, Workhorse Group received 10% of the outstanding Legacy Lordstown common stock and was entitled to royalties of 1% of the gross sales price of the first 200,000 vehicle sales.
Under the terms of a subsequent agreement with Workhorse Group entered into concurrently with the Business Combination Agreement, we agreed to pay Workhorse Group up front royalties of $4.75 million. This payment was made at the Closing. While the agreement is not recorded as an obligation as of September 30, 2020, the upfront royalty payment has been reflected in the section entitled “Unaudited Pro Forma Combined Condensed Financial Information.” The upfront royalty payment represents an advance on royalties due on 1% of the gross sales price of the first 200,000 vehicles sold, but only to the extent that the aggregate amount of such royalty fees exceeds the amount paid upfront.
On November 7, 2019, we entered into the GM Property Agreements and on May 28, 2020, we entered into the GM Convertible Note. See the section entitled “ — Financial Condition, Liquidity and Capital Resources — Debt” above for more information.
On August 1, 2020, we entered into the GM Subscription Agreement pursuant to which GM purchased 7,500,000 shares of Class A common stock immediately prior to the Effective Time of the Business Combination for a in-kind and cash subscription price of an aggregate of $75.0 million. See the section entitled “ — Financial Condition, Liquidity and Capital Resources — Debt” above for more information.
Also on August 1, 2020, we entered into an omnibus agreement (the “Omnibus Agreement”) pursuant to which the parties agreed upon the treatment of certain arrangements between GM and us during the pendency of the Business Combination and upon the Closing. Pursuant to the Omnibus Agreement, GM’s repurchase option with respect to the Lordstown Complex terminated at Closing. GM also agreed to terminate various investment-related rights upon the Closing.
On April 3, 2020, we entered into an agreement with GM that provides us with access to certain non-customer-facing GM parts, including airbags, steering columns and steering wheels.
Recent Accounting Pronouncements
See Note 2 to the Legacy Lordstown unaudited financial statements as of September 30, 2020 included in this prospectus for more information about recent accounting pronouncements, the timing of their adoption and management’s assessment, to the extent they have made one, of their potential impact on our financial condition and results of operations.

BUSINESS
Overview
We are an automotive company founded for the purpose of developing and manufacturing light duty electric trucks targeted for sale to fleet customers. Located in Lordstown, Ohio, the Lordstown Complex spans 6.2 million square feet and is in a near-production-ready state. Since inception, we have been developing our flagship vehicle, the Endurance, an electric full-size pickup truck. We have built an operational prototype and publicly introduced the Endurance in June 2020 and expect to complete the production of additional engineering and pre-production vehicles during the remainder of 2020 and early 2021. These vehicles will be used to test, validate and finalize the engineering and certifications before full-scale production begins. We are targeting commencement of commercial production of the Endurance and initial sales in the second half of 2021.
Our Strengths and Strategy
Our key strengths and strategy include the following:
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Highly experienced and proven team.   Our senior executive team has over 180 years of collective experience in the automotive and electric vehicle industries from prominent automotive OEMs. The team’s collective experience includes established electric vehicle production, design-to-scaled production development and traditional OEM processes. This team possesses a deliberate, calculated vision to design, develop and produce commercial electric vehicle platforms and to lead us towards commercial production and sales growth. Our founder and Chairman of the Board and Chief Executive Officer, Stephen S. Burns, is the founder and former Chief Executive Officer of Workhorse Group, where he led the development of the W-15, a plug-in hybrid prototype pickup truck. After 12 years at Workhorse Group, Mr. Burns left in February 2019 to found Lordstown and to pursue the opportunity to develop an all-electric pickup truck specifically targeted at the commercial fleet market.

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Near-production-ready plant to build electric vehicles and strategic location.   The Lordstown Complex is a former GM assembly plant that is in a near-production-ready state, with manufacturing lines and equipment already in place. We benefit from the industry-leading machinery and equipment in the Lordstown Complex that has been serviced and maintained using best practices. Consequently, the Lordstown Complex provides us with a modern manufacturing complex with a recent history of producing a high volume of conventional vehicles. It is strategically located in Lordstown, Ohio, in close proximity to the major interstate highway between Cleveland, Ohio, and Pittsburgh, Pennsylvania. Lordstown, Ohio, and the surrounding area is home to a highly trained workforce with experience working in the Lordstown Complex and manufacturing vehicles. We believe that the Lordstown Complex and its location provide advantages from both a time and cost perspective as we aim to commence production in 2021.

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The Endurance has a unique and efficient design with proven technology.   The technology and engineering developed by us to date have led to operational prototype vehicles that are being tested to meet commercial fleet performance standards. The design of the Endurance features in-wheel hub motors, which eliminate the need for many parts found in both traditional and existing electric vehicles. As a result, we believe that the Endurance will have among the fewest moving parts of any highway-capable production vehicle ever produced. We believe this design will also improve performance, range and safety while meaningfully reducing total cost of ownership due to lower operating and maintenance costs. As a result, we expect the total cost of ownership of the Endurance to be significantly lower than that of comparable internal combustion engine vehicles.

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Significant opportunity exists in the commercial fleet market.   We believe we are the only light duty electric truck OEM focusing primarily on commercial fleets and expect to offer fleet operators the first commercially available full-size electric pickup truck. By being a first mover and focusing the Endurance’s design on the particular needs of this market, our goal is to build strong customer relationships with fleet operators and to capture a significant market opportunity as the broad trend of vehicle electrification continues. Within this trend, we believe that fleet operators, in particular, will be drawn to the lower total cost of ownership of electric vehicles as opposed to the higher initial purchase price, which has been a factor limiting the pace of consumer adoption of electric vehicles. We also believe that fleet usage, which in many cases may involve multiple shorter trips within range of a central base, rather than long-distance travel, can reduce the range anxiety that has also been a limiting factor in electric vehicle adoption. As a result, we expect strong demand for safe, reliable electric vehicles with a significantly reduced total cost of ownership and believe the Endurance has an opportunity to achieve a leadership position in this market.
Industry and Competition
The electric vehicle industry has grown rapidly over the past 10 years. We believe this growth will continue into the future, as increased offerings, technological developments, reduced costs and additional charging infrastructure are expected to drive broader adoption. In addition, we expect countries around the world to become increasingly focused on meeting climate goals, in part, by reducing the environmental effects of internal combustion engine vehicles. This increased focus may include offering financial incentives to promote the use of electric vehicles and commitments from major automotive manufacturers to electrification as part of their long-term plans.
Our target market is the commercial fleet market, which is defined as commercial and governmental organizations with three or more vehicles. This market is represented by companies such as logistics companies, service providers, utilities, airlines and airport operators, telecommunication companies and insurance companies, as well as small- to mid-sized companies with less than 10 vehicles in their fleets. Government entities, states and municipalities are another segment of the market that we believe will participate in the transition to electric vehicles and represent potential customers.
The commercial fleet market presents a large potential market with strong demand for vehicles. We believe that there is significant opportunity to gain a share of this market by offering electric vehicles. We believe that commercial demand for electric trucks will be driven by the potential for lower total cost of ownership in comparison to the cost of ownership associated with traditional gasoline and diesel internal combustion engine pickup trucks. In addition, the specific use cases for electric trucks by fleet operators, which often involve multiple shorter trips, can alleviate the range anxiety that has been a limiting factor in electric vehicle adoption to date. By effectively marketing to commercial fleet operators, we believe we have the potential to secure significant and recurring purchases for our electric vehicles.
Although competition within the broader electric vehicle and pickup market is intense, we believe that our focus on fleet customers will limit direct competition, at least initially. While established OEMs and new entrants to the industry have announced plans to develop electric pickup trucks, most of these potential competitors are expected to focus on the consumer market as their point of entry into the market. In such cases, the vehicles produced may focus more on attributes that provide for mass consumer appeal, which can be either costly or limit the functionality required by the fleet market. By comparison, we are focusing on the specific needs of commercial fleets with the development and production of the Endurance and expect to have significantly less direct competition in this market at the outset.
Our Product
Our flagship vehicle will be the Endurance. The Endurance will be composed of three main components: (1) the frame and body; (2) four electric in-wheel hub motors; and (3) the battery pack. The design of the Endurance body will follow the same design principles that have made pickup trucks ideal for the fleet market, while its chassis will be designed for safety, efficiency and flexibility. Our use of in-wheel hub motors, together with the Endurance’s proprietary software, is expected to lead to better traction and handling, making it an ideal vehicle for fleet operators. The Endurance will have a unique design with the use of electric in-wheel hub motors and a proprietary battery configuration. With this design, we believe that the Endurance will have among the fewest moving parts of any highway-capable production vehicle ever produced and will have a total cost of ownership that is significantly lower than comparable pickup trucks that are currently commercially available.
Based on our estimated specifications, we expect the Endurance to have a 0-60 miles per hour acceleration time of 5.5 seconds, a towing capacity of 7,500 pounds, a curb weight of 4,200 pounds and a total gross vehicle weight of 7,300 pounds  —  making it competitive with comparable internal combustion engine vehicles. We believe we will be able to achieve a 5-star safety rating for the Endurance and have conducted software-based simulated crash testing that supports this belief.
We expect to introduce the Endurance at a base retail price of $52,500, which would result in a net cost to the buyer of $45,000 if the currently available U.S. federal tax credit of $7,500 for the purchase of alternative fuel vehicles remains in effect.
While we believe the initial purchase price for the Endurance will be competitive with the purchase prices for comparable internal combustion engine and diesel-fueled pickup trucks, we believe that many consumers, especially in the commercial fleet market, consider the total cost of ownership of a vehicle to be more important than the initial purchase price of a vehicle. We expect the total cost of ownership of the Endurance to be significantly lower than the total cost of ownership of internal combustion engine and diesel-fueled pickup trucks due to lower operating and maintenance costs.
In regard to operating costs, we estimate that the Endurance will have 500% better fuel economy than competing internal combustion engine pickups. This is based on management estimates of 75 miles per gallon equivalent (“MPGe”) for the Endurance, compared to approximately 15 miles per gallon for competing internal combustion engine pickups. Management’s estimate of 75 MPGe for the Endurance is the result of our simulations based on the Endurance’s propulsion power requirements for its planned weight and other specifications, as well as modeled requirements for supporting systems. As a result of these simulations, management estimates the Endurance will utilize 0.45 kilowatt-hour (“kWh”) per mile. This would be equivalent to approximately 75 MPGe based on the estimated energy equivalence of one gallon of gasoline to 33.7 kWh of electricity, per the U.S. EPA’s MPGe methodology.
In regard to maintenance costs, we believe that the capabilities of electric vehicles generally and in particular the low number of parts that will be included in the Endurance will lead to lower maintenance costs. By incorporating in-wheel hub motors, the Endurance will not include many parts that are included in internal combustion engine vehicles, such as a drivetrain, gears, prop shaft, half shafts, differentials, universal joints, transmissions, transfer case and engine valves. This will significantly reduce the need for routine maintenance and eliminate the need to service parts and materials for internal combustion engines, such as spark plugs, oil, oil filters, lubricants and transmission fluid, as well as eliminate the potential replacement of those components. In addition, the Endurance’s brake pads and rotors are expected to last longer than those in internal combustion engine pickup trucks, due to regenerative braking from the hub motors on all four wheels, representing another maintenance cost saving.
Based on these assumptions, over a five-year ownership period, we estimate that the average total cost of ownership of the Endurance will be significantly less than the average total cost of ownership of a comparable internal combustion engine pickup truck. Management believes that both energy costs (at current U.S. electricity and gasoline prices) and maintenance costs can be reduced by more than 50% compared to costs for competing internal combustion engine pickups during the five-year ownership period, resulting in total cost of ownership that can be more than 25% less than that of competing internal combustion engine pickups based on these and the other factors described above.
Frame and Body
We have designed the Endurance to have similar functionality and a comparable look and feel to other commercially available pickup trucks and expect this design to appeal to commercial fleet customers seeking a familiar design and style. The absence of a traditional internal combustion engine and drivetrain has allowed us to focus the design of the Endurance frame around the cabin to better protect the occupants and the batteries. By using existing and proven design concepts, we hope to reduce engineering costs and minimize issues in meeting safety and technical requirements and in obtaining necessary certifications.
The Endurance body is designed to be fully compatible with existing third-party parts, upfitting options and accessories. This design is expected to enable us to take advantage of an agreement we have entered into with GM that provides us with access to certain non-customer-facing GM parts, including airbags, steering columns and steering wheels. We expect that this arrangement will reduce the time that it will take to build out our supply chain and bring the Endurance to market and reduce our tooling and development costs.

Electric In-Wheel Hub Motors
The Endurance will have four electric in-wheel hub motors. We have entered into a licensing agreement with Elaphe to produce and manufacture the hub motors at the Lordstown Complex. As we retool the Lordstown Complex and ramp up production, Elaphe will initially manufacture its Model L-1500 in-wheel hub motors for us. As part of the retooling of the Lordstown Complex, we intend to develop our own manufacturing line for the in-wheel hub motors, and upon completion, we expect to manufacture the in-wheel hub motors at the Lordstown Complex under license from Elaphe. We believe the hub motors will provide efficiency, reliability and design flexibility and offer a number of advantages over traditional internal combustion engines. For example, in-wheel hub motors place the entire propulsion system within the wheels, providing a significant amount of design flexibility for the remainder of the vehicle. In-wheel hub motors also eliminate the need for many parts found in both traditional and hybrid vehicles, including a drivetrain, gears, axles, differentials, universal joints, transmissions, oil, oil filters, spark plugs and engine valves, which will reduce the number of moving parts in the Endurance compared to other traditional, hybrid and electric vehicles available today and is expected to drive lower maintenance costs.
By integrating its software system with the hub motors, we aim to effectively have a motor and mind in each wheel of the Endurance, providing favorable four-wheel drive traction, control and efficiency when compared to other pickup trucks currently available to commercial fleets. The use of in-wheel hub motors and the absence of a traditional internal combustion engine create a large front crush zone, enhancing the safety of the vehicle and enabling the Endurance to have a “frunk” (a small trunk located at the front of the cab).
The motors will be equipped with a regenerative braking mechanism that captures and stores power generated by deceleration of the vehicle. Many of the systems that will enable the use of in-wheel hub motors, such as the software that will interact and direct each of the four motors, as well as the independent front suspension, are proprietary to us.
Battery Pack
The Endurance will be powered by battery packs in a configuration that we believe will be unique. The battery packs will be completely encased in the chassis, which is intended to better protect the batteries and enhance durability and safety. Further, the location of the battery packs in the Endurance’s floor results in a low center of gravity, which is intended to give the vehicle a strong yet lightweight frame with advanced handling capabilities. We expect that our all-electric and all-wheel drive vehicles will result in an approximately 250-mile battery range and the equivalent of 75 miles per gallon fuel consumption due to the size and number of battery cells that can be placed in the Endurance. If achieved, we believe this range would make the Endurance highly suitable for most commercial fleet vehicles and should significantly reduce range anxiety.
We have purchased units of the Samsung 21700 battery cell for use in engineering and pre-production vehicles and have demonstrated successful use of this cell in Lordstown-designed and built prototype battery packs, which will ultimately be used in production vehicles. We have entered into two supply agreements with battery manufacturers, including Samsung, to purchase lithium-ion cylindrical battery cell. The agreements have initial four- to five-year terms, subject to earlier termination rights, and provide for certain pricing and minimum quantity parameters.
Facility
The Lordstown Complex is a 785-acre manufacturing facility which we acquired on November 7, 2019. See “ — Key Agreements, Partnerships and Technology” below for additional information about the acquisition and related agreements.
The Lordstown Complex consists of four main facilities in one location, in addition to multiple support buildings: (1) General Assembly, (2) a Body Shop, (3) Stamping and (4) a Paint Shop. The Lordstown Complex has approximately 6.2 million square feet of manufacturing space and significant production capacity that we believe will be more than sufficient to support its targeted ramp up over the next several years and provide ample capacity for further growth thereafter. We also have solar panels on-site, which generate approximately 2.2 megawatts of energy. The Lordstown Complex is in near-production-ready condition with modern robotics, painting, assembly and stamping equipment and requires a retooling investment of approximately $120.0 million in order to commence full production of the Endurance.
Retooling the Lordstown Complex
We expect that retooling the Lordstown Complex will cost approximately $120.0 million, with such costs expected to be allocated among various areas of the Lordstown Complex as set forth in the below table.
Estimated Retooling Costs
Stamping	$3,000,000
Body Shop	$32,000,000
Paint	$16,000,000
Battery Packing	$27,000,000
Hub Motor Manufacturing	$23,000,000
General Assembly	$14,000,000
Facility Infrastructure, Material Handling and Spare Parts	$5,000,000
Total retooling costs	$120,000,000
As part of these retooling efforts, we will purchase and install new machines, tooling, fixtures and quality and testing equipment, make additional investments in software, control and other information technology systems, modify conveyor and robotics systems, convert the existing paint line from dry powder to a “wet on wet” process and create new hub motor and battery packing assembly lines.
We expect to complete the retooling by early 2021 in order to enable commercial production of the Endurance to commence in the second half of 2021.
Strategic Location in Lordstown, Ohio
The Lordstown Complex is strategically located in Lordstown, Ohio, in close proximity to I-80, the major interstate highway between Cleveland, Ohio, and Pittsburgh, Pennsylvania. Lordstown, Ohio, and the surrounding area is home to a highly trained workforce experienced with working in the Lordstown Complex and manufacturing vehicles.
In light of the Lordstown Complex’s convenient and central location, we envision transforming Lordstown, Ohio, and the surrounding Mahoning Valley into “Voltage Valley,” an epicenter for electric vehicle production in the United States with multiple suppliers and other industry participants establishing operations in and around the area.
Key Agreements, Partnerships and Technology
GM
We have entered into several agreements with GM and its affiliates related to the acquisition and operation of the Lordstown Complex and other matters.
On November 7, 2019, we entered into the GM Property Agreements providing for our acquisition and the continued operation of the Lordstown Complex. The GM Property Agreements established the GM Deferred Purchase Price Obligation for the property of $20.0 million, plus interest accruing beginning on February 1, 2020 at a rate of 7.0% per year. The terms of the Operating Agreement provided that all expenses associated with the real property were to be paid by GM from November 2019 through February 2020 and subsequently reimbursed by us. We satisfied the GM Deferred Purchase Price Obligation and the expenses owed under the Operating Agreement in exchange for equity pursuant to the GM Subscription Agreement at the Closing.

On May 28, 2020, we executed the GM Convertible Note in favor of GM that provided additional financing to us of up to $10.0 million. We satisfied all amounts outstanding under the GM Convertible Note in exchange for equity pursuant to the GM Subscription Agreement at the Closing.
On August 1, 2020, we entered into the GM Subscription Agreement as part of the PIPE Investment pursuant to which GM purchased, at the Closing, 7,500,000 shares of Class A common stock in exchange for an in-kind and cash subscription price of an aggregate of $75.0 million. In exchange for the shares of Class A common stock, GM provided approximately $24.7 million in permits associated with the Lordstown Complex, as well as settlement of the GM Deferred Purchase Price Obligation, the approximately $5.9 million due to GM for reimbursable operating costs under the Operating Agreement and the outstanding amount of approximately $5.0 million drawn on the GM Convertible Note including accrued and unpaid interest, and the remaining contribution in cash. The financing provided under the GM Convertible Note was terminated.
Also on August 1, 2020, we entered into the Omnibus Agreement pursuant to which the parties agreed upon the treatment of certain arrangements between GM and us during the pendency of the Business Combination and upon the Closing. Pursuant to the Omnibus Agreement, GM’s repurchase option with respect to the Lordstown Complex terminated at Closing. GM also agreed to terminate various investment-related rights upon the Closing.
On April 3, 2020, we entered into an agreement under which GM provides us with access to certain non-customer-facing GM parts, including airbags, steering columns and steering wheels.
Elaphe Propulsion Technologies Ltd.
As noted above, we have partnered with Elaphe to produce its hub motors. We entered into a license agreement with Elaphe, pursuant to which Elaphe granted us a perpetual license to manufacture the Elaphe Model L-1500 Endurance Motor for use in the United States, Canada and Mexico in exchange for a license fee calculated on a per motor basis. Elaphe is required to obtain our consent before it is permitted to market, sell or otherwise distribute (i) the L-1500 hub motor, any replacement for it or a hub motor for a pickup truck replacing the Endurance within the United States, Canada and Mexico, or (ii) the Elaphe Model L-1500 Endurance Motor for our Endurance or our substitute model pickup truck, or any replacement or substitute Elaphe design hub motor product for our Endurance or our substitute model pickup truck. We also entered into a facilities and support agreement with Elaphe, and as we transition manufacturing operations to the Lordstown Complex, Elaphe will provide consultation services to us for manufacturing processes, vendor relations and product support relationships as well as on-site support for the manufacturing line set-up, testing and final operations.
Workhorse Group
We license certain Workhorse Group intellectual property and technology that was used in the design of Workhorse Group’s W-15 pursuant to the IPLA. In connection with granting this license, Workhorse Group received 10% of the outstanding Legacy Lordstown common stock and was entitled to royalties of 1% of the gross sales price of the first 200,000 vehicle sales. At Closing, we paid an upfront royalty payment to Workhorse Group in the amount of $4.8 million. The upfront royalty payment represents an advance on royalties due on 1% of the gross sales price of the first 200,000 vehicles sold, but only to the extent that the aggregate amount of such royalty fees exceeds the amount paid upfront.
Other Partners
As production of the Endurance ramps up, we intend to partner with key service providers to enable us to serve fleet operators and other customers efficiently and effectively for aftermarket parts and service and charging infrastructure. We are in discussions with major service providers that could provide access to their nationwide networks of service centers. Our management believes that most fleet operators use service agreements with third-party service providers to maintain and repair their fleets and to provide aftermarket parts, and that an arrangement with a national service provider would be attractive to fleet customers considering purchasing the Endurance. We are also evaluating partnerships with electric vehicle charging station providers to provide Endurance purchasers with access to their networks. As fleet operators also typically bring their vehicles back to a central location each day, vehicle charging infrastructure can also be installed at those locations.
Research and Development
We estimate approximately $90.0 million in additional research and development expenses will be required to complete the design and engineering, testing and certification of the Endurance and to commence commercial production and sales. These activities are expected to relate primarily to continued research and development as we produce, test and validate engineering and pre-production vehicles, integrate third-party components, develop our proprietary software and systems, complete cabin design work and prepare for commercial production. We expect that most of these activities will be completed at the Lordstown Complex and in Farmington Hills, Michigan, by our employees and intend to hire additional research and development personnel in the near term. However, we have utilized third party design and engineering firms for certain development activities to date and may continue to do so as we continue to ramp up operations.
Sourcing
The Endurance’s bill of materials is expected to consist of approximately 2,000 components with its 10 most expensive components representing almost 90% of the anticipated cost of the Endurance. As discussed above, we have an agreement with Elaphe to license and provide manufacturing services with respect to its in-wheel hub motors, and we have entered into agreements with battery manufacturers to purchase lithium-ion cylindrical battery cells. Motor and battery cells represent two of the Endurance’s most critical components. We also expect that our agreement with GM that provides access to certain non-customer-facing GM parts, including airbags, steering columns and steering wheels, together with the flexible and compatible design of the Endurance, will offer significant benefits as we build out and finalize our supply chain. Our management expects to substantially complete sourcing for the Endurance in the second half of 2020.
We believe we will be able to obtain adequate sources of supply for the equipment, components and raw materials necessary to manufacture and sell the Endurance in accordance with our plans. However, as we and the broader electric vehicle industry grow in the future, there is no guarantee that battery cell manufacturers will be able and willing to continue to grow their capacity to meet increased demand. In addition, although we believe that there are adequate sources of supply of the key raw materials that will be included in the Endurance and its components, such as steel, aluminum, copper, neodymium, nickel and cobalt, prices of these materials can be volatile and an increased demand for certain materials, whether due to electric vehicle growth or other factors, or reduced supply for certain materials, whether due to trade restrictions or other factors, may increase our costs to obtain the materials or components and impact our profitability.
Intellectual Property
Intellectual property is important to our business. We intend to establish and protect the intellectual property and proprietary technology that we develop through a combination of trademarks, patents, trade secrets and know-how. We have filed several trademark applications with the United States Patent and Trademark Office, but as of this date no trademarks have issued.
We expect to develop additional intellectual property and proprietary technology as the Endurance’s engineering and validation activities proceed. Technologies that we have and intend to invest in and develop include engineering software, powertrain systems and controls, infotainment, cybersecurity, telematics and electrical architecture hardware and software. As we develop our technology, we will continue to assess whether additional trademark or patent applications or other intellectual property registrations are appropriate. We also seek to protect our intellectual property and proprietary technology, including trade secrets and know-how, through limited access, confidentiality and other contractual agreements.
In addition to the intellectual property that we own, we license key technologies under our agreements with Elaphe and Workhorse Group. With respect to Elaphe, the perpetual license allows us to manufacture the Model L-1500 Endurance Motor for use in the United States, Canada and Mexico with certain exclusivity rights in exchange for a license fee calculated on a per motor basis. With respect to Workhorse Group, the perpetual non-exclusive license relates primarily to technologies and intellectual property that were developed for Workhorse Group’s W-15 electric pickup truck, and includes patents directed toward vehicle chassis assembly, vehicle header and drive module and telematics as well as related trade secrets know-how. See “— Key Agreements, Partnerships and Technology” above for more information.
We cannot be certain that we will be able to adequately develop and protect our intellectual property rights, or that other companies will not claim that we are infringing upon their intellectual property rights. See “Risk Factors — Risks Related to Our Business Operations and Industry.”
Sales and Marketing
We plan to focus most of our efforts on direct sales to commercial fleet operators, rather than through third-party dealerships like most automotive OEMs. The direct sales channel is managed by our Vice President of Sales.
We are in discussions with certain specialty up-fitting and leasing firms to assist us in developing a leasing program that would allow the Endurance to become part of third-party fleet management programs. We have been in discussions with several automotive leasing firms throughout the U.S., and we believe these discussions will increase as we progress with our business plan development. These firms own and manage vehicles that are leased to third parties for their use in their fleet operations. We are reviewing options with third-party data and analytics firms to conduct the residual value study that is required by most leasing firms as part of their evaluation.
Pre-Orders
As of the date of this prospectus, we have received pre-orders primarily from fleet operators to purchase approximately 50,000 Endurance vehicles. These pre-orders are not binding and did not require any deposit, so there can be no assurance that we will successfully convert them into binding orders or sales. It is possible that a significant number of customers who submitted pre-orders may cancel or delay their pre-orders. However, if we were able to convert these pre-orders into binding orders, they would represent sufficient demand to cover production into 2023 based on management’s planned production timeline.
Employees
As of the date hereof, we have approximately 250 employees, substantially all of which are salaried, in the areas of manufacturing, engineering, marketing, sales, facilities, human resources, IT, supply chain, accounting and finance. These employees are engineering the Endurance and preparing the Lordstown Complex for mass production. We anticipate significant employee growth in the near term as we prepare for full production of the Endurance. We expect to increase our internal headcount to 500 individuals by the end of 2020 and to 1,500 employees by the end of 2021, and expect to employ over 2,000 hourly employees when the Lordstown Complex is fully staffed and in full production.
Governmental Regulation and Support
We operate in an industry that is subject to extensive vehicle safety and testing and environmental regulations, some of which evolve over time as new technologies are introduced to the market. Government regulations regarding the manufacture, sale and implementation of products and systems similar to our electric vehicles are subject to future change. We cannot predict what effect, if any, such changes will have upon our business. Violations of these regulations may result in substantial civil and criminal fines, penalties and/or orders to cease the operations in violation or to conduct or pay for corrective work. In some instances, violations may also result in the suspension or revocation of permits and licenses. In addition to the domestic regulations and standards discussed below, we expect to comply with Canadian standards and believe these standards are substantially similar to the domestic standards. Based on our initial business plan, we do not expect to be subject to regulatory requirements outside of the U.S. and Canada.
Vehicle Safety and Testing Regulation
Our vehicles will be subject to, and must comply with, many regulations established by the National Highway Traffic Safety Administration (“NHTSA”), including applicable U.S. federal motor vehicle safety standards (“FMVSS”). As an OEM, we must self-certify that our vehicles meet or otherwise are exempt from all applicable FMVSS and the NHTSA bumper standards before a vehicle can be imported into or sold in the United States. There are many FMVSS that will apply to our vehicles, including crashworthiness and crash avoidance requirements and electric vehicle requirements (e.g., those relating to limitations on electrolyte spillage, battery retention and the avoidance of electric shock after certain crash tests). We expect that our vehicles will meet or otherwise be exempt from all applicable FMVSS. Additionally, there are regulatory changes being considered for several FMVSS, and though we expect to comply with such FMVSS, there is no assurance of compliance until the final regulatory changes have been enacted.
In addition to FMVSS, we must comply with other NHTSA requirements and other federal laws and regulations administered by NHTSA, including early warning reporting requirements regarding warranty claims, field reports, death and injury reports, recalls and owner’s manual requirements. We also must comply with the Automobile Information and Disclosure Act, which requires OEMs to disclose certain information regarding the OEM’s suggested retail price, optional equipment and pricing. Further, this law allows inclusion of fuel economy ratings, as determined by the U.S. EPA, and crash test ratings, as determined by NHTSA, if such tests are conducted.
Battery Safety and Testing Regulations
Our battery packs must conform to mandatory regulations governing the transport of “dangerous goods” that may present a risk in transportation, which items include lithium-ion batteries and are subject to regulations issued by the Pipeline and Hazardous Materials Safety Administration (“PHMSA”). These regulations are based on the UN Recommendations on the Safe Transport of Dangerous Goods - Model Regulations and related UN Manual Tests and Criteria. The regulations vary by the mode of transportation by which these items are shipped (e.g., by ocean vessel, rail, truck or air).
Environmental Credits
In connection with the delivery and placement into service of our zero-emission vehicles (“ZEV”), under the U.S. EPA’s and California’s Greenhouse Gas (“GHG”) rules and standards and the U.S. DOT’s Corporate Average Fuel Economy (“CAFÉ”) standards for mobile sources, and under California’s ZEV standard, we will earn tradable credits that can be sold to other OEMs. Like the United States, California also has its own GHG emissions standard that seeks to reduce GHGs over time. Other U.S. states, including Colorado, Connecticut, Maine, Maryland, Massachusetts, New Jersey, New York, Oregon, Rhode Island and Vermont, have adopted some or all of California’s standards. We intend to take advantage of these regulatory frameworks by registering and selling GHG, CAFÉ and ZEV credits. In addition, we have entered into an emissions credit agreement, effective as of the Closing Date, pursuant to which, and subject to the terms of which, from our start of regular production of vehicles through the completion of our third full model year, the counterparty will have the option to purchase such emissions credits and emissions credits from any other U.S. state, country or jurisdiction generated by vehicles produced by us not otherwise required to comply with emissions regulations at a purchase price equal to 75% of the fair market value of such credits.
Environmental Regulations
We are subject to extensive environmental laws and regulations, involving, among other matters, water use, discharge air emissions, use of chemicals and recycled materials, energy sources, storage, handling, treatment, transportation and disposal of hazardous materials, the protection of the environment, natural resources and endangered species and the remediation of environmental contamination. We are required to obtain and comply with the terms and conditions of environmental permits, many of which may be difficult and expensive to obtain and must be renewed on a periodic basis. A failure to comply with these laws, regulations or permits could result in substantial civil and criminal fines and penalties and the suspension or loss of such permits, and possibly orders to cease the non-compliant operations.
The U.S. Clean Air Act requires that we obtain a Certificate of Conformity from the U.S. EPA for our vehicles prior to their entry into commerce in all 50 states. In addition, we must obtain an Executive Order from the California Air Resources Board (“CARB”) in order to sell vehicles in California and those states that have adopted its standards.

As part of the acquisition of the Lordstown Complex, we were required to accept the plant and all property in “as is  —  where is” condition, including environmental responsibilities. Prior to entering into the Asset Transfer Agreement, GM completed an investigation and remediation program pursuant to an Administrative Order on Consent (AOC) under the U.S. EPA’s RCRA Corrective Action Program. Upon the U.S. EPA’s approval of GM’s investigation and remediation program, GM placed an environmental covenant on the real property, which requires, among other things, (i) the maintenance of nominal financial assurance, (ii) the limitation of the real property to commercial/industrial use, (iii) the prohibition of groundwater for potable use, (iv) the implementation of a dust control plan and (v) and the maintenance of impermeable surfaces on certain areas of the real property. We assumed these responsibilities under the environmental covenant as a condition to the consummation of the transactions contemplated by the Asset Transfer Agreement. We retained the same environmental consultant used by GM to develop and implement the investigation and remediation effort that ultimately led to the U.S. EPA’s approval. This consultant has intimate familiarity with the Lordstown Complex and has allowed us to develop quickly a thorough understanding of the comprehensive nature of the environmental response actions taken by GM and to implement steps to ensure ongoing compliance with the environmental covenant on the real property. To further manage potential environmental risk, we have obtained an environmental liability policy providing certain coverages up to the amount of $25.0 million as required under the Asset Transfer Agreement. In addition, to mitigate the risk associated with the Ohio EPA’s authority to require future remediation activities at the Lordstown Complex related to historic environmental conditions, in April 2020 we entered into an Administrative Order wherein the Ohio EPA agreed to not pursue enforcement actions against us for historical environmental conditions provided that we comply with the terms of the environmental covenant.
Government Support
We believe that our operations at the Lordstown Complex and our business plan can have a meaningful, beneficial effect in a region that has seen significant job losses and adverse economic effects. Our management expects to continue to engage in discussions with local, state and federal officials about these benefits and will explore the availability of appropriate grant, loan and tax incentives.
We expect to pursue a loan from the U.S. Department of Energy’s ATVM direct loan program. Established in 2007, ATVM supports the development of fuel-efficient, advanced technology vehicles in the United States. The program provides loans to automotive or component manufacturers for establishing manufacturing facilities in the United States that produce fuel-efficient vehicles.
Legal Proceedings
From time to time, we may become involved in legal proceedings arising in the ordinary course of business. We are currently not a party to any legal proceedings, the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition or results of operations.
On October 30, 2020, we, along with Mr. Burns, Mr. LaFleur, Mr. Post and Mr. Schmidt, as our executive officers, and certain of our other employees, were named as defendants in a lawsuit filed by Karma Automotive LLC (“Karma”) in the United States District Court for the Central District of California (“District Court”). The lawsuit asserts claims against us and the executive officers under (i) federal law for violation of the Computer Fraud and Abuse Act and the Defend Trade Secrets Act, (ii) California law for misappropriation of trade secrets and unfair competition and (iii) common law for breach of contract and tortious interference with contract. These claims are made in connection with consideration by us of a venture with Karma regarding Karma’s development of an infotainment system for the Endurance and assert that we unlawfully poached key Karma employees and misappropriated Karma’s trade secrets and other confidential information. Karma is seeking injunctive relief and various types of damages. On November 6, 2020, the District Court denied Karma’s request for a temporary restraining order.
We are continuing to evaluate the matters asserted in the lawsuit but intend to vigorously defend against these claims and believe we have strong defenses to the claims and the damages demanded. At this time, however, we cannot predict the outcome of this matter or estimate the possible loss or range of possible loss, if any. The proceedings are subject to uncertainties inherent in the litigation process.

MANAGEMENT
Executive Officers and Directors
Our directors and executive officers, and their respective ages, are as follows as of November 30, 2020:
Name	Age	Position
Executive Officers
Stephen S. Burns	61	Chairman of the Board and Chief Executive Officer
Julio Rodriguez	62	Chief Financial Officer
Rich Schmidt	53	President
Shane Brown	49	Chief Production Officer
Caimin Flannery	74	Vice President of Business Development
Chuan D. (John) Vo	48	Vice President of Propulsion
Darren Post	61	Vice President of Engineering
Thomas V. Canepa	60	General Counsel and Corporate Secretary
Non-Employee Directors
David T. Hamamoto(3)	61	Director
Keith Feldman(1)	44	Director
Jane Reiss(1)	59	Director
Dale Spencer(2)	62	Director
Michael Gates(3)	60	Director
Mick Kowitz(2)	53	Director
Angela Strand(2)(3)	52	Director
Martin J. Rucidlo(1)	63	Director

(1)
Member of the audit committee.

(2)
Member of the compensation committee.

(3)
Member of the nominating and corporate governance committee.

Executive Officers
Stephen S. Burns.   Mr. Burns has served as our Chairman of the Board and Chief Executive Officer since October 2020. Mr. Burns is Legacy Lordstown’s founder and served as a director on its board of directors and as its Chief Executive Officer since inception. Mr. Burns is the founder and former Chief Executive Officer of Workhorse Group. Mr. Burns was appointed as Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of Workhorse Group on December 28, 2009 and left Workhorse Group in February 2019. Prior to Workhorse Group, Mr. Burns founded several start-up mobile technology services businesses.
Julio Rodriguez.   Mr. Rodriguez has served as our Chief Financial Officer since October 2020. Mr. Rodriguez served as Legacy Lordstown’s Chief Financial Officer from September 2019 until October 2020. He has over 30 years of experience in financial and operational leadership roles within various industries, including the automotive industry. Most recently, he served in several executive roles for Workhorse Group from August 2013 to August 2019. Prior to Workhorse Group, Mr. Rodriguez served in executive roles with Genuine Parts Company (“GPC”), including Director Process Improvement for GPC corporate, and Vice President Finance & Corporate Secretary for Johnson Industries, a subsidiary of GPC. Prior to GPC, Mr. Rodriguez served as Director of International Finance for Federal Mogul, an OEM manufacturer of automotive systems. Mr. Rodriguez started his career in public accounting with Arthur Andersen and holds a Bachelor of Science degree in Accounting and Business Administration.

Rich Schmidt.   Mr. Schmidt has served as our President since November 2020. Mr. Schmidt served as Legacy Lordstown’s Chief Production Officer from October 2019 until October 2020. He has over 30 years of automotive industry expertise, including experiences at Toyota and Nissan as a Manager in the company’s Plant, Body and Plastics Engineering divisions; Hyundai as Senior Manager of Paint; Volkswagen as Senior Manager of Paint Engineering; and Tesla Motors as Director of Manufacturing, where he oversaw the company’s Paint, Plastics, and Coatings divisions, as well as general assembly, body, high pressure die cast and special projects. Mr. Schmidt has served as a Senior Automotive Consultant for the North American Fiat Chrysler Automotive Plants from July 2017 to July 2019. In that role, Mr. Schmidt provided training to manufacturing teams and worked to improve the Fiat Chrysler Automotive Plants’ quality, productivity and cost.
Shane Brown.   Mr. Brown has served as our Chief Production Officer since November 2020 and previously served as the Director of Paint Operations at Legacy Lordstown since 2019. Prior to joining the Company, Mr. Brown was Production Superintendent at New Flyer of America, Inc. from 2018 until 2019 and Paint Shop Engineering Section Manager at Kia Motors from 2014 to 2017. Mr. Brown has 28 years of experience in manufacturing in many different automotive sectors. His work history includes production, engineering, and management roles and he has been involved in many plant startups during his career, including green-field ventures at Hyundai in Montgomery, Alabama and Volkswagen in Chattanooga, Tennessee. He has led numerous production model launches with many production models achieving the highest quality ratings.
Caimin Flannery.   Mr. Flannery has served as our Senior Vice President of Business Development since October 2020. Mr. Flannery served as Legacy Lordstown’s Vice President of Business Development from October 2019 until October 2020. Mr. Flannery has a long-standing working relationship with Mr. Burns and was actively involved in the acquisition of Workhorse Custom Chassis LLC from Navistar in March 2013. In addition, Mr. Flannery served as Chief Operating Officer of AMP Holding Inc. from 2014 to 2015 during the company’s transition from AMP Electric Vehicles to Workhorse. Group. Mr. Flannery also has advised a number of U.S. and international firms regarding strategic initiatives and growth in the healthcare, agricultural, chemical and consumer products industries. Mr. Flannery, through Caimin Flannery & Associates, has also provided strategic advising to Workhorse Group for short periods of time in 2016 and 2017. Mr. Flannery has a well-versed appreciation for and knowledge of the extensive market potential for electric vehicle technologies, including experience and strategic relationships in international markets, particularly in the automotive and related sectors. He has been educated in Europe and the United States and is fluent in multiple languages.
John Vo.   Mr. Vo has served as our Vice President of Propulsion since October 2020 and is responsible for leading all battery and drive unit operations. Mr. Vo served as Legacy Lordstown’s Director of Propulsion from February 2020 until October 2020. Prior to joining the Company, Mr. Vo served as COO of Aikar Technology from January 2019 to February 2020 and CEO of Portable Power Innovations from August 2017 to December 2018. As one of the first employees of Tesla, Mr. Vo served as Director of Engineering and ultimately as Tesla’s Head of Global Manufacturing from 2011 to 2017. Mr. Vo has extensive experience in the semiconductor and aerospace industries, holding positions at Honeywell Aerospace, MiaSole and Cypress Semiconductors. Mr. Vo holds advanced engineering degrees from the University of Minnesota.
Darren Post.   Mr. Post has served as our Vice President of Engineering since October 2020. Mr. Post served as Legacy Lordstown’s Chief Engineer from November 2019 until October 2020. Prior to joining the Company, Mr. Post was Chief Engineer and Vice President at Karma Automotive, a start-up OEM that designs and produces plug-in hybrid luxury cars, from January 2016 to November 2019, where he launched two range extended electric vehicle luxury cars successfully into the U.S. marketplace. Prior to Karma Automotive, he was Chief Executive Officer and Executive Vice President Product Development for ALTe Technologies, an electric vehicle powertrain start-up company focused on electric vehicle and hybrid powertrains for commercial vehicles, buses and fleets for the U.S. and Chinese markets. Mr. Post also worked 32 years at GM and Delphi Automotive in product development, manufacturing and program management leadership positions. While at GM, Mr. Post led five major new vehicle programs from concept to launch and into production. Mr. Post holds a Bachelor of Science in Industrial Engineering from Kettering University and a Master of Science in Management from the Sloan School at Massachusetts Institute of Technology, with a concentration in Operations Management and a special certificate in Management Science.

Thomas V. Canepa.   Mr. Canepa has served as our General Counsel and Corporate Secretary since October 2020. Mr. Canepa served as the Legacy Lordstown’s General Counsel and Corporate Secretary from October 2019 until October 2020, and represented it and Mr. Burns during the start-up and negotiations with GM and Workhorse Group. Mr. Canepa has over 30 years of experience in corporate and entity formation, corporate and real estate transactions, start-up ventures, finance, joint ventures, mergers, acquisitions and client divestitures. Mr. Canepa has served as counsel to numerous clients in the fields of real estate, intellectual property and technology development, healthcare, sports, media and entertainment, energy, environment, transportation, and agriculture. Mr. Canepa served as counsel to several of Mr. Burns’ prior companies. Previously, Mr. Canepa served as General Counsel of Pitchfork Media, which was acquired by Conde Nast. Mr. Canepa holds a Bachelor of Arts from the University of Wisconsin in Madison and a Juris Doctor from The John Marshall Law School in Chicago.
Non-Employee Directors
David T. Hamamoto.   Mr. Hamamoto served as DiamondPeak’s Chairman and Chief Executive Officer since inception in November 2018 until October 2020 and continues to serve as our director. He is the Founder of Diamond Head Partners, LLC, which he established in 2017. Previously, he served as Executive Vice Chairman of Colony NorthStar (now Colony Capital, Inc. (NYSE: CLNY)), a real estate and investment management firm, from January 2017 through January 2018. The NorthStar companies, which he founded, were sold to Colony Capital in January 2017. Prior to the sale, Mr. Hamamoto was Executive Chairman of NorthStar Asset Management Group (NYSE: NSAM) (“NSAM”) since 2015, having previously served as its Chairman and Chief Executive Officer from 2014 until 2015. Mr. Hamamoto was the Chairman of the board of directors of NorthStar Realty Finance Corp. (NYSE: NRF) (“NRF”), a real estate investment trust, from 2007 to January 2017 and served as one of its directors from 2003 to January 2017. Mr. Hamamoto previously served as NRF’s Chief Executive Officer from 2004 until 2015 and President from 2004 until 2011. Mr. Hamamoto was Chairman of the board of directors of NorthStar Realty Europe Corp. from 2015 to January 2017. In 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp., the predecessor to NorthStar Realty Finance, for which he served as Co-Chief Executive Officer until 2004. Prior to NorthStar, Mr. Hamamoto was a partner and co-head of the Real Estate Principal Investment Area at Goldman, Sachs & Co. During Mr. Hamamoto’s tenure at Goldman, Sachs & Co., he initiated the firm’s effort to build a real estate principal investment business under the auspices of the Whitehall Funds. Mr. Hamamoto received a B.S. from Stanford University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. He is well qualified to serve as a director due to his experience as a public company chairman, CEO and director and due to his extensive investment and operational experience.
Keith Feldman.   Mr. Feldman has served as our director since October 2020. Mr. Feldman served as the Chief Financial Officer and Treasurer of NorthStar Realty Europe Corp. (NYSE: NRE), a NYSE listed REIT focused on European commercial real estate properties from May 2017, through the acquisition by AXA Investment Managers- Real Assets, in September 2019. Mr. Feldman served as a managing director of Colony Capital, Inc., from January 2017 to October 2019 and served as a managing director of NorthStar Asset Management Group Inc., a predecessor company of Colony Capital, Inc. from July 2014 to January 2017, as a managing director of NorthStar Realty Finance Corp. from January 2014 to July 2014 and as a director of NorthStar Realty Finance Corp. from January 2012 to December 2013. In each of these roles, Mr. Feldman’s responsibilities included capital markets, corporate finance, and investor relations. Earlier in his career, Mr. Feldman held various financial positions at NorthStar Realty Finance Corp., Goldman Sachs, J.P. Morgan Chase and KPMG LLP. Mr. Feldman received a Bachelor of Science in accounting from Binghamton University. Mr. Feldman is a CFA charterholder and a CPA. He is well qualified to serve as a director due to his experience with the operations and management, financial reporting and auditing of public companies in addition to operational expertise.
Jane Reiss.   Ms. Reiss has served as our director since October 2020. Ms. Reiss served as a director of Legacy Lordstown from February 2020 until October 2020. Ms. Reiss is a leading member of New York City’s advertising and marketing industry. Recently, Ms. Reiss served as Chief Marketing Officer and Chief Brand Experience Officer of Grey, one of the world’s largest global advertising networks. Prior to joining Grey, Ms. Reiss served in the Administration of Mayor Michael Bloomberg as Chief Marketing Officer of the City of New York. Ms. Reiss worked with a variety of international companies while leading marketing and partnerships at NYC & Company, the official marketing, tourism and partnership organization for the City of New York. Before joining NYC & Company, Ms. Reiss served as Managing Director & Partner at Margeotes Fertitta, where she specialized in leading retail-driven businesses. Ms. Reiss is well qualified to serve as a director due to her extensive marketing experience and varied experience in the public and private sector.
Dale Spencer.   Mr. Spencer has served as our director since October 2020. Mr. Spencer served as a director of Legacy Lordstown from February 2020 until October 2020. Mr. Spencer is the former Vice President of Automotive Maintenance and Engineering at United Parcel Service (“UPS”). As Vice President, Mr. Spencer led one of the largest and most dynamic fleets in North America with responsibilities for fleet duty cycles, maintenance and innovation. Mr. Spencer formerly served as a technical advisor on the board of directors of the North American Council for Freight Efficiency. He also serves as a consultant with multiple companies throughout the automotive industry. Mr. Spencer is well qualified to serve as a director due to his extensive experience with fleet operators and consulting experience through the automotive industry.
Michael Gates.   Mr. Gates has served as our director since October 2020. Mr. Gates has served as the founder and owner of Gridiron Development, a real estate construction and development firm in Mason, Ohio, since January 1994. Mr. Gates also previously founded and served as President of Broome Paving from January 1988 to January 1998, and as V.P. of Sales of Performance Site from January 1998 to January 2004. Mr. Gates received a Bachelor of Business Administration from the University of Cincinnati. Mr. Gates is well qualified to serve as a director due to his experience founding, building and managing businesses in real estate, construction and development.
Mick Kowitz.   Mr. Kowitz has served as our director since October 2020. Mr. Kowitz has served as the President and Chief Executive Officer of ClinMunications LLC, a leading artificial intelligence communications provider serving the largest hospitals, since November 2017. Prior to that, Mr. Kowitz was the Chief Technology Officer and a director of ClinGenuity LLC, a company that developed automation solutions for clinical trial reporting. Mr. Kowtiz has over 30 years of experience in software development and innovation of new technologies related to artificial intelligence, speech recognition, natural language processing and engineering experience. Mr. Kowitz has served as a board of director on several companies and has founded and co-founded several companies that were successfully sold to private equity groups or become public companies for over $500.0 million. Mr. Kowitz is well qualified to serve as a director due to his experience in software development and innovation of new technologies.
Angela Strand.   Ms. Strand has served as our director since October 2020. From 2016 to 2020, Ms. Strand served as a director of Integrity Applications (“Integrity”). During her time at Integrity, Ms. Strand served as Vice Chairperson of the board of directors, as chairperson of the nominating and corporate governance and compensation committees and as a member of the audit committee. Ms. Strand was a founder and senior executive of Chanje, a joint venture between Smith Electric Vehicles and FDG Electric Vehicles Ltd. (HK: 729HK) from 2016 to 2017, and a founder of In-Charge, an electric vehicle infrastructure solutions provider. Ms. Strand is also a named inventor with seven issued patents. From 2017 to 2018, Ms. Strand served as Vice President of Workhorse Group Inc.; from 2011 to 2015, Ms. Strand served as the chief marketing officer and head of business development and government affairs for Smith Electric Vehicles. Ms. Strand has also served in various executive roles at medical device, biotech and digital health firms including Proteus Digital Health (acquired by Otsuka Pharmaceutical); Aerogen (acquired by Nektar Therapeutics, NASDAQ: NKTR), Novacept (acquired by Cytyc, NASDAQ: CYTC, now NASDAQ: HOLX) and FemRx (acquired by Johnson & Johnson, NYSE: JNJ). Currently, Ms. Strand is an advisor for various companies and serves as the Founder/Managing Director of Strand Strategy. Ms. Strand holds a B.Sc. in Communications and an MBA in Marketing from the University of Tennessee. She is well qualified to serve as a director due to her board experience and her experience in the electric vehicle industry.
Martin J. Rucidlo.   Mr. Rucidlo has served as our director since October 2020. Mr. Rucidlo has served as Xerion Advanced Battery Corp.’s (“Xerion”) EVP of Operations since 2017. Prior to joining Xerion, Mr. Rucidlo worked at Workhorse Group Inc. from 2010 to 2017, serving as VP of Manufacturing and later, as President. Mr. Rucidlo also has extensive experience in technical sales and marketing management. From 1996 to 2010, Mr. Rucidlo has worked in sales and marketing management at the vice president or director level for start-ups and mid-sized corporations. Mr. Rucidlo holds a B.S.I.E. in Industrial and Business Systems Engineering from Pennsylvania State University. He is well qualified to serve as a director due to his experience in manufacturing, including in the automotive industry.
Board Composition
The board of directors consists of nine members. Stephen S. Burns serves as Chairman. The primary responsibilities of the board of directors are to provide oversight, strategic guidance, counseling and direction to management.
The board of directors is divided into the following three classes:
•
Class I, which consists of Jane Reiss, Dale Spencer and Mick Kowitz, whose terms will expire at the Company’s annual meeting of stockholders in 2021;

•
Class II, which consists of Michael Gates, Angela Strand and Martin J. Rucidlo, whose terms will expire at the Company’s annual meeting of stockholders in 2022; and

•
Class III, which consists of David Hamamoto, Keith Feldman and Stephen S. Burns, whose terms will expire at the Company’s annual meeting of stockholders in 2023.

In accordance with the Charter, each director will hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
The Charter provides that any director or the entire board of directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of our then-outstanding shares of capital stock then-entitled to vote generally in the election of directors, voting together as a single class.
Director Independence
The board of directors determined that each of the directors, other than Mr. Burns, qualifies as an independent director, as defined under the listing rules adopted by the Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”), and the board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq Listing Rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.
Role of the Board in Risk Oversight
One of the key functions of the board of directors is informed oversight of our risk management process. The board of directors administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and the audit committee is responsible for considering and discussing our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Board Committees
Upon the consummation of the Business Combination, the board of directors established an audit committee, a compensation committee and a nominating and corporate governance committee and adopted a charter for each of these committees, which charters comply with the applicable requirements of the Nasdaq Listing Rules. The charters are available on the investor relations portion of our website at www.lordstownmotors.com. Information contained on or accessible through this website is not a part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.
Audit Committee
Our audit committee consists of Keith Feldman, Jane Reiss and Martin Rucidlo. The board of directors has determined that each of the members of the audit committee satisfies the independence requirements of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at such determination, the board of directors examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.
Keith Feldman serves as the chair of the audit committee. The board of directors determined that Keith Feldman qualifies as an audit committee financial expert within the meaning of SEC regulations and that all members meet the financial sophistication requirements of the Nasdaq Listing Rules. Both our independent registered public accounting firm and management periodically will meet privately with the audit committee.
The functions of this committee include, among other things:
•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•
reviewing our financial reporting processes and disclosure controls;

•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•
reviewing the adequacy and effectiveness of our internal control policies and procedures, including the effectiveness of our internal audit function;

•
reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

•
obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•
monitoring the rotation of our independent auditors’ lead audit and concurring partners and the rotation of other audit partners as required by law;

•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on its independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls and critical accounting policies;

•
reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or other matters;

•
preparing the report that the SEC requires in our annual proxy statement;

•
reviewing and providing oversight of any Related Person Transactions (as defined below) in accordance with our Related Person Transaction Policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our Code of Conduct (as defined below);

•
reviewing our major financial risk exposures, including the guidelines and policies to govern the processes by which risk assessment and risk management are implemented; and

•
reviewing and evaluating the audit committee charter annually and recommending any proposed changes to the board of directors.

Compensation Committee
Our compensation committee consists of Angela Strand, Mick Kowitz and Dale Spencer. Angela Strand serves as the chair of the compensation committee. The board of directors has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of the Nasdaq Listing Rules.
The functions of this committee include, among other things:
•
reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•
reviewing and approving the compensation and other terms of employment of our executive officers;

•
reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•
making recommendations to the board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the board of directors;

•
reviewing and making recommendations to the board of directors regarding the type and amount of compensation to be paid or awarded to non-employee members of the board of directors;

•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•
administering equity incentive plans, to the extent such authority is delegated by the board of directors;

•
reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, perquisites and any other compensation, and special or supplemental benefits for executive officers;

•
reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•
preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

•
reviewing and evaluating the compensation committee charter annually and recommending any proposed changes to the board of directors.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of David Hamamoto, Michael Gates and Angela Strand. The board of directors has determined that each of the members of the nominating and corporate governance committee satisfies the independence requirements of the Nasdaq Listing Rules. David Hamamoto serves as the chair of the nominating and corporate governance committee.
The functions of this committee include, among other things:
•
identifying, reviewing and making recommendations of candidates to serve on the board of directors;

•
evaluating the performance of the board of directors, committees of the board of directors and individual directors and determining whether continued service on the board of directors is appropriate;

•
evaluating nominations by stockholders of candidates for election to the board of directors;

•
evaluating the current size, composition and organization of the board of directors and its committees and making recommendations to the board of directors for approval;

•
developing a set of corporate governance policies and principles and recommending to the board of directors any changes to such policies and principles;

•
reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the board of directors current and emerging corporate governance trends; and

•
reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the board of directors.

Compensation Committee Interlocks and Insider Participation
No member of our compensation committee has ever been our executive officer or employee. None of our executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of such entity's the board of directors or compensation committee.
Limitation on Liability and Indemnification of Directors and Officers
The Charter limits directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
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for any transaction from which the director derives an improper personal benefit;

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for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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for any unlawful payment of dividends or redemption of shares; or

•
for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Charter provides that we will, in certain situations, indemnify our directors and officers to the fullest extent permitted by law. Any indemnitee is also entitled, subject to certain limitations, to reimbursement of expenses (including attorney’s fees) incurred by such indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe the indemnification provisions in the Charter are necessary to attract and retain qualified persons as directors and officers.
Code of Business Conduct and Ethics for Employees, Executive Officers and Directors
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our employees, executive officers and directors. The Code of Conduct is available on the investor relations portion of our website at www.lordstownmotors.com. The nominating and corporate governance committee of our board of directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

EXECUTIVE COMPENSATION
This section provides an overview of Legacy Lordstown’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
For the year ended December 31, 2019, Legacy Lordstown’s named executive officers (“Named Executive Officers” or “NEOs”) were:
•
Stephen S. Burns, Chief Executive Officer;

•
Julio Rodriguez, Chief Financial Officer; and

•
John LaFleur, Chief Operating Officer.

Legacy Lordstown’s compensation and benefits programs were designed to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving common goals as a start-up company. We expect to develop an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward individuals who contribute to our long-term success. Decisions on the executive compensation program will be made by the compensation committee.
We believe our compensation program should promote our success and align executive incentives with the long-term interests of our stockholders. The Legacy Lordstown compensation programs reflect its startup origins and consist primarily of base salary and stock option awards. As our needs evolve, we intend to continue to evaluate our philosophy and modify our compensation and benefits programs as necessary to continue to achieve our goals.
Legacy Lordstown’s board of directors determined the compensation for the NEOs reported below.
Summary Compensation Table
The following table sets forth information concerning the compensation of the Named Executive Officers for the year ended December 31, 2019.
Name and Principal Position	Year	Salary ($)	Option Awards (l)	Total ($)
Stephen S. Burns Chief Executive Officer	2019	99,113	—	99,113
Julio Rodriguez Chief Financial Officer	2019	70,588	763,834	834,422
John LaFleur Chief Operating Officer	2019	57,447	763,834	821,281

(1)
The amounts in this column represent the aggregate grant-date fair value of awards granted to each Named Executive Officer, computed in accordance with FASB ASC Topic 718.

Narrative Disclosure to Summary Compensation Table
For 2019, the compensation program for the Named Executive Officers consisted of base salary and long-term incentive compensation delivered in the form of stock option awards.
Base Salary
Base salary for each of the NEOs was determined at the time they entered into their employment agreements. Salaries were set at a level commensurate with the NEO’s duties and authorities, contributions, prior experience and sustained performance, and also accounted for the fact that as a start-up with limited funds, a significant portion of total compensation would initially be in the form of stock options for NEOs, other than Mr. Burns.

Cash Bonus
There were no arrangements with the NEOs providing for annual cash bonus awards, and none of the NEOs received cash bonuses in 2019.
Stock Option Awards
Legacy Lordstown Options were granted to the NEOs under the Lordstown Motors Corp. 2019 Incentive Compensation Plan (the “2019 Plan”). In November 2019, Legacy Lordstown’s board of directors granted Messrs. Rodriguez and LaFleur such options, one-third of which were vested upon grant and one-third of which are to vest on each of the first and second anniversary of the grant date. Mr. Burns did not receive an option award due to his significant equity ownership as founder of Legacy Lordstown.
The stock option award agreements governing the Legacy Lordstown Options granted to Messrs. Rodriguez and LaFleur in November 2019 provide that such stock options will vest in full upon a change in control (other than the Business Combination). In February 2020, each of Messrs. Rodriguez and LaFleur were granted additional Legacy Lordstown Options under the 2019 Plan that vest as follows: 34% of the outstanding stock options were vested upon grant, one-third vested on November 1, 2020 and one-third will vest on November 1, 2021, and such options will also vest in full upon a change in control.
The conditions and terms agreed to in consideration of an option award include non-competition and non-solicitation covenants that last until the second anniversary of the date the NEO no longer owns any options or shares.
In connection with the Business Combination, each Legacy Lordstown Option that was outstanding immediately prior to the Effective Time, whether vested or unvested, was automatically converted into an Exchanged Option to purchase a number of shares of Class A common stock equal to the product (rounded down to the nearest whole number) of (a) the number of shares of Legacy Lordstown common stock subject to such Legacy Lordstown Option immediately prior to the Effective Time and (b) the Merger Consideration. The exercise price and number of shares of Class A common stock purchasable pursuant to the Legacy Lordstown Option were determined in a manner consistent with avoiding adverse taxation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Each Exchanged Option continues to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding Legacy Lordstown Option immediately prior to the Effective Time.
Lordstown 2019 Incentive Compensation Plan
The 2019 Plan, which was approved by Legacy Lordstown’s board of directors on September 1, 2019 and amended on February 14, 2020, and any equity-based awards granted thereunder, were administered by Legacy Lordstown’s board of directors. 100,000 shares of Legacy Lordstown’s common stock were reserved for issuance under the 2019 Plan.
The 2019 Plan provided for the grant of incentive stock options, which qualify for favorable tax treatment to recipients under Section 422 of the Code, and nonqualified stock options. Such awards could be granted to Legacy Lordstown’s employees, directors and consultants. Options under the 2019 Plan were granted at a price not less than the fair market value on the date of grant and generally become exercisable between the date of grant and two years after the date of grant. Options generally expire 10 years from the date of grant. The board of directors had the power to amend, suspend or terminate the 2019 Plan at any time. No new awards will be granted under the 2019 Plan.
Benefits and Perquisites
The Named Executive Officers have been provided benefits on the same basis as all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short- and long-term disability insurance; a health savings account; and a tax-qualified Section 40l(k) plan for which only a safe harbor matching contribution is provided. We do not maintain any executive-specific benefit or perquisite programs.

Agreements with the Company’s Named Executive Officers and Potential Payments upon Termination or Change of Control
Legacy Lordstown entered into employment agreements with its Named Executive Officers. Details of the employment agreements are outlined below.
Agreement with Stephen S. Burns
On November 1, 2019, Stephen S. Burns entered into an employment agreement with Legacy Lordstown to serve as Chief Executive Officer, which agreement remains in effect. Mr. Burns’ employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Burns’ base salary is $250,000. Under Mr. Burns’ employment agreement, if his employment is terminated by us without “cause” or by Mr. Burns for “good reason” during the period commencing on or after the date that we enter into a definitive agreement that results in a change of control (provided that the change of control actually occurs) and ending on the date which is 12 months following the change of control, Mr. Burns is entitled to receive, subject to his execution and non-revocation of a general release of claims, an amount equal to 12 months of base salary, any actual bonus earned but unpaid as of the date of termination, a prorated target bonus for the year of termination, accelerated vesting of all outstanding and unvested Legacy Lordstown Options (now Exchanged Options) or equity awards and 12 months of continued health insurance coverage. If Mr. Burns’ employment is terminated by us other than for cause in the absence of a change in control, he will receive, subject to his execution and non-revocation of a general release of claims, his base salary for a period of six months. Pursuant to his employment agreement, Mr. Burns is also subject to certain restrictive covenants, including (i) perpetual confidentiality and non-disparagement covenants, (ii) an assignment of inventions covenant and (iii) non-competition and customer and employee non-solicitation covenants during and for the two-year period following any termination of employment.
Agreement with Julio Rodriguez
On September 1, 2019, Julio Rodriguez entered into an employment agreement with Legacy Lordstown to serve as Chief Financial Officer, which agreement remains in effect as amended as described below. Mr. Rodriguez’s employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Rodriguez’s initial base salary is $250,000 per year. Under his employment agreement, Mr. Rodriguez received Legacy Lordstown Options pursuant to the 2019 Plan for 1% of outstanding Legacy Lordstown common stock on a fully diluted basis, and was entitled to receive additional Legacy Lordstown Options to enable him to maintain that percentage upon certain subsequent capital raises by us (the “Anti-Dilution Provision”). Mr. Rodriguez’s employment agreement also provided him the right to participate in any deferred cash bonus plan established by us to reflect the increase in the fair market value of Legacy Lordstown common stock between the date of the issuance of Mr. Rodriguez’s initial Legacy Lordstown Options and the date that any such additional Legacy Lordstown Options were granted to Mr. Rodriguez (the “Deferred Cash Bonus Provision”).
On August 1, 2020, in connection with the Business Combination, Mr. Rodriguez’s employment agreement was amended. Such amendment terminated the Anti-Dilution Provision and the Deferred Cash Bonus Provision on the day immediately preceding the date of the Business Combination, and provided that Mr. Rodriguez is not entitled to receive or be issued any stock options or deferred cash bonus awards pursuant to the Anti-Dilution Provision and the Deferred Cash Bonus Provision, respectively. Under Mr. Rodriguez’s employment agreement, if his employment is terminated by us without “cause” or by Mr. Rodriguez for “good reason” during the period commencing on or after the date that we enter into a definitive agreement that results in a change of control (provided that the change of control actually occurs) and ending on the date which is 12 months following the change of control, Mr. Rodriguez is entitled to receive, subject to his execution and non-revocation of a general release of claims, an amount equal to 12 months of base salary, any actual bonus earned but unpaid as of the date of termination, a prorated target bonus for the year of termination, accelerated vesting of all outstanding and unvested Legacy Lordstown Options (now Exchanged Options) or equity awards and 12 months of continued health insurance coverage. If Mr. Rodriguez’s employment is terminated by us other than for cause in the absence of a change in control, he will receive, subject to his execution and non-revocation of a general release of claims, his base salary for a period of six months. Pursuant to his employment agreement, Mr. Rodriguez is also subject to certain restrictive covenants, including (i) perpetual confidentiality and non-disparagement covenants, (ii) an assignment of inventions covenant and (iii) non-competition and customer and employee non-solicitation covenants during and for the two-year period following any termination of employment.
Agreement with John LaFleur
On September 1, 2019, John LaFleur entered into an employment agreement with Legacy Lordstown to serve as Chief Operating Officer, which agreement remains in effect as amended as described below. Mr. LaFleur’s employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. LaFleur’s initial base salary is $250,000 per year. Under his employment agreement, Mr. LaFleur received Legacy Lordstown Options pursuant to the 2019 Plan for 1% of the Legacy Lordstown outstanding common stock on a fully diluted basis, and the agreement contained an Anti-Dilution Provision and a Deferred Cash Bonus Provision.
On August 1, 2020, in connection with the Business Combination, Mr. LaFleur’s employment agreement was amended. Such amendment terminated the Anti-Dilution Provision and the Deferred Cash Bonus Provision on the day immediately preceding the date of the Business Combination, and provided that Mr. LaFleur is not entitled to receive or be issued any stock options or deferred cash bonus awards pursuant to the Anti-Dilution Provision and the Deferred Cash Bonus Provision, respectively. Under Mr. LaFleur’s employment agreement, if his employment is terminated by us without “cause” or by Mr. LaFleur for “good reason” during the period commencing on or after the date that we enter into a definitive agreement that results in a change of control (provided that the change of control actually occurs) and ending on the date which is 12 months following the change of control, Mr. LaFleur is entitled to receive, subject to his execution and non-revocation of a general release of claims, an amount equal to 12 months of base salary, any actual bonus earned but unpaid as of the date of termination, a prorated target bonus for the year of termination, accelerated vesting of all outstanding and unvested Legacy Lordstown Options (now Exchanged Options) or equity awards and 12 months of continued health insurance coverage. If Mr. LaFleur’s employment is terminated by us other than for cause in the absence of a change in control, he will receive, subject to his execution and non-revocation of a general release of claims, his base salary for a period of six months. Pursuant to his employment agreement, Mr. LaFleur is also subject to certain restrictive covenants, including (i) perpetual confidentiality and non-disparagement covenants, (ii) an assignment of inventions covenant and (iii) non-competition and customer and employee non-solicitation covenants during and for the two-year period following any termination of employment.
Retirement Benefits
The Company provides a tax-qualified Section 401(k) plan for all employees, including the NEOs. The Section 401(k) plan provides for safe harbor matching contributions for participants’ elective contributions to the 401(k) plan and for discretionary profit-sharing contributions to participants who satisfy the eligibility requirements under the Section 401(k) plan. The Company does not provide to employees, including its NEOs, any other retirement benefits, including, but not limited to, tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Outstanding Equity Awards at 2019 Year End
The following table presents information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2019.
	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Stephen S. Burns	—	—	—	—	—
Julio Rodriguez	11/1/19(1)	4,750.62	9,280.62	100.00	10/31/29
John LaFleur	11/1/19(1)	4,750.62	9,280.62	100.00	10/31/29

(1)
One-third of the option vested upon grant. One-third of the option vested November 1, 2020 and one-third of the option vests on November 1, 2021, in each case, subject to the NEO’s continued employment through such vesting date.

(2)
Each option originally covered shares of Legacy Lordstown common stock, and in connection with the Business Combination, was converted into an Exchanged Option on the same terms applicable to the option immediately prior to being converted, as described in more detail above under “Narrative Disclosure to Summary Compensation Table — Stock Option Awards.”

Equity Compensation
Our board of directors and stockholders approved our 2020 Plan and it became effective in October 2020. The 2020 Plan is designed to attract, retain, incentivize and reward employees, directors or consultants and align the interests of the 2020 Plan participants with those of our stockholders. No additional awards have been or will be granted under the 2019 Plan following the effective date of the 2020 Plan. The 2020 Plan has the following principal features:
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Types of Awards.   The 2020 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights and performance units and performance shares that may be settled in cash, stock or other property. All employees and consultants of the Company, a parent or a subsidiary, as well as any director on the board of directors, are eligible to receive awards under the 2020 Plan.

•
Shares Available for Awards.   Initially, the aggregate number of shares of Class A common stock that may be issued under the 2020 Plan (the “Share Reserve”) will not exceed the sum of (i) 13,000,000 shares and (ii) the 5,373,359 shares underlying the Exchanged Options. Shares subject to awards under the 2020 Plan that expire or become unexercisable without having been exercised in full or are forfeited or repurchased due to failure to vest or be earned will be available for future grant under the 2020 Plan. Shares that are actually issued under the 2020 Plan, used to pay the exercise price of an award or used to satisfy tax withholding obligations will not become available for future grant under the 2020 Plan. In addition, shares repurchased with the proceeds from the exercise of any options may not be reissued under the 2020 Plan. To the extent an award under the 2020 Plan is paid in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2020 Plan. Any shares in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction will not reduce the number of shares available for issuance under the 2020 Plan.

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Non-Employee Director Compensation Limit.   Under the 2020 Plan, the maximum number of shares of Class A common stock subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid by us to such non-employee director during such fiscal year for service on our board of directors, will not exceed $750,000 in total value (calculating the value of any such awards based on the grant date fair market value of such awards for financial reporting purposes).

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Performance Awards.   The 2020 Plan allows us to grant performance units and performance stock awards. The plan administrator can structure such awards so that stock, cash or other awards will be issued or paid pursuant to such award only after the achievement of certain performance goals during a designated performance period.

Director Compensation
In 2019, no director received cash, equity or other non-equity compensation for service on our or Legacy Lordstown’s board of directors. In February 2020, in consideration of their service on the Legacy Lordstown board of directors, Dale Spencer and Jane Reiss were each granted 2,500 Legacy Lordstown Options under the 2019 Plan that vest as follows: 20% of the outstanding stock options were vested upon grant, and 40% vest on each of February 14, 2021 and February 14, 2022. Such options were converted into Exchanged Options at the Closing. Our board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. We expect to develop a board of directors’ compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2019 to which we have been a party, in which the amount involved exceeded $120,000 and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control and other arrangements, which are described under the section entitled “Executive Compensation.”
PIPE Investment
In connection with our entry into the Business Combination Agreement, we entered into separate Subscription Agreements, each dated as of August 1, 2020, with certain qualified institutional buyers and accredited investors, including GM, a fund affiliated with our anchor investor and Fidelity (the “PIPE Investors”), pursuant to which, among other things, we agreed to issue and sell in a private placement up to an aggregate of 50,000,000 shares of Class A common stock to the PIPE Investors, for a purchase price of $10.00 per share, and aggregate consideration of up to $500.0 million. The proceeds from the PIPE Investment will be used to provide us with additional capital.
The applicable purchase price under the Subscription Agreements was payable in cash with respect to each of the PIPE Investors except that the $75.0 million purchase price payable by GM consisted of certain in-kind consideration and a cash payment in an amount equal to the difference between the purchase price applicable GM and the value of such in-kind consideration. Other than the foregoing, the terms of the Subscription Agreement entered into with GM are substantially identical to the terms of other Subscription Agreements.
In exchange for the shares of Class A common stock, GM provided approximately $24.7 million in permits associated with the Lordstown Complex, as well as settlement of the GM Deferred Purchase Price Obligation, the approximately $5.9 million due to GM for reimbursable operating costs pursuant to the terms of the Operating Agreement and the outstanding amount of approximately $5.0 million drawn on the GM Convertible Note including accrued and unpaid interest, and the remaining contribution in cash. The financing provided under the GM Convertible Note was terminated.
The fund affiliated with our anchor investor purchased 1,000,000 shares of Class A common stock for an aggregate purchase price of $10.0 million. Fidelity, a beneficial holder of more than 5% of our outstanding Class A common stock, purchased an aggregate of 11,012,516 shares of Class A common stock for an aggregate purchase price of approximately $110.1 million.
Pursuant to the Subscription Agreements, we agreed that, by December 7, 2020, we would file with the SEC (at our sole cost and expense) a registration statement (the “Resale Registration Statement”) registering the resale of the shares of Class A common stock issued thereunder, and use our commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, subject to customary limitations as set forth therein.
Registration Rights and Lock-up Agreements
Prior Registration Rights Agreement
Pursuant to a registration rights agreement entered into on February 27, 2019, the holders of Class B common stock and Private Placement Warrants (and any shares of Class A common stock issuable upon conversion of the Class B common stock and exercise of such Warrants) were entitled to registration rights requiring us to register such securities for resale. The holders of the majority of these securities were entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Closing and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We were to bear the expenses incurred in connection with the filing of any such registration statements.

Amended and Restated Registration Rights and Lock-up Agreement
Effective as of the Closing, we entered into the Amended and Restated Registration Rights and Lock-up Agreement with the Sponsor, the anchor investor, GM, Stephen S. Burns, Workhorse Group and BGL (the “Registration Rights and Lock-up Agreement”), pursuant to which we have certain obligations to file a registration statement registering the resale of the Class A common stock (including shares issuable upon future exercise of the Private Placement Warrants or the BGL Warrants) and the Private Placement Warrants held by the parties (the “Registrable Securities”). The Registration Rights and Lock-up Agreement amends, restates and replaces the registration rights agreement entered into on February 27, 2019 described above.
Pursuant to the Registration Rights and Lock-up Agreement, we are required, by December 7, 2020, to file a registration statement registering the resale of the Registrable Securities. We are obligated to facilitate or participate in no more than two underwritten offerings for any holder of Registrable Securities (and no more than four underwritten offerings for all such holders in the aggregate), provided the reasonably expected aggregate gross proceeds from each such underwritten offering must be at least $75.0 million.
In addition, the Registration Rights and Lock-up Agreement also provides the holders of Registrable Securities with “piggy-back” registration rights, subject to certain requirements and customary conditions. We will bear the expenses incurred in connection with the filing of any such registration statements.
The Registration Rights and Lock-up Agreement provides that certain of our securities held by certain of the parties (including their permitted transferees) are locked-up as follows:
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any shares of Class A common stock held by the Sponsor will be locked-up until October 23, 2021, except that the Sponsor may transfer shares of Class A common stock owned by it prior to such date if the volume weighted average share price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) for at least 20 out of 30 consecutive trading days and such 30 consecutive trading days fall after March 22, 2021;

•
any shares of Class A common stock held by GM, Workhorse Group and BGL will be locked-up until April 23, 2021; and

•
any shares of Class A common stock held by Stephen S. Burns will be locked-up until October 23, 2021, and 50% of such shares will remain locked-up until October 23, 2022.

In addition, Stephen S. Burns agreed not to transfer any shares of Class A common stock held by him if, immediately following such transfer, the shares owned by him would be fewer than the number of shares that would be required to satisfy any outstanding indemnification claim made by us pursuant to the Business Combination Agreement.
The lock-up restrictions provided in the Registration Rights and Lock-up Agreement do not apply to the anchor investor, which remains subject to the lockup provisions set forth in the subscription agreements entered into by it in connection with its acquisition of the Class B common stock and Private Placement Warrants described below.
Indemnification Agreements
We entered into separate indemnification agreements with our directors and officers, in addition to the indemnification provided for in the Charter and the Bylaws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or as a director or officer of any other company or enterprise to which the person provides services at our request. For more information regarding these indemnification arrangements, see the section entitled “Description of Securities — Limitation on Liability and Indemnification of Directors and Officers.” We believe that these Charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

DiamondPeak Related Party Transactions
Founder Shares of DiamondPeak Class B Common Stock
In November 2018, the Sponsor acquired 7,187,500 shares of Class B common stock for an aggregate purchase price of $25,000. Prior to the initial investment by the Sponsor, we had no assets, tangible or intangible. In February 2019, the Sponsor forfeited 812,500 shares of Class B common stock and the anchor investor purchased 812,500 shares of Class B common stock for an aggregate purchase price of approximately $3,000, or approximately $0.003 per share. As a result of the underwriters’ election to partially exercise their over-allotment option in connection with the Initial Public Offering, 187,500 shares of Class B common stock were forfeited and 750,000 shares were no longer subject to forfeiture.
Each of Judith A. Hannaway, Steven R. Hash and Andrew C. Richardson, who served as our independent directors prior to the Closing, received upon completion of the Business Combination 88,357 shares of Class B common stock from the Sponsor, which shares converted into 88,357 shares of Class A common stock.
The shares of Class B common stock were identical to the shares of Class A common stock, except that the shares of Class B common stock automatically converted into shares of Class A common stock at the Closing and were subject to certain transfer restrictions.
With certain limited exceptions, the subscription agreements provided that the shares of Class B common stock were not, and the shares of Class A common stock received upon conversion thereof would not be, transferable or assignable by the Sponsor or the anchor investor for specified periods of time. Such restrictions with respect to the Sponsor were superseded by the Registration Rights and Lock-up Agreement.
The anchor investor’s agreement under its subscription agreements remains in effect, pursuant to which the anchor investor agreed that its shares of Class A common stock are not transferable or assignable (i) until the earlier of: (A) October 23, 2021 or (B) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property or (ii) until the volume weighted average share price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) for at least 20 out of 30 consecutive trading days and such 30 consecutive trading days fall after March 22, 2021.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Sponsor and the anchor investor purchased an aggregate of 4,666,667 Private Placement Warrants at a price of $1.50 per Warrant, for an aggregate purchase price of $7.0 million. On March 18, 2019, in connection with the underwriters’ election to partially exercise their over-allotment option, we sold an additional 400,000 Private Placement Warrants to the Sponsor and the anchor investor, at a price of $1.50 per Warrant, generating additional gross proceeds of $600,000. Among the Private Placement Warrants, 4,460,000 Warrants were purchased by the Sponsor and 606,667 Warrants were purchased by the anchor investor. Each Private Placement Warrant entitles the holder to purchase one share of our Class A common stock at $11.50 per share.
The Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until November 22, 2020, subject to certain limited exceptions.
Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable for cash so long as they are held by the Sponsor, anchor investor or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor, anchor investor or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by such holders on the same basis as the Public Warrants.

Related Party Loans Related to Initial Public Offering
The Sponsor agreed to loan us up to $300,000 to be used for a portion of the expenses related to the Initial Public Offering. This loan was non-interest bearing and unsecured and was payable on the earlier of March 31, 2019 or the completion of the Initial Public Offering. The borrowings outstanding under such loan of $223,470 were repaid upon the consummation of the Initial Public Offering on March 4, 2019.
Administrative Support Agreement
We agreed to pay our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support until the completion of the Business Combination. For the year ended December 31, 2019, we incurred $100,000 in fees for these services. For the six months ended September 30, 2020 and 2019, we incurred $90,000 and $70,000, respectively, in fees for these services. As of September 30, 2020 and December 31, 2019, all such fees were paid and no such fees were included in accounts payable and accrued expenses in the accompanying condensed balance sheets.
Other Transactions and Relationships
David T. Hamamoto, who served as our Chairman and Chief Executive Officer until October 23, 2020 and remains our director, purchased $10.0 million of Units in the Initial Public Offering.
The anchor investor purchased $32.5 million of Units in the Initial Public Offering and agreed that if it did not own 3,250,000 shares of Class A common stock at the time of any stockholder vote with respect to an initial business combination or the business day immediately prior to the consummation of our initial business combination, it would transfer to the Sponsor a portion of the 812,500 shares of Class B common stock it purchased prior to the Initial Public Offering on a pro rata basis, provided that the anchor investor’s remaining number of shares of Class B common stock would not be less than 203,125. No such shares were transferred by the anchor investor.
Legacy Lordstown’s Relationships and Related Party Transactions
Stockholder Support Agreements
In connection with the execution of the Business Combination Agreement, Legacy Lordstown stockholders holding approximately 95% of the Legacy Lordstown common stock issued and outstanding as of such date, including Stephen S. Burns and other Legacy Lordstown directors and executive officers, entered into separate Support Agreements and provided written consents, each dated August 1, 2020, pursuant to which each of such stockholders agreed, among other things, to (i) vote all of the shares of Legacy Lordstown common stock held by them to adopt the Business Combination Agreement and approve any other matters necessary for the Closing, (ii) subject to certain exceptions, refrain from transferring any of the shares of Legacy Lordstown common stock held by them before the Closing and (iii) waive any appraisal rights and rights to dissent (including under Section 262 of the DGCL) with respect to the Business Combination.
GM Agreements
On November 7, 2019, we entered into the GM Property Agreements providing for our acquisition of and the continued operation of the Lordstown Complex. The GM Property Agreements established the GM Deferred Purchase Price Obligation for the property of $20.0 million, plus interest accruing beginning on February 1, 2020 at a rate of 7.0% per year. The terms of the Operating Agreement provided that all expenses associated with the real property were to be paid by GM from November 2019 through February 2020 and subsequently reimbursed by us. We satisfied the GM Deferred Purchase Price Obligation and the expenses owed under the Operating Agreement in exchange for equity pursuant to the GM Subscription Agreement at the Closing.
On May 28, 2020, we executed the GM Convertible Note in favor of GM that provided additional financing to us of up to $10.0 million. We satisfied all amounts outstanding under the GM Convertible Note in exchange for equity pursuant to the GM Subscription Agreement at the Closing.

On August 1, 2020, we entered into the GM Subscription Agreement as part of the PIPE Investment pursuant to which GM purchased, at the Closing, 7,500,000 shares of Class A common stock in exchange for an in-kind and cash subscription price of an aggregate of $75.0 million. In exchange for the shares of Class A common stock, GM provided approximately $24.7 million in permits associated with the Lordstown Complex, as well as settlement of the GM Deferred Purchase Price Obligation, the approximately $5.9 million due to GM for reimbursable operating costs under the Operating Agreement and the outstanding amount of approximately $5.0 million drawn on the GM Convertible Note including accrued and unpaid interest, and the remaining contribution in cash. The financing provided under the GM Convertible Note was terminated.
Also on August 1, 2020, we entered into the Omnibus Agreement pursuant to which the parties agreed upon the treatment of certain arrangements between GM and us during the pendency of the Business Combination and upon the Closing. Pursuant to the Omnibus Agreement, GM’s repurchase option with respect to the Lordstown Complex terminated at Closing. GM also agreed to terminate various investment-related rights upon the Closing.
On April 3, 2020, we entered into an agreement under which GM provides us with access to certain non-customer-facing GM parts, including airbags, steering columns and steering wheels.
Workhorse Group Agreement
We license certain Workhorse Group intellectual property and technology that was used in the design of Workhorse Group’s W-15 electric pickup truck pursuant to the IPLA. In connection with granting this license, Workhorse Group received 10% of the outstanding Legacy Lordstown common stock and was entitled to royalties of 1% of the gross sales price of the first 200,000 vehicle sales. At Closing, we paid an upfront royalty payment to Workhorse Group in the amount of $4.8 million. The upfront royalty payment represents an advance on royalties due on 1% of the gross sales price of the first 200,000 vehicles sold, but only to the extent that the aggregate amount of such royalty fees exceeds the amount paid upfront.
Confirmatory Agreements
Various Legacy Lordstown stockholders, including Julio Rodriguez, our Chief Financial Officer (the “Confirmatory Holders”), were the beneficiaries of anti-dilution protections pursuant to agreements between such Confirmatory Holders and Legacy Lordstown. Legacy Lordstown entered into agreements with substantially all such Confirmatory Holders, providing (i) for the issuance of additional Legacy Lordstown common stock to the Confirmatory Holders prior to the Closing in full satisfaction of their anti-dilution protections and (ii) that such protections terminated upon the Closing.
Related Person Transaction Policy
Our board of directors has adopted a written Related Person Transaction Policy that sets forth the following policies and procedures for the review and approval or ratification of Related Person Transactions. A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of our executive officers or a member of our board of directors;

•
any person who is known by us to be the beneficial owner of more than five percent of our Class A common stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent of our Class A common stock; or

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent or greater beneficial ownership interest.

We are also implementing policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review Related Person Transactions.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information known by us regarding the beneficial ownership of the Class A common stock as of November 30, 2020, by:
•
each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of Class A common stock;

•
each of our current Named Executive Officers and directors; and

•
all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 164,948,923 shares of Class A common stock issued and outstanding. Unless otherwise noted, the address for each beneficial owner listed below is c/o Lordstown Motors Corp., 2300 Hallock Young Road, Lordstown, Ohio 44481.
Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock Beneficially Owned	Percent of Class A Common Stock Outstanding
Directors and Executive Officers
Stephen S. Burns(1)	46,351,745	28.10%
David T. Hamamoto(2)	4,229,135	2.56%
JohnLaFleur(3)	524,782	*
Julio Rodriquez(4)	568,437	*
Jane Reiss(5)	27,940	*
Dale Spencer(5)	27,940	*
Keith Feldman(6)	234,645	*
Michael Gates	10,101	*
Mick Kowitz	10,060	*
Angela Strand	—	*
Martin J. Rucidlo	12,535	*
All Directors and Executive Officers, as a group (16 individuals)(7)	53,407,139	32.38%
Five Percent Holders
Workhorse Group Inc.(8)	16,478,402	9.99%
FMR LLC(9)	11,012,516	6.68%

*
Represents beneficial ownership of less than 1%.

(1)
Stephen S. Burns beneficially owns 46,351,745 shares of Class A common stock. 13,906,553 shares are held in a grantor-retained annuity trust of which Mr. Burns is trustee and sole annuitant.

(2)
Includes 800,913 shares of Class A common stock and 608,779 shares of Class A common stock underlying Private Placement Warrants held by Diamond Head Partners LLC (“Diamond Head Partners”), and 1,601,826 shares of Class A common stock and 1,217,597 shares of Class A common stock underlying Private Placement Warrants held by the David T. Hamamoto GRAT 2019 — SPAC (the “GRAT”), which is a grantor-retained annuity trust. Mr. Hamamoto is the sole managing member of Diamond Head Partners and the trustee and sole annuitant of the GRAT.

(3)
Includes 524,782 shares of Class A common stock underlying options that are exercisable within 60 days.

(4)
Includes 524,782 shares of Class A common stock underlying options that are exercisable within 60 days.

(5)
Includes 27,940 shares of Class A common stock underlying options that are exercisable within 60 days.

(6)
Includes 91,613 shares of Class A common stock underlying Private Placement Warrants.

(7)
Includes 2,229,498 shares of Class A common stock underlying options that are exercisable within 60 days and 1,918,009 shares of Class A common stock underlying Warrants.

(8)
The principal business address of Workhorse Group is 100 Commerce Drive, Loveland, Ohio 45140.

(9)
Fidelity Management & Research Company carries out the voting of the reported shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The Selling Securityholder is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The Selling Securityholder is an affiliate of registered broker-dealers. The primary business address of these entities is 245 Summer Street, Boston, Massachusetts 02210.

SELLING SECURITYHOLDERS
The Selling Securityholders acquired the shares of our Class A common stock and the Private Placement Warrants offered hereby and may acquire the shares of our Class A common stock issuable upon exercise of the Private Placement Warrants and the BGL Warrants (the “Warrant Shares”), in each case, in a private offering pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.
Pursuant to the Registration Rights and Lock-Up Agreement, the Subscription Agreements and the Convertible Promissory Notes, we agreed to file a registration statement with the SEC for the purposes of registering for resale the Private Placement Warrants, the Warrant Shares and certain shares of Class A common stock issued to the Selling Securityholders pursuant to such agreements. We are also registering for resale the shares of Class A common stock received by the Legacy Lordstown stockholders in the Business Combination.
The following table sets forth, based on written representations from the Selling Securityholders, certain information as of November 30, 2020, regarding the beneficial ownership of the Selling Securityholders of our Class A common stock and the Private Placement Warrants and the shares of Class A common stock and the Private Placement Warrants being offered by the Selling Securityholders. The applicable percentage ownership of the securities being offered hereby is based on approximately 164,948,923 shares of Class A common stock outstanding as of November 30, 2020. Information with respect to shares of Class A common stock and the Private Placement Warrants owned beneficially after the offering assumes the sale of all of the shares of Class A common stock, Private Placement Warrants and Warrant Shares offered and no other purchases or sales of our securities. The Selling Securityholders may offer and sell some, all or none of their shares of Class A common stock, their Private Placement Warrants or Warrant Shares, as applicable.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes to the table below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Class A common stock, the Private Placement Warrants and Warrant Shares that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.
Up to 9,333,333 shares of Class A common stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes thereto.
Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered(1)	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock Are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants Are Sold
					Number	Percent	Number	Percent
1649 MAL LLC(2)	67,256	—	67,256	—	—	—	—	—
Abel Family Investments LLC	949,988	—	949,988	—	—	—	—	—
Adam & Ellen Gannon-Shapiro JT TEN	100,998	—	94,554	—	6,444	*	—	—
Adam Perlow & Marlo S. Perlow JT TEN	27,940	—	27,940	—	—	—	—	—
Adam R. Black	32,192	—	32,192	—	—	—	—	—
Albert T. Adams, Trustee of The Albert T. Adams Trust(3)	100,383	—	100,383	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered(1)	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock Are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants Are Sold
					Number	Percent	Number	Percent
Albert Thomas Adams(3)	55,881	—	55,881	—	—	—	—	—
Alberta Investment Management Corporation(4)	316,182	—	300,000	—	16,182	*	—	—
Alice A. Devine	5,000	—	5,000	—	—	—	—	—
Alyeska Master Fund 3, L.P.(5)	12,000	—	12,000	—	—	—	—	—
Alyeska Master Fund, L.P.(5)	1,488,000	—	1,488,000	—	—	—	—	—
AMFCO-4 LLC(6)	347,290	—	335,290	—	12,000	*	—	—
Andrew D. Weller	59,412	—	56,512	—	2,900	*	—	—
Andrew Richardson(7)	88,357	—	88,357	—	—	—	—	—
Anthony B. Cimino	183,411	—	183,411	—	—	—	—	—
Anthony J. Hasapis	5,019	—	5,019	—	—	—	—	—
Anthony V. Milone	61,508	—	57,308	—	4,200	*	—	—
Arash Dilmanian	74,274	32,076	74,274	32,076	—	—	—	—
Armory Fund LP(8)	232,526	—	223,526	—	9,000	*	—	—
Article Third of Hamamoto Family Trust 2003(9)	994,755	202,933	469,904	202,933	524,851	*	—	—
ATJ Electrical Co Inc(10)	40,304	—	30,304	—	10,000	*	—	—
Barbara G. Samuels	151,520	—	151,520	—	—	—	—	—
BEMAP Master Fund Ltd(11)	545,454	—	545,454	—	—	—	—	—
BlackRock, Inc.(12)	2,419,167	606,667	2,419,167	606,667	—	—	—	—
Blackwell Horizon LLC(13)	85,506	—	50,506	—	35,000	*	—	—
BLDG, LLC(14)	10,060	—	10,060	—	—	—	—	—
BMO Nesbitt Burns ITF MMCAP International Inc., SPC for and on behalf of MMCAP Master Segregated Portfolio(15)	487,484	—	487,484	—	—	—	—	—
Brad S. Lebovitz	44,564	19,246	44,564	19,246	—	—	—	—
Bradley L. Todora(16)	20,120	—	20,120	—	—	—	—	—
Brett Bossung	1,520,862	659,055	1,520,862	659,055	—	—	—	—
Brett C. Klyza	14,855	6,415	14,855	6,415	—	—	—	—
Brett Wasserlauf	13,970	—	13,970	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered(1)	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock Are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants Are Sold
					Number	Percent	Number	Percent
Brian A. Betancourt	112,969	—	112,969	—	—	—	—	—
Brian Frank	10,101	—	10,101	—	—	—	—	—
Brian Roberts	170,203	—	170,203	—	—	—	—	—
Brown Gibbons Lang & Company LLC(17)	1,649,489	—	1,649,489	—	—	—	—	—
Chris Prouty	40,082	—	40,082	—	—	—	—	—
Chris S. Westfahl	74,274	32,076	74,274	32,076	—	—	—	—
Chris Scotti	45,200	—	45,200	—	—	—	—	—
Christine M. Ojile	5,769	—	5,019	—	750	*	—	—
Christopher Coogan	10,038	—	10,038	—	—	—	—	—
Christopher Hession	20,121	—	20,121	—	—	—	—	—
Chuan D. Vo(18)	199,017	—	199,017	—	—	—	—	—
Clayton E. Wimberly & Joan Mary Wimberly COMM WROS PROP	15,152	—	15,152	—	—	—	—	—
Climb2Glory LLC(19)	62,628	—	62,628	—	—	—	—	—
Constantine A. Tujios	37,137	16,038	37,137	16,038	—	—	—	—
CVI Investments, Inc.(20)	1,200,000	—	1,200,000	—	—	—	—	—
D.E. Shaw Oculus Portfolios, L.L.C.(21)	921,800	—	875,000	—	46,800	*	—	—
D.E. Shaw Valence Portfolios, L.L.C.(22)	2,765,179	—	2,625,000	—	140,179	*	—	—
Daniel J. Wampler & Lisa Ann Wampler JT TEN	177,446	—	177,446	—	—	—	—	—
Daniel W. Grotenhuis	111,763	—	111,763	—	—	—	—	—
David G. Bramwell	20,076	—	20,076	—	—	—	—	—
David Ezekiel	111,763	—	111,763	—	—	—	—	—
David Mazzullo	40,405	—	40,405	—	—	—	—	—
David Powers Berten Trust DTD 10/16/98(23)	10,038	—	10,038	—	—	—	—	—
David T. Hamamoto GRAT 2019 – SPAC(24)	2,819,423	1,217,597	2,819,423	1,217,597	—	—	—	—
David Zelman(25)	120,506	—	50,506	—	70,000	*	—	—
Davidson Kempner Institutional Partners, L.P.(26)	550,650	—	550,650	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered(1)	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock Are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants Are Sold
					Number	Percent	Number	Percent
Davidson Kempner International, Ltd.(26)	646,350	—	646,350	—	—	—	—	—
Davidson Kempner Partners(26)	259,950	—	259,950	—	—	—	—	—
Dechomai Asset Trust(27)	500,000	—	500,000	—	—	—	—	—
Diamond Head Partners LLC(28)	1,409,712	608,799	1,409,712	608,799	—	—	—	—
Dominic Audino	25,253	—	25,253	—	—	—	—	—
Douglas Solomon	21,212	—	21,212	—	—	—	—	—
Earl Ross Jr.	38,140	—	5,010	—	33,130	*	—	—
Edward and Judy Ptaszek JT TEN	55,881	—	55,881	—	—	—	—	—
Edward M. Giles Exempt Trust UAD(29)	225,940	—	225,940	—	—	—	—	—
Edward M. Giles GST Exempt Trust UAD 11/30/11(29)	30,304	—	30,304	—	—	—	—	—
Edward M. Giles GST Exempt Trust UAD 12/27/19(30)	30,304	—	30,304	—	—	—	—	—
Edward M. Giles Revocable Trust(31)	393,585	—	393,585	—	—	—	—	—
Erieview Acquisition LLC(32)	139,704	—	139,704	—	—	—	—	—
Ernest Mario	523,059	—	523,059	—	—	—	—	—
Federated Hermes Kaufmann Small Cap Fund, a Portfolio of Federated Hermes Equity Funds(33)	1,500,000	—	1,500,000	—	—	—	—	—
FIAM Target Date Blue Chip Growth Commingled Pool By: Fidelity Institutional Asset Management Trust Company as Trustee(34)	334,961	—	334,961	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered(1)	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock Are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants Are Sold
					Number	Percent	Number	Percent
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund(34)	828,055	—	828,055	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund(34)	41,185	—	41,185	—	—	—	—	—
Fidelity Blue Chip Growth Commingled Pool By: Fidelity Institutional Asset Management Trust Company as Trustee(34)	131,792	—	131,792	—	—	—	—	—
Fidelity Blue Chip Growth Institutional Trust By its manager Fidelity Investments Canada ULC(34)	12,008	—	12,008	—	—	—	—	—
Fidelity Growth Company Commingled Pool By: Fidelity Management Trust Company, as Trustee(34)	2,028,480	—	2,028,480	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund(34)	2,232,387	—	2,232,387	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund(34)	226,198	—	226,198	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund(34)	512,936	—	512,936	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered(1)	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock Are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants Are Sold
					Number	Percent	Number	Percent
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund(34)	3,573,266	—	3,573,266	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund(34)	366,333	—	366,333	—	—	—	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund(34)	5,676	—	5,676	—	—	—	—	—
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund(34)	575,965	—	575,965	—	—	—	—	—
Fidelity Select Portfolios: Select Automotive Portfolio(34)	12,513	—	12,513	—	—	—	—	—
Fiduciary Trust as Custodian for The Edward M. Giles ROTH IRA(35)	30,304	—	30,304	—	—	—	—	—
Flamingo Drive Partners LLC(36)	55,881	—	55,881	—	—	—	—	—
Frangos Properties Group LLC(37)	56,631	—	55,881	—	750	*	—	—
Frank H. Moore(38)	5,019	—	5,019	—	—	—	—	—
Garrett Paul Ederle	7,428	3,208	7,428	3,208	—	—	—	—
Gavin A. Scotti, Jr.	588,128	—	563,128	—	25,000	*	—	—
Gavin A. Scotti, Sr.	50,506	—	50,506	—	—	—	—	—
George F. Wood	1,037,347	—	1,037,347	—	—	—	—	—
George Syrianoudis	10,118	—	10,047	—	71	*	—	—
George Tod Wood	56,512	—	56,512	—	—	—	—	—
GFT IRA LLC(39)	615,301	—	615,301	—	—	—	—	—
Giles Family 2015 Trust UAD 12/16/15(29)	197,949	—	197,949	—	—	—	—	—
Glenn Kunkel	10,101	—	10,101	—	—	—	—	—
GM EV Holdings LLC(40)	7,500,000	—	7,500,000	—	—	—	—	—
H. Benjamin Samuels	106,387	—	106,387	—	—	—	—	—
Han Solutions II LLC(41)	20,662	—	16,162	—	4,500	*	—	—
Harold S. Parnes	188,215	—	188,215	—	—	—	—	—
Harry E. Ashton IV	10,038	—	10,038	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered(1)	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock Are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants Are Sold
					Number	Percent	Number	Percent
Hartree Partners LP(42)	300,000	—	300,000	—	—	—	—	—
Hausknecht FLP(43)	20,202	—	20,202	—	—	—	—	—
Henry Steeneck	42,795	—	42,795	—	—	—	—	—
Horberg Enterprises LP(44)	20,202	—	20,202	—	—	—	—	—
Howard W. Wilson	10,101	—	10,101	—	—	—	—	—
Ian B. Maccallum Jr.	10,101	—	10,101	—	—	—	—	—
Ian Upton(45)	33,290	—	20,120	—	13,170	*	—	—
ICS Opportunities LTD(46)	750,000	—	750,000	—	—	—	—	—
Integrated Core Strategies (US) LLC(46)	2,463,100	—	2,450,000	—	13,100	*	—	—
Invader II LLC(47)	337,703	—	337,703	—	—	—	—	—
J. Victor & Barbara G. Samuels JT TEN	83,822	—	83,822	—	—	—	—	—
Jacob Cooper	8,918	—	8,918	—	—	—	—	—
James J. Dolan(48)	15,152	—	15,152	—	—	—	—	—
Janice & Michael Drake Trust UAD(49)	61,082	—	55,881	—	5,201	*	—	—
Jared L. Black	32,192	—	32,192	—	—	—	—	—
Jeffrey Cook	37,137	16,038	37,137	16,038	—	—	—	—
Jeffrey E. Eberwein	10,101	—	10,101	—	—	—	—	—
Jeremy Samuels	71,033	—	71,033	—	—	—	—	—
Joe Lukens	442,745	—	442,745	—	—	—	—	—
John R. Tilson Trust UAD 06/03/19(50)	56,512	—	56,512	—	—	—	—	—
John W. Shaffer	10,047	—	10,047	—	—	—	—	—
John William Blaney(51)	7,358	—	5,023	—	2,335	*	—	—
Joseph Gamberale	15,152	—	15,152	—	—	—	—	—
Judith Hannaway(52)	88,357	—	88,357	—	—	—	—	—
Julio C. Rodriguez(53)	568,437	—	43,380	—	525,057	*	—	—
Keith Feldman(54)	234,645	91,613	234,645	91,613	—	—	—	—
Keith M. Kleeman	50,301	—	50,301	—	—	—	—	—
Kelly Griffin	134,965	—	131,965	—	3,000	*	—	—
Kenneth Beckerman	10,101	—	10,101	—	—	—	—	—
Kevin J. Harrington	10,101	—	10,101	—	—	—	—	—
Kristen N. Black	32,192	—	32,192	—	—	—	—	—
Kyle Buchakjian	56,512	—	56,512	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered(1)	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock Are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants Are Sold
					Number	Percent	Number	Percent
Laurence Zalk	15,057	—	15,057	—	—	—	—	—
Lawrence & Susan G. Wilson JT TEN	84,653	—	84,453	—	200	*	—	—
LECG LTD(55)	419,112	—	419,112	—	—	—	—	—
Lee Dines	307,650	—	307,650	—	—	—	—	—
LMC, a Series of E Squared Investment Fund, LLC(56)	50,102	—	50,102	—	—	—	—	—
Lugard Road Capital Master Fund LP(57)	2,790,000	—	2,790,000	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund LP(58)	984,323	—	984,323	—	—	—	—	—
Luxor Capital Partners LP(58)	1,413,396	—	1,413,396	—	—	—	—	—
Luxor Wavefront LP(58)	392,281	—	392,281	—	—	—	—	—
M.H. Davidson & Co(26)	43,050	—	43,050	—	—	—	—	—
Manuel Z. Rios & Gloria P. Rios JT TEN	81,578	—	81,578	—	—	—	—	—
Marc Lehmann(59)	95,152	—	15,152	—	80,000	*	—	—
Marc Nuccitelli	10,101	—	10,101	—	—	—	—	—
Margate Partners	55,881	—	55,881	—	—	—	—	—
Mark A. Walsh(60)	1,520,862	659,055	1,520,862	659,055	—	—	—	—
Mark G. Christiana	67,613	—	66,613	—	1,000	*	—	—
Marmatt LLC(61)	53,427	—	49,227	—	4,200	*	—	—
Martin Rucidlo(62)	7,535	—	7,535	—	—	—	—	—
Martin Thomas Booher(63)	13,970	—	13,970	—	—	—	—	—
Mary Ann Sicafuse(64)	35,517	—	10,060	—	25,457	*	—	—
Masood A. Bhatti	74,274	32,076	74,274	32,076	—	—	—	—
Maxim Partners LLC(65)	722,624	—	722,624	—	—	—	—	—
Medford Bragg	162,269	—	162,269	—	—	—	—	—
Melissa Leonard(2)	13,970	—	13,970	—	—	—	—	—
MGC Properties LLC(66)	3,725	—	2,525	—	1,200	*	—	—
Michael & Diane W. Gibbons JT TEN(67)	282,342	—	282,342	—	—	—	—	—
Michael D. Gates(68)	10,101	—	10,101	—	—	—	—	—
Michael Franzese	37,137	16,038	37,137	16,038	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered(1)	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock Are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants Are Sold
					Number	Percent	Number	Percent
Michael Kolodny Revocable Trust Dated 2/13/97(69)	5,010	—	5,010	—	—	—	—	—
Michael Randall	88,633	—	84,453	—	4,180	*	—	—
Michael Solomon(70)	1,083,937	—	1,083,937	—	—	—	—	—
Michael T. Drake	14,459	—	9,054	—	5,405	*	—	—
Mickey W. Kowitz(71)	10,060	—	10,060	—	—	—	—	—
Millie LLC(72)	55,881	—	55,881	—	—	—	—	—
Monashee Pure Alpha SPV I LP(11)	245,455	—	245,455	—	—	—	—	—
Monashee Solitario Fund LP(11)	327,273	—	327,273	—	—	—	—	—
Moore Global Investments LLC(73)	1,000,000	—	1,000,000	—	—	—	—	—
Nancy Hu(74)	13,970	—	13,970	—	—	—	—	—
New Era Capital Fund LP(75)	101,013	—	101,013	—	—	—	—	—
Next Generation Vehicles Master Fund (Cayman) L.P.(76)	291,743	—	291,743	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Master Limited(77)	2,250,000	—	2,250,000	—	—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited(77)	2,250,000	—	2,250,000	—	—	—	—	—
Norges Bank (the Central Bank of Norway)	2,000,000	—	2,000,000	—	—	—	—	—
Norman Ravski	66,613	—	66,613	—	—	—	—	—
Patricia Avery	10,101	—	10,101	—	—	—	—	—
Patrick & Mary Ellen McCullough JT TEN(78)	180,289	—	179,664	—	625	*	—	—
Paul A. McAlpine	48,142	—	48,142	—	—	—	—	—
Phil Richard Schmidt(79)	597,560	—	72,778	—	524,782	*	—	—
Primary Investments LLC(80)	50,506	—	50,506	—	—	—	—	—
Randall L. & Noreen Cochran JT TEN	27,940	—	27,940	—	—	—	—	—
Reuben Taub	30,115	—	30,115	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered(1)	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock Are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants Are Sold
					Number	Percent	Number	Percent
Ricky Solomon	55,316	—	55,316	—	—	—	—	—
Riverview Group LLC(46)	800,000	—	800,000	—	—	—	—	—
Robert & Abigail A. Ruhlman JT TEN	141,198	—	141,198	—	—	—	—	—
Robert Berman	10,101	—	10,101	—	—	—	—	—
Robert C. Eising	11,101	—	10,101	—	1,000	*	—	—
Robert Coffey	5,030	—	5,030	—	—	—	—	—
Robert H. Chicoine Jr.	71,664	—	71,664	—	—	—	—	—
Robert Kromer and Emily Berry(81)	5,030	—	5,030	—	—	—	—	—
Robert L. Alloway	27,940	—	27,940	—	—	—	—	—
Robert Tyler King	7,428	3,208	7,428	3,208	—	—	—	—
Robin Smith	123,964	—	123,964	—	—	—	—	—
Ronald M. Trautzsch	5,030	—	5,030	—	—	—	—	—
Ronald Stepanovic	19,558	—	19,558	—	—	—	—	—
ROTH IRA FBO Edward M. Giles(82)	167,645	—	167,645	—	—	—	—	—
ROTH IRA FBO George F. Wood(83)	190,910	—	140,910	—	50,000	*	—	—
Ryan Schnepf	29,708	12,829	29,708	12,829	—	—	—	—
Samuel Staggers	61,562	—	61,562	—	—	—	—	—
Samuels 2012 Children’s Trust(84)	50,506	—	50,506	—	—	—	—	—
Scherlis Family LLC(85)	99,605	—	99,605	—	—	—	—	—
Scott Dols	168,851	—	168,851	—	—	—	—	—
SFL SPV I LLC(11)	81,818	—	81,818	—	—	—	—	—
Solfin Corporation(86)	27,940	—	27,940	—	—	—	—	—
SP SPAC IV LLC(87)	376,098	143,777	376,098	143,777	—	—	—	—
Stephen Baksa	603,857	—	603,857	—	—	—	—	—
Stephen Drees	65,928	—	65,928	—	—	—	—	—
Stephen Hash(88)	88,357	—	88,357	—	—	—	—	—
Stephen J. Schaefer(89)	683,876	—	555,854	—	128,022	*	—	—
Stephen Maffei	13,970	—	13,970	—	—	—	—	—
Stephen S. Burns, as Trustee of The Stephen S. Burns 2020 Annuity Trust(90)	13,906,553	—	13,906,553	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered(1)	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock Are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants Are Sold
					Number	Percent	Number	Percent
Stephen S. Burns(91)	46,351,745	—	32,445,192	—	—	—	—	—
Steven Berkowitz	70,148	—	70,148	—	—	—	—	—
Steven Struhl	13,970	—	13,970	—	—	—	—	—
Superius Securities Group Inc. Profit Sharing Plan(92)	50,239	—	50,239	—	—	—	—	—
Ted Cooper	118,270	—	88,770	—	29,500	*	—	—
Thaddeus M. Bort(93)	11,151	—	10,101	—	1,050	*	—	—
The Monte R. Black Trust AGM DTD 9/17/2008 As Amended(94)	107,176	—	104,626	—	2,550	*	—	—
Thebes Offshore Master Fund, LP(58)	920,000	—	920,000	—	—	—	—	—
Thomas Canepa(95)	538,752	—	13,970	—	524,782	*	—	—
Thomas Wolfe	57,125	—	56,512	—	613	*	—	—
Timothy J. Szymcek	25,095	—	25,095	—	—	—	—	—
Troutman Family LP(96)	12,626	—	12,626	—	—	—	—	—
Vanya Hession	5,030	—	5,030	—	—	—	—	—
Variable Insurance Products Fund III: Growth Opportunities Portfolio(34)	130,761	—	130,761	—	—	—	—	—
Vark Investments LLC	1,520,861	659,055	1,520,861	659,055	—	—	—	—
Vincent & Thomas Iannelli TEN COM	48,430	—	48,430	—	—	—	—	—
Walter J. Rokicki(97)	6,080	—	5,030	—	1,050	*	—	—
Walter K. Giles	7,576	—	7,576	—	—	—	—	—
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Opportunistic Equity Portfolio(76)	134,062	—	134,062	—	—	—	—	—
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Opportunistic Equity Portfolio(76)	74,195	—	74,195	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered(1)	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock Are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants Are Sold
					Number	Percent	Number	Percent
William B. Summers Jr.	55,881	—	55,881	—	—	—	—	—
William L. Davis	84,603	—	82,603	—	2,000	*	—	—
William Morachnick	32,990	—	32,990	—	—	—	—	—
Workhorse Group Inc.	16,478,402	—	16,478,402	—	—	—	—	—
Zachary M. Guy	66,846	28,868	66,846	28,868	—	—	—	—
Zuo Xiang	35,354	—	35,354	—	—	—	—	—
TOTAL:	146,557,260	5,066,667	143,666,024	5,066,667	2,891,236	1.74%	—	—

*
Represents beneficial ownership of less than 1%.

(1)
The amounts set forth in this column are the number of shares of Class A common stock that may be offered by each Selling Securityholder, including the Warrant Shares. These amounts do not represent any other securities that the Selling Securityholder may own beneficially or otherwise.

(2)
Melissa Leonard is deemed to have power to vote or dispose of the reported securities offered hereby. Ms. Leonard is a Partner at Baker & Hostetler LLP, which provides legal services to us.

(3)
Albert Thomas Adams is a Partner at Baker & Hostetler LLP, which provides legal services to us.

(4)
Alberta Investment Management Corporation is a body corporate established as an agent of the Crown in right of the Province of Alberta and manages funds on behalf of a diverse set of Alberta public sector clients for which it serves as investment manager.

(5)
Anand Parekh is deemed to have power to vote or dispose of the reported securities offered hereby. Mr. Parekh, however, disclaims any beneficial ownership in such registered securities.

(6)
Michael Ring, as Chief Financial Officer of AMFCO-4 LLC, and Stephen Smith, as Managing Member of AMFCO-4 LLC, are each deemed to have power to vote or dispose of the reported securities offered hereby. AMFCO-4 LLC is in the investment advisory division of Seaport Global Holdings, and the parent of AMFCO-4 LLC has a broker-dealer, Seaport Global Securities.

(7)
Andrew Richardson served as our independent director prior to the Closing and received his shares from the Sponsor. See “Certain Relationships and Related Party Transactions.”

(8)
Michael Ring, as Chief Financial Officer of Armory Fund LP, and Stephen Smith, as Managing Member of Armory Fund LP, are each deemed to have power to vote or dispose of the reported securities offered hereby. Armory Fund LP is in the investment advisory division of Seaport Global Holdings, and the parent of Armory Fund LP has a broker-dealer, Seaport Global Securities.

(9)
Includes 266,971 shares of Class A common stock acquired from the Sponsor, 355,665 shares of Class A common stock, 169,186 shares of Class A common stock underlying Public Warrants and 202,933 shares of Class A common stock underlying Private Placement Warrants. David Hamamoto does not have voting or investment power with respect to these securities and is not a beneficial owner of these securities.

(10)
Includes 8,000 shares held by Andrew Drazic and 2,000 shares held by John Drazic. Andrew Drazic and John Drazic are each deemed to have power to vote or dispose of the reported securities offered hereby.

(11)
Krista Librett, Operations Manager of Monashee Investment Management, LLC, is deemed to have power to vote or dispose of the reported securities offered hereby.

(12)
The registered holders of the referenced interests to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Credit Alpha Master Fund L.P., HC NCBR Fund and The Obsidian Master Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the interests held by the funds and accounts which are the registered holders of the referenced interests. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all interests held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Interests shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc.

(13)
Daniel Blackwell, Dennis Blackwell, Christopher Blackwell, Patrick Blackwell, Desiree Gress and Jake Gress are each deemed to have power to vote or dispose of the reported securities offered hereby.

(14)
Paul J. Becker, Jr. is deemed to have power to vote or dispose of the reported securities offered hereby.

(15)
Matthew MacIsaac, the Secretary of MM Asset Management Inc., which is the investment advisor to MMCAP International Inc. SPC, is deemed to have power to vote or dispose of the reported securities offered hereby.

(16)
Bradley L. Todora is our employee.

(17)
Michael E. Gibbons, John R. Tilson and other members of the BGL executive committee may be deemed to share the power to vote or dispose of the reported securities offered hereby. BGL’s sister company, BGL Securities, is a registered broker-dealer that served as financial advisor to Legacy Lordstown. BGL received the BGL Warrants as designee of BGL Securities, as partial consideration for such services as financial advisor.

(18)
Chuan D. (John) Vo is our Vice President of Propulsion.

(19)
Samuel H. Johnson, Patrick E. Mangin and Theodore H. Reich are each deemed to have power to vote or dispose of the reported securities offered hereby.

(20)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA members. CVI purchased the shares being registered hereunder in the ordinary course of business and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

(21)
D. E. Shaw Oculus Portfolios, L.L.C. has the power to vote or direct the vote of (and the power to dispose or direct the disposition of) the reported shares of Class A common stock offered hereby (the “Subject Shares”). This figure does not include: (i) 46,800 Public Warrants held by D. E. Shaw Oculus Portfolios, L.L.C. or (ii) our securities owned by entities that may be deemed to be affiliates of D. E. Shaw Oculus Portfolios, L.L.C. D. E. Shaw & Co., L.P. (“DESCO LP”), as the

investment adviser of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc. or DESCO II Inc. owns any shares of the Class A common stock directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any shares of the Class A common stock directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. D. E. Shaw Oculus Portfolios, L.L.C. may be deemed to be an affiliate of D. E. Shaw Securities, L.L.C., a registered broker-dealer, which will not be involved in the offering or distribution of the Subject Shares.
(22)
D. E. Shaw Valence Portfolios, L.L.C. has the power to vote or direct the vote of (and the power to dispose or direct the disposition of) the reported shares of Class A common stock offered hereby (the “Subject Shares”). This figure does not include: (i) 140,179 Public Warrants held by D. E. Shaw Valence Portfolios, L.L.C. or (ii) our securities owned by entities that may be deemed to be affiliates of D. E. Shaw Valence Portfolios, L.L.C. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc. or DESCO II Inc. owns any shares of Class A common stock directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any shares of Class A common stock directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. D. E. Shaw Valence Portfolios, L.L.C. participated in a private place transaction pursuant to which it agreed to purchase the Subject Shares and executed the Subscription Agreement, dated August 1, 2020, with us. D. E. Shaw Valence Portfolios, L.L.C. may be deemed to be an affiliate of D. E. Shaw Securities, L.L.C., a registered broker-dealer, which will not be involved in the offering or distribution of the Subject Shares.

(23)
David Powers Berten is deemed to have power to vote or dispose of the reported securities offered hereby.

(24)
David T. Hamamoto is deemed to have power to vote or dispose of the reported securities offered hereby. Mr. Hamamoto is our director and our former Chairman of the Board and Chief Executive Officer. See “Certain Relationships and Related Party Transactions.”

(25)
David Zelman is the registered representative of broker-dealer Zelman Partners, LLC.

(26)
Voting and dispositive authority over the reported shares of Class A common stock of the Selling Securityholder offered hereby is held by Davidson Kempner Capital Management LP (“DKCM”), and Anthony A. Yoseloff, Eric P. Epstein, Avram Z. Friedman, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to such shares. Each of the aforementioned entities and individuals disclaims beneficial ownership of such shares held by any other entity or individual named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any.

(27)
Ryan Raffin, Bryan Clontz and Gary Snerson, as individual trustees of Dechomai Asset Trust, are each deemed to have power to vote or dispose of the reported securities offered hereby. Dechomai Foundation, Inc., as corporate trustee of Dechomai Asset Trust, also is deemed to have power to vote or dispose of the reported securities offered hereby.

(28)
David T. Hamamoto is deemed to have power to vote or dispose of the reported securities offered hereby. Mr. Hamamoto, our director and former Chairman of the Board and Chief Executive Officer, is the sole managing member of Diamond Head Partners. See “Certain Relationships and Related Party Transactions.”

(29)
Edward M. Giles and Zachary A. Wydra are each deemed to have power to vote or dispose of the reported securities offered hereby. Zachary A. Wydra is Chief Executive Officer of, and thus is an affiliate of, registered broker-dealer First Manhattan Co.

(30)
Robin Giles, Elizabeth Giles, Eddie Giles, Mary Giles, Sarah Giles, Emily Giles and Kathryn Giles are each deemed to have power to vote or dispose of the reported securities offered hereby.

(31)
Edward M. Giles is deemed to have power to vote or dispose of the reported securities offered hereby.

(32)
James J. Kassouf is deemed to have power to vote or dispose of the reported securities offered hereby.

(33)
The Selling Securityholder, Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds, is managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc., or “the Parent.” All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust, or the “Trust,” for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as “Trustees,” act as trustees. The Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Selling Securityholder. Each of the Parent, its subsidiaries, the Trust, and each of the Trustees, expressly disclaims beneficial ownership of such securities. The investment adviser of the Selling Securityholder is under common control with two registered broker-dealers, Federated Securities Corp. and Federated International Securities Corp. Each such broker-dealer is a limited purpose broker-dealer, the primary business of which is to distribute shares of pooled investment vehicles advised by affiliated investment advisers.

(34)
Fidelity Management & Research Company carries out the voting of the reported shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The Selling Securityholder is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the

Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The Selling Securityholder is an affiliate of registered broker-dealers. See “Certain Relationships and Related Party Transactions.”
(35)
Edward M. Giles is deemed to have power to vote or dispose of the reported securities offered hereby.

(36)
Marc Lehmann is deemed to have power to vote or dispose of the reported securities offered hereby.

(37)
Damon Frangos and Louis Grangos are each deemed to have power to vote or dispose of the reported securities offered hereby.

(38)
Frank H. Moore is a Financial Advisor at, and thus is an affiliate of, registered broker-dealer UBS Financial Services, Inc.

(39)
David W. Grotenhuis is deemed to have power to vote or dispose of the reported securities offered hereby.

(40)
GM EV Holdings LLC is a direct, wholly owned subsidiary of General Motors Holdings LLC, which is a direct, wholly owned subsidiary of NYSE-traded General Motors Company. There are no individual shareholders of GM EV Holdings LLC or General Motors Holdings LLC. No individual shareholders of General Motors Company are able to exercise control over General Motors Company. See “Certain Relationships and Related Party Transactions.”

(41)
Anthony Milone is deemed to have power to vote or dispose of the reported securities offered hereby.

(42)
Voting and dispositive power rests with the Management Committee of Hartree Partners GP, LLC, as the general partner of Hartree Partners, LP. The names of the members of the Management Committee of Hartree Partners GP, LLC are as follows: Steve Hendel, Managing Director, Founding Partner, Hartree; Steve Semlitz, Managing Director, Founding Partner, Hartree; Jonathan Merison, Managing Director, Founding Partner, Hartree; Robert O’Leary, Managing Director and Co-Portfolio Manager, Oaktree; Brook Hinchman, Managing Director, Oaktree; and Jordan Mikes, Senior Vice President, Oaktree. The address of Mr. Hendel, Mr. Semlitz and Mr. Merison is 1185 Avenue of the Americas, New York, New York 10036. The address of Mr. O’Leary, Mr. Hinchman and Mr. Mikes is 333 South Grand Ave, 28th Floor, Los Angeles, California 90071.

(43)
Aric Hausknecht is deemed to have power to vote or dispose of the reported securities offered hereby.

(44)
Howard Todd Horberg is deemed to have power to vote or dispose of the reported securities offered hereby.

(45)
Includes 3,150 Public Warrants. Ian Upton is our employee.

(46)
Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), is the investment manager to ICS Opportunities LTD (“ICS Opportunities”) and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies (US) LLC (“Integrated Core Strategies”) and Riverview Group LLC

(“Riverview Group”) and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen, currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Riverview Group and ICS Opportunities. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, Riverview Group or ICS Opportunities, as the case may be.
(47)
Dominc Audino is deemed to have power to vote or dispose of the reported securities offered hereby.

(48)
James J. Dolan is a director of PlanMember Financial Corp., which is the parent company of registered broker-dealer PlanMember Securities Corp, Carpentaria CA. He is also a FINRA registered representative.

(49)
Michael T. Drake and Janice R. Drake are each deemed to have power to vote or dispose of the reported securities offered hereby.

(50)
John R. Tilson is deemed to have power to vote or dispose of the reported securities offered hereby.

(51)
John William Blaney is our employee.

(52)
Judith Hannaway served as our independent director prior to the Closing and received her shares from the Sponsor. See “Certain Relationships and Related Party Transactions.”

(53)
Includes 524,782 shares of Class A common stock underlying options that are exercisable within 60 days. Julio C. Rodriguez is our Chief Financial Officer.

(54)
Keith Feldman serves on our board of directors.

(55)
Thomas T. George is deemed to have power to vote or dispose of the reported securities offered hereby.

(56)
Eduard Ilyadzhanov is deemed to have power to vote or dispose of the reported securities offered hereby.

(57)
Jonathan Green is deemed to have power to vote or dispose of the reported securities offered hereby.

(58)
Christian Leone is deemed to have power to vote or dispose of the reported securities offered hereby.

(59)
Includes 40,000 Public Warrants that are exercisable within 60 days.

(60)
Mark A. Walsh served as our independent director prior to the Closing and received his shares from the Sponsor. See “Certain Relationships and Related Party Transactions.”

(61)
Anthony V. Milone is deemed to have power to vote or dispose of the reported securities offered hereby.

(62)
Martin J. Rucidlo serves on our board of directors.

(63)
Martin Thomas Booher is a Partner at Baker & Hostetler LLP, which provides legal services to us.

(64)
Mary Ann Sicafuse is our employee.

(65)
Michael Rabinowitz is deemed to have power to vote or dispose of the reported securities offered hereby. Maxim Partners LLC is the parent of registered broker-dealer Maxim Group LLC. Maxim Group LLC has provided investment services to us.

(66)
Includes 1,200 Public Warrants that are exercisable within 60 days. Mark Christiana is deemed to have power to vote or dispose of the reported securities offered hereby.

(67)
Michael Gibbons is a shareholder of, and an affiliate of, registered broker-dealer Brown, Gibbons, Lang & Company Securities, Inc., which served as financial advisor to Legacy Lordstown.

(68)
Michael D. Gates serves on our board of directors.

(69)
Michael Kolodny, as trustee, is deemed to have power to vote or dispose of the reported securities offered hereby.

(70)
Michael Solomon is a FINRA registered representative associated with Maxim Group LLC.

(71)
Mickey W. Kowitz serves on our board of directors.

(72)
Robert Edward Jackson, Robert Drew Jackson and Christopher Jason Wollman are each deemed to have power to vote or dispose of the reported securities offered hereby.

(73)
Moore Capital Management, LP, the investment manager of Moore Global Investments, LLC (“MGI LLC”), has voting and investment control of the shares held by MGI LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares Class A common stock held by MGI LLC. Mr. Bacon also is the indirect majority owner of MGI LLC. The address of MGI LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(74)
Nancy Hu works as a consultant for, and thus is an affiliate of, registered broker-dealer First Manhattan Co.

(75)
Joe Lukens is deemed to have power to vote or dispose of the reported securities offered hereby.

(76)
Wellington Management Company LLP (“WMC”) has the power to vote and dispose of the reported securities offered hereby pursuant to WMC’s capacity as investment adviser on behalf of the Selling Securityholder. WMC is a subsidiary of Wellington Management Group LLP (“WMG”). WMG is a Massachusetts limited liability partnership, privately held by 172 partners (as of July 1, 2020). No external entities have any ownership interest in WMC. Individual percentages of ownership are confidential. However, no single partner owns or has the right to vote more than 5% of the partnership’s capital. Additional information about WMC is available in Form ADV filed with the SEC. The Selling Securityholder is advised by WMC, a registered investment adviser. WMC has the power to vote and dispose the securities pursuant to WMC’s investment management agreement with the Selling Securityholder. WMC is under common control with Wellington Funds Distributors Inc., a limited-scope broker-dealer registered with FINRA and organized under the laws of Delaware. Wellington Funds Distributors Inc. does not engage in retail brokerage, lending, securities underwriting or proprietary trading and, therefore, does not participate in any offerings.

(77)
George F. Wood is deemed to have power to vote or dispose of the reported securities offered hereby.

(78)
Includes 500 shares held individually by Mary Ellen McCullough and 125 shares held by Patrick McCullough.

(79)
Includes 524,782 shares of Class A common stock underlying options that are exercisable within 60 days. Phil Richard (Rich) Schmidt is our President.

(80)
Gina Robins is deemed to have power to vote or dispose of the reported securities offered hereby.

(81)
Robert Kromer is our employee.

(82)
Edward M. Giles is deemed to have power to vote or dispose of the reported securities offered hereby.

(83)
George F. Wood is deemed to have power to vote or dispose of the reported securities offered hereby.

(84)
Benjamin Samuels is deemed to have power to vote or dispose of the reported securities offered hereby.

(85)
Morris Scherlis is deemed to have power to vote or dispose of the reported securities offered hereby.

(86)
Douglas Solomon is deemed to have power to vote or dispose of the reported securities offered hereby.

(87)
Brett Bossung and Mark Walsh are each deemed to have power to vote or dispose of the reported securities offered hereby. Mr. Walsh served as our independent director prior to the Closing.

(88)
Stephen Hash is Vice Chairman/Investments of, and thus is an affiliate of, registered broker-dealer Stifel Financial. Mr. Hash served as our independent director prior to the Closing and received his shares from the Sponsor. See “Certain Relationships and Related Party Transactions.”

(89)
Includes 95,000 shares held individually, 10,000 shares held jointly with his wife and 13,022 held in retirement accounts. Also includes 10,000 Public Warrants that are exercisable within 60 days.

(90)
Includes shares held in a grantor retained annuity trust of which Steve Burns is trustee and sole annuitant. Mr. Burns is our Chairman of the Board and Chief Executive Officer.

(91)
Includes 46,351,745 shares of Class A common stock and 13,906,553 shares held in a grantor retained annuity trust of which Steve Burns is trustee and sole annuitant. Mr. Burns is our Chairman of the Board and Chief Executive Officer.

(92)
James Hudgins and AC Hudgins are each deemed to have power to vote or dispose of the reported securities offered hereby.

(93)
Includes 1,050 shares held jointly with his wife.

(94)
Includes 1,000 shares held by Monte R. Black and 1,550 shares held by his wife. Monte R. Black and Susan K. Black, as co-trustees, are each deemed to have power to vote or dispose of the reported securities offered hereby.

(95)
Includes 524,782 shares of Class A common stock underlying options that are exercisable within 60 days. Thomas Canepa is our General Counsel and Corporate Secretary.

(96)
Gina DiSanto is deemed to have power to vote or dispose of the reported securities offered hereby.

(97)
Walter J. Rokicki is our employee.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Charter, the Bylaws and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Charter, the Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
Class A Common Stock
The Charter authorizes the issuance of 312,000,000 shares of capital stock, $0.0001 par value per share, consisting of 300,000,000 shares of Class A common stock and 12,000,000 shares of undesignated preferred stock. The outstanding shares of Class A common stock are duly authorized, validly issued, fully paid and non-assessable. As of November 30, 2020, there were approximately 164,948,923 shares of Class A common stock, and no shares of preferred stock, outstanding.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A common stock possess all voting power for the election of our directors and all other matters requiring stockholder action, and at all times vote together as one class on all matters properly submitted to a vote of the stockholders. Holders of Class A common stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of Class A common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.
Liquidation, Dissolution and Winding Up
In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up, holders of the Class A common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Class A common stock.
Election of Directors
Our Charter provides that our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors.
Preferred Stock
Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.
We have no preferred stock outstanding as of the date hereof.
Warrants
As of November 30, 2020, there were 16,049,489 Warrants outstanding in the aggregate to purchase our Class A common stock, consisting of 9,333,333 Public Warrants, 5,066,667 Private Placement Warrants and 1,649,489 BGL Warrants.
Except as discussed below, including under “— Private Placement Warrants and BGL Warrants,” the Private Placement Warrants and BGL Warrants have terms and provisions that are identical to those of the Public Warrants.
Each whole Warrant entitles the registered holder to purchase one whole share of our Class A common stock at a price of $11.50 per share (or $10.00 per share in the case of the BGL Warrants), subject to adjustment as discussed below, at any time on or after November 22, 2020. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Class A common stock. This means that only a whole Warrant may be exercised at any given time by a Warrant holder. The Warrants will expire on October 23, 2025, at 5:00 p.m., New York City time (or October 23, 2023, at 5:00 p.m., New York City time, in the case of the BGL Warrants), or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying such Warrant is then-effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a Warrant unless Class A common stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrant. Except under limited circumstances, in the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrant, the purchaser of a Unit containing such Warrant will have paid the full purchase price for the Unit solely for the share of Class A common stock underlying such Unit.
We have agreed that as soon as practicable, but in no event later than November 16, 2020, we will use our reasonable best efforts to file, and by December 22, 2020, to have declared effective, a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. We will use our reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the underlying shares of Class A common stock under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants for Cash
Once the Warrants become exercisable, we may call the outstanding Warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per Warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise its Warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 or $10.00 Warrant exercise price after the redemption notice is issued.
Redemption of Warrants for Shares of Class A Common Stock
Commencing January 21, 2021, we may redeem the outstanding Warrants:
•
in whole and not in part;

•
at a price equal to a number of shares of Class A common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described below;

•
upon a minimum of 30 days’ prior written notice of redemption;

•
if, and only if, the last reported sale price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders;

•
if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants, as described above; and

•
if, and only if, there is an effective registration statement covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the “redemption prices,” or the number of shares of Class A common stock that a Warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant is adjusted. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant.

Redemption Date (period to expiration of Warrants)	Fair Market Value of Class A Common Stock
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of our Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, we may choose to, pursuant to this redemption feature, redeem the Warrants at a “redemption price” of 0.277 shares of Class A common stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, we may choose to, pursuant to this redemption feature, redeem the Warrants at a “redemption price” of 0.298 shares of Class A common stock for each whole Warrant. Finally, as reflected in the table above, we can redeem the Warrants for no consideration in the event that the Warrants are “out of the money” (i.e. the trading price of our Class A common stock is below the exercise price of the Warrants) and about to expire.
Any Public Warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such Public Warrants so redeemed (“fair market value” for such Public Warrants held by our officers or directors being defined as the last reported sale price of the Public Warrants on such redemption date).
This redemption feature differs from the typical Warrant redemption features used in other blank check offerings, which typically only provide for a redemption of Warrants for cash (other than the Private Placement Warrants) when the trading price for the Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants

(other than the Private Placement Warrants) to be redeemed when the Class A common stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Class A common stock is at or below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants for shares of Class A common stock, instead of cash, for “fair value” without the Warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Warrants for Cash.” Holders of the Warrants will, in effect, receive a number of shares representing fair value for their Warrants based on a Black-Scholes option pricing model with a fixed volatility input as of March 4, 2019. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding Warrants, in this case, for shares of Class A common stock, and therefore have certainty as to (i) our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed and (ii) to the amount of cash provided by the exercise of the Warrants and available to us, and also provides a ceiling to the theoretical value of the Warrants as it locks in the “redemption prices” we would pay to Warrant holders if we chose to redeem Warrants in this manner. We will effectively be required to pay fair value to Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants for shares of Class A common stock if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay fair value to the Warrant holders. In particular, it would allow us to quickly redeem the Warrants for shares of Class A common stock, without having to negotiate a redemption price with the Warrant holders, which in some situations, may allow us to more quickly and easily close a business combination. In addition, the Warrant holders will have the ability to exercise the Warrants prior to redemption if they should choose to do so.
As stated above, we can redeem the Warrants when the Class A common stock is trading at a price starting at $10.00, which is at or below the exercise price of $10.00 or $11.50, as applicable, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with fair value (in the form of shares of Class A common stock). If we choose to redeem the Warrants when the Class A common stock is trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their Warrants for shares of Class A common stock if and when Class A common stock was trading at a price higher than the exercise price.
No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares of Class A common stock to be issued to the holder.
Redemption Procedures and Cashless Exercise
If we call the Warrants for redemption for cash as described above, our management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our Warrants. If our management elects this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. If we call our Warrants for redemption and our management does not elect this option, our Sponsor, our anchor investor and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Warrant holders would have been required to use had all Warrant holders been required to exercise their Warrants on a cashless basis, as described in more detail below.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the “fair market value” will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “fair market value” means the volume weighted average price of Class A common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of Class A common stock in connection with the Business Combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter. In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised its Warrants immediately prior to such event. If less than 70.0% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant.
The Warrants were issued in registered form under a Warrant Agreement between American Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Class A common stock or any voting rights until they exercise their Warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the Warrant holder.
Private Placement Warrants and BGL Warrants
The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until November 22, 2020 (except, among other limited exceptions, to entities affiliated with or related to such holder, each of which will be subject to the same transfer restrictions) and they will not be redeemable by us so long as they are held by the Sponsor, the anchor investor or their permitted transferees or any of our officers or directors. Otherwise, the Private Placement Warrants have terms and provisions that are identical to the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by such holders on the same basis as the Public Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Private Placement Warrants in that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying such Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the warrant agent.
On July 24, 2020, Legacy Lordstown entered into an amended engagement agreement (the “BGL Letter Agreement”) with Brown, Gibbons Lang & Company Securities, Inc. (‘‘BGL Securities’’), pursuant to which, among other things, BGL Securities was engaged to serve as a financial advisor to Legacy Lordstown in connection with the Business Combination and other related transactions. Among other things, Legacy Lordstown agreed that contemporaneously with the Closing, we would issue the BGL Warrants to BGL Securities or its designee (which in this case is BGL), entitling it to purchase, in the aggregate, 1% of our issued and outstanding Class A common stock, as determined immediately after giving effect to the Business Combination and the PIPE Investment.

The BGL Warrants have an exercise price of $10.00 per share and are exercisable from November 23, 2020 until October 23, 2023 without regard as to whether a registration statement with respect to the underlying shares is then in effect. The BGL Warrants and shares of Class A common stock issuable pursuant to the BGL Warrants are subject to the applicable lock-up restrictions contained in the Registration Rights and Lock-up Agreement, as described above. Other than the exercise price and other terms set forth in the BGL Letter Agreement as described above and certain other terms consistent with the nature of the BGL Warrants (i.e., that they were privately, rather than publicly, issued), the BGL Warrants are subject to substantially the same terms and conditions as the Public Warrants.
Notwithstanding any rights that we have to redeem, exchange or force an exercise of the BGL Warrants, we agreed only to exercise any such rights over any BGL Warrants to the extent that the shares of Class A common stock that are issuable upon BGL’s exercise of the BGL Warrants (i) are the not subject to lock-up restrictions and (ii) either (a) are then subject to an effective registration statement covering the resale of such shares by BGL (and such registration statement is then available for such resale) or (b) may then be sold by BGL pursuant to Rule 144 under the Securities Act (“Rule 144”).
Lock-Up Restrictions
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled “Certain Relationships and Related Party Transactions” for lock-up restrictions on our securities under the Registration Rights and Lock-Up Agreement and other agreements.
Dividends
We have not paid any cash dividends on the Class A common stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.
Certain Anti-Takeover Provisions of Delaware Law, Our Charter and the Bylaws
Special Meetings of Stockholders
Our Charter provides that special meetings of our stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, or the board of directors pursuant to a resolution adopted by a majority of the board of directors. Subject to the rights, if any, of the holders of any outstanding series of preferred stock, and to the requirements of applicable law, stockholders may not call special meetings.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in such rule.

Our Bylaws specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. These provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or make nominations for directors at our annual meeting of stockholders.
Authorized but Unissued Shares
Our authorized but unissued Class A common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Selection for Certain Lawsuits
The Charter provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, a state court located within the State of Delaware (or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine as defined by the laws of the State of Delaware, including, but not limited to (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders; or (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Charter or the Bylaws (in each case, as they may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware.
Notwithstanding the foregoing, the Charter provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the federal district court for the District of Delaware (or, if such court does not have jurisdiction over such action, any other federal district court of the United States); provided, however, that if the foregoing provisions are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) will be the Court of Chancery of the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in our shares of capital stock will be deemed to have notice of and consented to the forum provision in the Charter.
Although we believe the forum provision of our Charter benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
The Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
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our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Charter provides that our board of directors is classified into three classes of directors. As a result, in most circumstances a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.
Limitation on Liability and Indemnification of Directors and Officers
The Charter limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
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for any transaction from which the director derives an improper personal benefit;

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for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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for any unlawful payment of dividends or redemption of shares; or

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for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and the Charter provide that we will, in certain situations, indemnify our directors and officers and may (as provided in the Bylaws) indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or as a director or officer of any other company or enterprise to which the person provides services at our request.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Charter and the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 144
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing, we ceased to be a shell company.
When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Class A common stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Class A common stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of Class A common stock then- outstanding; or

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the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Transfer Agent, Warrant Agent and Registrar
The transfer agent, warrant agent and registrar for our Class A common stock and Warrants is American Stock Transfer & Trust Company. We have agreed to indemnify American Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Listing of Securities
Our Class A common stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “RIDE” and “RIDEW,” respectively.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to an aggregate of up to 14,400,000 shares of our Class A common stock, which consists of (i) up to 5,066,667 shares of Class A common stock that are issuable upon the exercise of the Private Placement Warrants by the holders thereof and (ii) up to 9,333,333 shares of Class A common stock that are issuable upon the exercise of the Public Warrants by the holders thereof. We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of (i) up to 143,666,024 shares of Class A common stock (including up to 6,716,156 shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants and BGL Warrants) and (ii) up to 5,066,667 Private Placement Warrants.
We are required to pay all fees and expenses incident to the registration of the shares of our Class A common stock and Private Placement Warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A common stock or Private Placement Warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The shares of Class A common stock and Private Placement Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Class A common stock or Private Placement Warrants by one or more of, or a combination of, the following methods:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

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through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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to or through underwriters or broker-dealers;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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in privately negotiated transactions;

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in options transactions;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell our securities short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of securities. If applicable through securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, American Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of the material U.S. federal income tax consequences relating to the ownership and disposition of our Class A common stock and Warrants. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not requested, and will not request, a ruling from the IRS with respect to any of the U.S. federal income tax considerations described below, and as a result there can be no assurance that the IRS will not disagree with or successfully challenge any of the conclusions we have reached and that are described herein.
This discussion deals only with beneficial owners that hold the Class A common stock or Warrants (as the case may be) as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Moreover, this discussion is for general information only and does not address all of the U.S. federal income tax consequences that may be relevant to particular investors in light of their personal circumstances or to certain types of investors subject to special tax rules (such as U.S. holders (as defined below) having a functional currency other than the U.S. dollar, former citizens and residents of the United States, individual retirement accounts or other tax deferred accounts, banks or other financial institutions, persons subject to the alternative minimum tax, grantor trusts, real estate investment trusts, insurance companies, tax-exempt entities or organizations, partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes and investors therein, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons holding Class A common stock or Warrants in connection with a hedging transaction, straddle, conversion transaction or other integrated transaction, taxpayers required to recognize income with respect to the Class A common stock or Warrants for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements, corporations treated as personal holding companies, U.S. holders who hold Class A common stock or Warrants through a non-U.S. broker or other intermediary, controlled foreign corporations, passive foreign investment companies or non-U.S. holders (as defined below) that are owned or controlled by U.S. holders).
This discussion does not address any U.S. federal tax consequences other than income tax consequences, such as U.S. federal estate and gift tax consequences, or any tax consequences under any state, local or foreign laws. Holders are urged to consult their own tax advisors as to the particular tax consequences to them of their ownership and disposition of Class A common stock or Warrants, including the applicability of any other U.S. federal tax laws or any state, local or foreign tax laws or any treaty, and any changes (or proposed changes) in applicable tax laws or interpretations thereof.
U.S. Holders
For purposes of this discussion, a “U.S. holder” means a beneficial owner (as determined for U.S. federal income tax purposes) of Class A common stock or Warrants that is, or is treated as, one of the following:
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a citizen or individual resident of the United States as determined for U.S. federal income tax purposes;

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a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” means any beneficial owner of Class A common stock or Warrants (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes is a beneficial owner of Class A common stock or Warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding Class A common stock or Warrants, and partners in such partnerships, should consult their tax advisors as to the particular U.S. federal income tax consequences of acquiring, holding and disposing of Class A common stock or Warrants.
Tax Consequences to U.S. Holders
Dividends
Distributions, if any, made on our Class A common stock, other than certain pro rata distributions of common shares, generally will be included in income as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A distribution in excess of our current and accumulated earnings and profits will be treated as a tax-free return of capital, which reduces the U.S. holder’s tax basis in the Class A common stock. Any distribution in excess of the U.S. holder’s tax basis in the Class A common stock will be treated as capital gain and as long-term capital gain if the U.S. holder’s holding period in the Class A common stock exceeds one year. Certain non-corporate U.S. holders may be entitled to a preferential rate of tax on such dividends if certain holding periods and other requirements are met. Dividends received by a corporate U.S. holder may be eligible for the dividends-received deduction, subject to applicable limitations.
Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock
Upon the sale, taxable exchange, or other taxable disposition of our Class A common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) its tax basis in the Class A common stock. Such capital gain or loss will generally be long-term capital gain or loss if such U.S. holder’s holding period in the Class A common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders generally are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder will not recognize gain or loss upon the exercise of a Warrant. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. holder’s initial investment in the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. holder’s holding period for the Class A common stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. holder held the Warrants.
The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the Class A common stock received would generally equal the holder’s tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period for the Class A common stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the Warrant.
It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. holder would be deemed to have surrendered a number of Warrants having a value equal to the exercise price. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A common stock represented by the Warrants deemed surrendered and the U.S. holder’s tax basis in the Warrants deemed surrendered. In this case, a

U.S. holder’s tax basis in the Class A common stock received would equal the sum of the U.S. holder’s initial investment in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. holder’s holding period for the Class A common stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Class A common stock) or expiration of a Warrant, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. holder’s tax basis in the Warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the Warrant is held by the U.S. holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.
A redemption of Warrants for Class A common stock described in this prospectus under “Description of Securities — Warrants” should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Class A common stock. Your aggregate tax basis in the shares of Class A common stock received in the redemption should equal your aggregate tax basis in your Warrants redeemed and your holding period for the shares of Class A common stock received in redemption of your Warrants should include your holding period for your surrendered Warrants.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Class A common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A common stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax withholding in the same manner as if such U.S. holder received a cash distribution from us equal to the fair market value of such increased interest.
Additional Tax on Passive Income
U.S. holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividend income and capital gains from the sale, exchange or other taxable disposition of, Class A common stock or Warrants, subject to certain limitations and exceptions.
Tax Consequences to Non-U.S. Holders
Dividends and Constructive Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Tax Consequences to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below.
Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. holder, as described under “Tax Consequences to U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. holder would be the same as those described below in “Tax Consequences to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”
Redemption of Warrants for Class A Common Stock
A redemption of Warrants for Class A common stock described in this prospectus under “Description of Securities — Warrants” should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Class A common stock. Your aggregate tax basis in the shares of Class A common stock received in the redemption should equal your aggregate tax basis in your Warrants redeemed and your holding period for the shares of Class A common stock received in redemption of your Warrants should include your holding period for your surrendered Warrants.
Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants
A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock or Warrants or an expiration or redemption of our Warrants, unless:
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the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.
Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Class A common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A common stock which is taxable to such holders as a distribution. A non-U.S. holder would be subject to U.S. federal income tax withholding in the same manner as if such non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.
Information Reporting and Backup Withholding
Dividends (including constructive dividends) and other payments on our Class A common stock, and the amounts withheld, if any, with respect to the payments, will generally be required to be reported to the IRS.
U.S. Holders
U.S. holders may be subject to backup withholding (currently at a rate of 24%) with respect to dividends (including constructive dividends) and gross proceeds from the sale, exchange or disposition of our Class A common stock and Warrants unless (1) the U.S. holder is a corporation or comes within certain other exempt categories or (2) prior to payment, the U.S. holder provides an accurate taxpayer identification number and certifies as required on a duly completed and executed IRS Form W-9 (or permitted substitute form), and otherwise complies with the requirements of the backup withholding rules.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS and all other requirements are satisfied.

Non-U.S. Holders
Non-U.S. holders who have provided the applicable forms and certifications mentioned above under “Tax Consequences to Non-U.S. Holders” or who have otherwise established an exemption will generally not be subject to backup withholding.
Payments of the proceeds from the sale, exchange or disposition of Class A common stock or Warrants to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, may apply to those payments if the broker has certain specified U.S. connections. Information reporting and backup withholding may apply to payments of the proceeds from a sale, exchange or disposition of a Warrant or Class A common stock held by a non-U.S. holder to or through the U.S. office of a broker unless the non-U.S. holder establishes an exemption from one or both. Copies of the information returns reporting interest, deemed dividends, dividends and withholding may be made available to the tax authorities in a country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS and all other requirements are satisfied.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Class A common stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Tax Consequences to Non-U.S. Holders — Dividends and Constructive Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of Class A common stock or Warrants.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Baker & Hostetler LLP.
EXPERTS
The financial statements as of December 31, 2019, and for the period beginning April 30, 2019 and ended December 31, 2019, of Legacy Lordstown appearing in this prospectus and registration statement have been audited by Clark, Schaefer, Hackett & Co., an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements as of December 31, 2019 and 2018, and for the year ended December 31, 2019 and the period from November 13, 2018 (inception) through December 31, 2018, of DiamondPeak appearing in this prospectus and registration statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm (“Withum”), as set forth in their report appearing elsewhere herein (which report contains an explanatory paragraph regarding the ability of DiamondPeak to continue as a going concern), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
CHANGE IN AUDITOR
On October 23, 2020, the Audit Committee of the board of directors approved the engagement of KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2020. Accordingly, Withum, our independent registered public accounting firm prior to the Business Combination, was informed on October 23, 2020 that it would be replaced by KPMG as our independent registered public accounting firm following completion of its review of the quarter ended September 30, 2020, which consists only of the accounts of the pre-merger special purpose acquisition company.
Withum’s report of independent registered public accounting firm, dated March 25, 2020, on DiamondPeak’s balance sheets as of December 31, 2019 and 2018, the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2019 and for the period from November 13, 2018 (inception) to December 31, 2018, and the related notes to the financial statements (collectively, the “Financial Statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles other than our ability to continue as a going concern due to our obligation to either complete a business combination by the close of business on March 4, 2021, or cease all operations except for the purpose of winding down and liquidating.
During the period from November 13, 2018 (inception) to December 31, 2019 and the subsequent period through October 23, 2020, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.
During the period from November 13, 2018 (inception) to December 31, 2018, and the interim period through October 23, 2020, we did not consult KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Financial Statements, and no written report or oral advice was provided to us by KPMG that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

We have provided Withum with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K under the Exchange Act, and have requested that Withum furnish to us a letter addressed to the SEC stating whether it agrees with the statements made by us in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from Withum is attached to the registration statement of which this prospectus is a part as Exhibit 16.1.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.lordstownmotors.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS
DIAMONDPEAK HOLDINGS CORP.
For the Nine Months Ended September 30, 2020
Unaudited Financial Statements
Condensed Balance Sheets as of September 30, 2020 (unaudited) and December 31, 2019	F-2
Condensed Statements of Operations for the three and nine months ended September 30, 2020 and 2019 (unaudited)	F-3
Condensed Statements of Changes in Stockholders’ Equity for the three and nine months ended September 30, 2020 and 2019 (unaudited)	F-4
Condensed Statements of Cash Flows for the nine months ended September 30, 2020 and 2019 (unaudited)	F-6
Notes to Condensed Financial Statements	F-7
For the Year Ended December 31, 2019 and For the Period from November 13, 2018 (Inception) through December 31, 2018
Financial Statements
Report of Independent Registered Public Accounting Firm	F-18
Balance Sheets as of December 31, 2019 and December 31, 2018	F-19
Statements of Operations for the year ended December 31, 2019 and for the period from November 13, 2018 (Inception) through December 31, 2018	F-20
Statement of Changes in Stockholders’ Equity for the year ended December 31, 2019 and for the period from November 13, 2018 (Inception) through December 31, 2018	F-21
Statements of Cash Flows for the Year ended December 31, 2019 and for the period from November 13, 2018 (Inception) through December 31, 2018	F-22
Notes to Financial Statements	F-23
LEGACY LORDSTOWN
For the Nine Months Ended September 30, 2020
Unaudited Financial Statements
Balance Sheets as of September 30, 2020 (unaudited) and December 31, 2019	F-35
Statements of Operations for the nine months ended September 30, 2020 and April 30, 2019 to September 30, 2019 (unaudited)	F-36
Statements of Stockholders’ (Deficit) Equity for the nine months ended September 30, 2020 and April 30, 2019 to September 30, 2019 (unaudited)	F-37
Statements of Cash Flows for the nine months ended September 30, 2020 and April 30, 2019 to September 30, 2019 (unaudited)	F-38
Notes to Financial Statements (unaudited)	F-39
For the Period from April 30, 2019 through December 31, 2019
Financial Statements
Report of Independent Registered Public Accounting Firm	F-48
Balance Sheet as of December 31, 2019	F-49
Statement of Operations for the period from April 30, 2019 through December 31, 2019	F-50
Statement of Stockholders’ Equity for the period from April 30, 2019 through December 31, 2019	F-51
Statement of Cash Flows for the period from April 30, 2019 through December 31, 2019	F-52
Notes to Financial Statements	F-53

DIAMONDPEAK HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets
Cash	$68,875	$1,070,048
Prepaid income taxes	174,949	52,949
Prepaid expenses	52,979	97,125
Total Current Assets	296,803	1,220,122
Marketable securities held in Trust Account	284,008,310	283,581,860
Total Assets	$284,305,113	$284,801,982
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liability – accounts payable and accrued expenses	$2,203,182	$289,767
Deferred underwriting fee payable	9,800,000	9,800,000
Total Liabilities	12,003,182	10,089,767
Commitments and contingencies (Note 6)
Common stock subject to possible redemption, 26,730,193 and 26,971,221 shares at $10.00 per share at September 30, 2020 and December 31, 2019, respectively	267,301,930	269,712,210
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,269,807 and 1,028,779 shares issued and outstanding (excluding 26,730,193 and 26,971,221 shares subject to possible redemption) at September 30, 2020 and December 31, 2019, respectively	127	103
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 7,000,000 shares issued and outstanding at September 30, 2020 and December 31, 2019	700	700
Additional paid-in capital	4,394,907	1,984,651
Retained earnings	604,267	3,014,551
Total Stockholders’ Equity	5,000,001	5,000,005
Total Liabilities and Stockholders’ Equity	$284,305,113	$284,801,982
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

DIAMONDPEAK HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
General and administrative expenses	$2,631,901	$149,771	$3,278,784	$391,832
Loss from operations	(2,631,901)	(149,771)	(3,278,784)	(391,832)
Other income:
Interest earned on marketable securities held in Trust Account	26,301	1,411,990	1,059,500	3,420,486
(Loss) income before (provision)/benefit for income taxes	(2,605,600)	1,262,219	(2,219,284)	3,028,654
Benefit (provision) for income taxes	4,977	(286,029)	(191,000)	(686,813)
Net (loss) income	$(2,600,623)	$976,190	$(2,410,284)	$2,341,841
Weighted average shares outstanding of Class A redeemable common stock, basic	28,000,000	28,000,000	28,000,000	27,800,000
Basic net income per share, Class A	$0.00	$0.04	$0.03	$0.09
Weighted average shares outstanding of Class A redeemable common stock, diluted	33,816,441	28,000,000	33,487,561	28,000,000
Diluted net income per share, Class A	$0.00	$0.04	$0.02	$0.00
Weighted average shares outstanding of Class B non-redeemable common stock	7,000,000	7,000,000	7,000,000	7,000,000
Basic and diluted net loss per share, Class B	$(0.37)	$(0.01)	$(0.45)	$(0.03)
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

DIAMONDPEAK HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (Unaudited)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2020	1,028,779	$103	7,000,000	$700	$1,984,651	$3,014,551	$5,000,005
Change in value of common stock subject to possible redemption	(57,358)	(6)	—	—	(573,574)	—	(573,580)
Net income	—	—	—	—	—	573,582	573,582
Balance – March 31, 2020	971,421	97	7,000,000	700	$1,411,077	3,588,133	5,000,007
Change in value of common stock subject to possible redemption	38,324	4	—	—	383,236	—	383,240
Net loss	—	—	—	—	—	(383,243)	(383,243)
Balance – June 30, 2020	1,009,745	101	7,000,000	700	1,794,313	3,204,890	5,000,004
Change in value of common stock subject to possible redemption	260,062	26	—	—	2,600,594	—	2,600,620
Net loss	—	—	—	—	—	(2,600,623)	(2,600,623)
Balance – September 30, 2020	1,269,807	$127	7,000,000	$700	$4,394,907	$604,267	$5,000,001
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

DIAMONDPEAK HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (Unaudited)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019
	Class A Common Stock		Class B Common Stock		Additional Paid in Capital	(Accumulated Deficit) Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2019(1)	—	$—	7,187,500	$719	$24,281	$(1,650)	$23,350
Sale of 28,000,000 Units, net of underwriting discounts and offering costs	28,000,000	2,800	—	—	264,067,038	—	264,069,838
Sale of 5,066,667 Private Placement Warrants	—	—	—	—	7,600,000	—	7,600,000
Forfeiture of 812,500 shares of Class B common stock by Sponsor	—	—	(812,500)	(81)	81	—	—
Issuance of Class B common stock to Anchor Investor	—	—	812,500	81	2,745	—	2,826
Forfeiture of 187,500 shares of Class B common stock by Sponsor	—	—	(187,500)	(19)	19	—	—
Common stock subject to possible redemption	(26,695,890)	(2,670)	—	—	(266,956,230)	—	(266,958,900)
Net income	—	—	—	—	—	262,896	262,896
Balance – March 31, 2019	1,304,110	130	7,000,000	700	4,737,934	261,246	5,000,010
Change in value of common stock subject to possible redemption	(110,276)	(11)	—	—	(1,102,749)	—	(1,102,760)
Net income	—	—	—	—	—	1,102,755	1,102,755
Balance – June 30, 2019	1,193,834	119	7,000,000	700	3,635,185	1,364,001	5,000,005
Change in value of common stock subject to possible redemption	(97,619)	(9)	—	—	(976,181)	—	(976,190)
Net income	—	—	—	—	—	976,190	976,190
Balance – September 30, 2019	1,096,215	$110	7,000,000	$700	$2,659,004	$2,340,191	$5,000,005

(1)
This number included up to 937,500 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On March 18, 2019, the underwriters elected to partially exercise their over-allotment option and, as a result, 187,500 shares were forfeited (see Note 5).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

DIAMONDPEAK HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(2,410,284)	$2,341,841
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in the Trust Account	(1,059,500)	(3,420,486)
Changes in operating assets and liabilities:
Prepaid income taxes	(122,000)	(37,187)
Prepaid expenses	44,146	(131,687)
Accounts payable and accrued expenses	1,913,415	232,678
Net cash used in operating activities	(1,634,223)	(1,014,841)
Cash Flows from Investing Activities:
Cash invested in Trust Account	—	(280,000,000)
Cash withdrawn from Trust Account to pay franchise taxes and income taxes	633,050	724,000
Net cash provided by (used in) investing activities	633,050	(279,276,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock	—	2,826
Proceeds from sale of Units, net of underwriting fee paid	—	274,400,000
Proceeds from sale of Private Placement Warrants	—	7,600,000
Proceeds from promissory note – related party	—	185,970
Repayment of promissory note – related party	—	(223,470)
Payment of offering costs	—	(487,662)
Net cash provided by financing activities	—	281,477,664
Net Change in Cash	(1,001,173)	1,186,823
Cash – Beginning of period	1,070,048	20,000
Cash – End of period	$68,875	$1,206,823
Supplementary cash flow information:
Cash paid for income taxes	$313,000	$724,000
Non-cash investing and financing activities:
Change in value of common stock subject to possible redemption	$(2,410,280)	$269,037,850
Deferred underwriting fee payable	$—	$9,800,000
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

DIAMONDPEAK HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)
NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Lordstown Motors Corp., formerly known as DiamondPeak Holdings Corp. (the “Company”) was incorporated in Delaware on November 13, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
Business Combination
On October 23, 2020 (the “Closing Date”), the Company consummated the transactions contemplated by the agreement and plan of merger (the “Merger Agreement”), dated August 1, 2020, among the Company, Lordstown EV Corporation (formerly known as Lordstown Motors Corp.), a Delaware corporation (“Legacy LMC”), and DPL Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub merged with and into Legacy LMC with Legacy LMC surviving the merger (the “Merger”). Upon consummation of the Merger, the Company was renamed Lordstown Motors Corp. and Legacy LMC became a wholly owned subsidiary of the Company.
Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.0001 per share, of Legacy LMC (“Legacy LMC Common Stock”) was converted into 55.8817 shares (the “Exchange Ratio”) of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), resulting in an aggregate of 75,918,063 shares of Class A Common Stock to be issued to Legacy LMC stockholders. At the Effective Time, each outstanding option to purchase Legacy LMC Common Stock (“Legacy LMC Options”), whether vested or unvested, was automatically converted into an option to purchase a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Legacy LMC Common Stock subject to such Legacy LMC Option and (y) the Exchange Ratio, at an exercise price per share equal to (A) the exercise price per share of Legacy LMC Common Stock of such Legacy LMC Option immediately prior to the Effective Time divided by (B) the Exchange Ratio.
Pursuant to the Company’s Amended and Restated Certificate of Incorporation, as in effect prior to the closing of the Merger (the “Closing”), each outstanding share of the Company’s Class B common stock, par value $0.0001 per share, was automatically converted into one share of Class A Common Stock.
Stockholders holding 970 shares of the Company’s Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (“Trust Account”). As a result, approximately $9,835 (or approximately $10.14 per share) was paid to such holders.
In connection with the Closing, the Company (a) issued and sold an aggregate of 50,000,000 shares of Class A Common Stock for $10.00 per share at an aggregate purchase price of $500,000,000 pursuant to previously announced subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), (b) issued an aggregate of 4,031,830 shares of Class A Common Stock to holders of $40,000,000 in aggregate principal amount, plus accrued interest, upon automatic conversion of Legacy LMC convertible promissory notes into Class A Common Stock at a conversion price of $10.00 per share (the “Note Conversions”), and (c) issued warrants to purchase 1,649,489 shares of Class A Common Stock at a purchase price of $10.00 per share to Brown Gibbons Lang & Company (“BGL”).
The Merger, together with the foregoing transactions, are collectively referred to as the “Business Combination.” See the Form 8-K filed by the Company with the SEC on October 29, 2020 for more details.
Business Prior to the Business Combination
Prior to the Business Combination, the Company’s only subsidiary was DPL Merger Sub Corp.

All activity through September 30, 2020 related to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a business combination and consummating the acquisition of Legacy LMC.
The registration statement for the Company’s Initial Public Offering was declared effective on February 27, 2019. On March 4, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $250,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,666,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to the Company’s sponsor, DiamondPeak Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively, the “Anchor Investor”; and together with the Sponsor, the “initial stockholders”), generating gross proceeds of $7,000,000, which is described in Note 4.
Following the closing of the Initial Public Offering on March 4, 2019, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) to be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.
On March 18, 2019, in connection with the underwriters’ election to partially exercise their over -allotment option, the Company sold an additional 3,000,000 Units at $10.00 per Unit and sold an additional 400,000 Private Placement Warrants at $1.50 per Private Placement Warrant, generating total gross proceeds of $30,600,000. Following such closing, an additional $30,000,000 of net proceeds ($10.00 per Unit) was deposited in the Trust Account, resulting in $280,000,000 ($10.00 per Unit) in aggregate deposited into the Trust Account.
Transaction costs amounted to $15,930,162, consisting of $5,600,000 of underwriting fees, $9,800,000 of deferred underwriting fees and $530,162 of other offering costs. In addition, as of September 30, 2020, cash of $68,875 was held outside of the Trust Account and is available for working capital purposes.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on March 25, 2020, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2019 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The interim results for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.
Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Marketable Securities Held in Trust Account
At September 30, 2020 and December 31, 2019, substantially all of the assets held in the Trust Account were held in money market funds, which primarily invest in U.S. Treasury Bills.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2020 and December 31, 2019, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.
Offering Costs
Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $15,930,162 were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities within the condensed consolidated financial statements and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2020 and December 31, 2019, the Company had a deferred tax asset of approximately $745,000 and $88,000, respectively, which had a full valuation allowance recorded against it of approximately $745,000 and $88,000, respectively.
The Company’s currently taxable income primarily consists of interest income earned on the funds in the Trust Account. The Company’s general and administrative costs (net of applicable franchise taxes) are generally considered start-up costs and are not currently deductible. During the three and nine months ended September 30, 2020, the Company recorded income tax benefit (expense) of approximately $5,000 and ($191,000), respectively, primarily related to interest income earned on the Trust Account. During the three and nine months ended September 30, 2019, the Company recorded income tax benefit (expense) of approximately ($286,000) and ($687,000), respectively, primarily related to interest income earned on the Trust Account. The Company’s effective tax rates for the three and nine months ended September 30, 2020 were approximately 0.2% and (8.6%), and for each of the three and nine months ended September 30, 2019 were approximately 22.7%, which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Income (Loss) Per Common Share
Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net income per share reflects the potential dilution that could occur if warrants were to be exercised or converted or otherwise resulted in the issuance of Common Stock that then shared in the earnings of the entity.
For the three and nine months ended September 30, 2020, the Company had potentially dilutive securities in the form of 14,400,000 warrants, including 9,333,333 warrants issued as part of the Public

Units and 5,066,667 Private Placement Warrants issued in the Private Placement. Of the total Public and Private Placement warrants outstanding for the three and nine months ended September 30, 2020, 3,769,915 and 2,046,526 and 3,556,752 and 1,930,809, respectively represent incremental shares of common stock, based on their assumed exercise, to be included in the weighted average number of shares of Class A common stock outstanding under the treasury stock method for the calculation of diluted income per share of Class A common stock.
The Company uses the “treasury stock method” to calculate potential dilutive shares, as if they were redeemed for common stock at the beginning of the period.
The Company’s condensed consolidated statements of operations include a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account of $26,301 and $1,059,500 for the three and nine months ended September 30, 2020, respectively, net of applicable franchise and income taxes of $26,301 and $341,000 for the three and nine months ended September 30, 2020, respectively, by the weighted average number of Class A redeemable common stock outstanding for the three and nine months ended September 30, 2020. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account of $1,411,990 and $3,420,486 for the three and nine months ended September 30, 2019, respectively, net of applicable franchise and income taxes of $336,029 and $836,813 for the three and nine months ended September 30, 2019, respectively, by the weighted average number of Class A redeemable common stock outstanding for the three and nine months ended September 30, 2019. Net income (loss) per common share, basic and diluted, for Class B non-redeemable common stock is calculated by dividing net income (loss), adjusted for income attributable to Class A redeemable common stock of $0 and $718,500 for the three and nine months ended September 30, 2020 and $1,075,961 and $2,583,673 for the three and nine months ended September 30, 2019, respectively, by the weighted average number of shares of Class B non-redeemable common stock outstanding of 7,000,000 shares for each of the three and nine months ended September 30, 2020 and 2019. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At September 30, 2020 and December 31, 2019, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.
NOTE 3.   INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 28,000,000 Units, inclusive of 3,000,000 Units sold to the underwriters on March 18, 2019 upon the underwriters’ election to partially exercise their over -allotment option at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4.   PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor and the Anchor Investor purchased an aggregate of 4,666,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $7,000,000. On March 18, 2019, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 400,000 Private Placement Warrants to the Sponsor, at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $600,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering and the exercise of the over -allotment option held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Placement Warrants.
NOTE 5.   RELATED PARTY TRANSACTIONS
Founder Shares
On November 13, 2018, the Sponsor purchased 7,187,500 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. In February 2019, the Sponsor forfeited 812,500 Founder Shares and the Anchor Investor purchased 812,500 Founder Shares for an aggregate purchase price of approximately $3,000, or approximately $0.003 per share. The Founder Shares will automatically convert into Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7.
The Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial stockholders did not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to partially exercise their over-allotment option, 187,500 Founder Shares were forfeited and 750,000 Founder Shares are no longer subject to forfeiture.
The Founder Shares automatically converted into common stock upon the consummation of the Business Combination on a one-for-one basis.
The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On November 13, 2018, Company issued the Sponsor a promissory note, pursuant to which the Sponsor agreed to loan the Company up to an aggregate of $300,000 to cover expenses related to the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of March 31, 2019 or the completion of the Initial Public Offering. The borrowings outstanding under the Promissory Note of $223,470 were repaid upon the consummation of the Initial Public Offering on March 4, 2019.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or Loans”). If the Company completes a Business Combination, the

Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. There are no outstanding Working Capital Loan balances as of September 30, 2020 and December 31, 2019.
Administrative Support Agreement
The Company entered into an agreement, commencing on the February 27, 2019 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support. For each of the three months ended September 30, 2020 and 2019, the Company incurred $30,000 in fees for these services. For the nine months ended September 30, 2020 and 2019, the Company incurred $90,000 and $70,000 in fees for these services, of which $40,000 of such fees were included in accounts payable and accrued expenses in the condensed balance sheet as of September 30, 2019. As of September 30, 2020 and December 31, 2019, $30,000 and $0 of such fees were included in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheets. As of October 23, 2020, the Company completed the Business Combination and at that time ceased paying administrative support fees.
NOTE 6.   COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management evaluated the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the coronavirus had a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not material as the Company completed its Business Combination on October 23, 2020. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration Rights
Pursuant to a registration rights agreement entered into on February 27, 2019, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On March 18, 2019, the underwriters elected to partially exercise their over-allotment option to purchase 3,000,000 Units at a purchase price of $10.00 per Unit.

In connection with the closing of the Initial Public Offering and the over-allotment option, the underwriters were paid a cash underwriting discount of $0.20 per Unit, or $5,600,000. In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $9,800,000 in the aggregate. The deferred fee was paid in cash upon the closing of the Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement. A portion of the deferred fees were paid to third parties who did not participate in the Initial Public Offering (but who are members of FINRA) that assisted the Company in consummating the Business Combination. The election to make such payments to third parties was solely at the discretion of the Company’s management team, and such third parties were selected by the management team in their sole and absolute discretion.
NOTE 7.   STOCKHOLDERS’ EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2020 and December 31, 2019, there were 1,269,807 and 1,028,779 shares of Class A common stock issued and outstanding, excluding 26,730,193 and 26,971,221 shares of Class A common stock subject to possible redemption, respectively.
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At September 30, 2020 and December 31, 2019, there were 7,000,000 shares of Class B common stock issued and outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.
The shares of Class B common stock automatically converted into shares of Class A common stock at the time of the Business Combination on a one-for-one basis.
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemptions of Warrants for Cash — Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to each warrant holder.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Warrants for Shares of Class A Common Stock — Commencing ninety days after the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price equal to a number of shares of Class A common stock to be determined, based on the redemption date and the fair market value of the Company’s Class A common stock;

•
upon a minimum of 30 days’ prior written notice of redemption;

•
if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

•
if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of the Company’s Class A common stock) as the Company’s outstanding Public Warrants, as described above; and

•
if, and only if, there is an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto is available throughout the 30-day period after the written notice of redemption is given.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at a newly issued price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to our initial stockholders or their respective affiliates, without taking into account any Founder Shares held by them, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable for cash so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 8.   FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2020 and December 31, 2019 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	September 30, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$284,008,310	$283,581,860
On October 23, 2020, in connection with the Business Combination, the Company liquidated the Trust Account to fund the Business Combination and related expenses. See Note 1.
NOTE 9.   SUBSEQUENT EVENTS
As described in Note 1, the Company completed the Business Combination on October 23, 2020.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Based upon this review, except as indicated below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.
On October 30, 2020, the Company, along with Mr. Burns, Mr. LaFleur, Mr. Post and Mr. Schmidt, as the executive officers, and certain of Company employees, were named as defendants in a lawsuit filed by Karma Automotive LLC (“Karma”) in the United States District Court for the Central District of California (“District Court”). The lawsuit asserts claims against us and the executive officers under (i) federal law for violation of the Computer Fraud and Abuse Act and the Defend Trade Secrets Act, (ii) California law for misappropriation of trade secrets and unfair competition and (iii) common law for breach of contract and tortious interference with contract. These claims are made in connection with consideration by the Company of a venture with Karma regarding Karma’s development of an infotainment system for the Endurance and assert that the Company unlawfully poached key Karma employees and misappropriated Karma’s trade secrets and other confidential information. Karma is seeking injunctive relief and various types of damages. On November 6, 2020, the District Court denied Karma’s request for a temporary restraining order.
The Company is continuing to evaluate the matters asserted in the lawsuit but intend to vigorously defend against these claims and believe have strong defenses to the claims and the damages demanded. At this time, however, we cannot predict the outcome of this matter or estimate the possible loss or range of possible loss, if any. The proceedings are subject to uncertainties inherent in the litigation process.

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of
Directors of DiamondPeak Holdings Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of DiamondPeak Holdings Corp. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ equity and cash flows, for the year ended December 31, 2019 and the period from November 13, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and for the period from November 13, 2018 (inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, if the Company does not complete a business combination by March 4, 2021 then the Company will cease all operations except for the purpose of winding down and liquidating. This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2018.
New York, New York
March 25, 2020

DIAMONDPEAK HOLDINGS CORP.
BALANCE SHEETS
	December 31, 2019	December 31, 2018
ASSETS
Current assets
Cash	$1,070,048	$20,000
Prepaid income taxes	52,949	—
Prepaid expenses	97,125	—
Total Current Assets	1,220,122	20,000
Deferred offering costs	—	100,000
Marketable securities held in Trust Account	283,581,860	—
Total Assets	$284,801,982	$120,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$289,767	$1,650
Accrued offering costs	—	57,500
Promissory note – related party	—	37,500
Total Current Liabilities	289,767	96,650
Deferred underwriting fee payable	9,800,000	—
Total Liabilities	10,089,767	96,650
Commitments and contingencies (Note 6)
Common stock subject to possible redemption, 26,971,221 shares at $10.00 per share	269,712,210	—
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,028,779 and no shares issued and outstanding (excluding 26,971,221 and no shares subject to possible redemption) at December 31, 2019 and 2018, respectively	103	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 7,000,000 and 7,187,500 shares issued and outstanding at December 31, 2019 and 2018, respectively	700	719
Additional paid-in capital	1,984,651	24,281
Retained earnings (accumulated deficit)	3,014,551	(1,650)
Total Stockholders’ Equity	5,000,005	23,350
Total Liabilities and Stockholders’ Equity	$284,801,982	$120,000

The accompanying notes are an integral part of the financial statements.

DIAMONDPEAK HOLDINGS CORP.
STATEMENTS OF OPERATIONS
	Year Ended December 31, 2019	For the Period from November 13, 2018 (Inception) Through December 31, 2018
General and administrative expenses	$618,608	$1,650
Loss from operations	(618,608)	(1,650)
Other income:
Interest earned on marketable securities held in Trust Account	4,547,860	—
Income (loss) before provision for income taxes	3,929,252	(1,650)
Provision for income taxes	(913,051)	—
Net income (loss)	$3,016,201	$(1,650)
Weighted average shares outstanding of Class A redeemable common stock	27,860,927	—
Basic and diluted net income per share, Class A	$0.12	$—
Weighted average shares outstanding of Class B non-redeemable common stock	7,000,000	6,250,000
Basic and diluted net loss per share, Class B	$(0.06)	$(0.00)
The accompanying notes are an integral part of the financial statements.

DIAMONDPEAK HOLDINGS CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – November 13, 2018 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	—	—	7,187,500	719	24,281	—	25,000
Net loss	—	—	—	—	—	(1,650)	(1,650)
Balance – December 31, 2018	—	—	7,187,500	719	24,281	(1,650)	23,350
Sale of 28,000,000 Units, net of underwriting discounts and offering costs	28,000,000	2,800	—	—	264,067,038	—	264,069,838
Sale of 5,066,667 Private Placement Warrants	—	—	—	—	7,600,000	—	7,600,000
Forfeiture of 812,500 shares of Class B common stock by Sponsor	—	—	(812,500)	(81)	81	—	—
Issuance of Class B common stock to Anchor Investor	—	—	812,500	81	2,745	—	2,826
Forfeiture of 187,500 shares of Class B common stock by Sponsor	—	—	(187,500)	(19)	19	—	—
Common stock subject to possible redemption	(26,971,221)	(2,697)	—	—	(269,709,513)	—	(269,712,210)
Net income	—	—	—	—	—	3,016,201	3,016,201
Balance – December 31, 2019	1,028,779	$103	7,000,000	$700	$1,984,651	$3,014,551	$5,000,005

(1)
This number included up to 937,500 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On March 18, 2019, the underwriters elected to partially exercise their over-allotment option and, as a result, 187,500 shares were forfeited (see Note 5).

The accompanying notes are an integral part of the financial statements.

DIAMONDPEAK HOLDINGS CORP.
STATEMENTS OF CASH FLOWS
	Year Ended December 31, 2019	For the Period from November 13, 2018 (Inception) Through December 31, 2018
Cash Flows from Operating Activities:
Net income (loss)	$3,016,201	$(1,650)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in the Trust Account	(4,547,860)	—
Changes in operating assets and liabilities:
Prepaid income taxes	(52,949)	—
Prepaid expenses	(97,125)	—
Accounts payable and accrued expenses	288,117	1,650
Net cash used in operating activities	(1,393,616)	—
Cash Flows from Investing Activities:
Cash invested in Trust Account	(280,000,000)	—
Cash withdrawn from Trust Account to pay income taxes	966,000	—
Net cash used in investing activities	(279,034,000)	—
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock	2,826	25,000
Proceeds from sale of Units, net of underwriting fee paid	274,400,000	—
Proceeds from sale of Private Placement Warrants	7,600,000	—
Proceeds from promissory note – related party	185,970	—
Repayment of promissory note – related party	(223,470)	—
Payment of offering costs	(487,662)	(5,000)
Net cash provided by financing activities	281,477,664	20,000
Net Change in Cash	1,050,048	20,000
Cash – Beginning of period	20,000	—
Cash – End of period	$1,070,048	$20,000
Supplementary cash flow information:
Cash paid for income taxes	$966,000	$—
Non-cash investing and financing activities:
Value of common stock subject to possible redemption	$269,712,210	$—
Deferred underwriting fee payable	$9,800,000	$—
Offering costs included in accrued offering costs	$—	$57,500
Payment of offering costs through promissory note	$—	$37,500
The accompanying notes are an integral part of the financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
DiamondPeak Holdings Corp. (the “Company”) was incorporated in Delaware on November 13, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies in the real estate sector. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2019, the Company had not commenced any operations. All activity for the period from November 13, 2018 (inception) through December 31, 2019 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and its efforts to identify a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the investment of the net proceeds derived from the Initial Public Offering, the exercise of the over-allotment option and the sale of the Private Placement Warrants.
The registration statement for the Company’s Initial Public Offering was declared effective on February 27, 2019. On March 4, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $250,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,666,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to the Company’s sponsor, DiamondPeak Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively, the “Anchor Investor”; and together with the Sponsor, the “initial stockholders”), generating gross proceeds of $7,000,000, which is described in Note 4.
Following the closing of the Initial Public Offering on March 4, 2019, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) to be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.
On March 18, 2019, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 3,000,000 Units at $10.00 per Unit and sold an additional 400,000 Private Placement Warrants at $1.50 per Private Placement Warrant, generating total gross proceeds of $30,600,000. Following such closing, an additional $30,000,000 of net proceeds ($10.00 per Unit) was deposited in the Trust Account, resulting in $280,000,000 ($10.00 per Unit) in aggregate deposited into the Trust Account.
Transaction costs amounted to $15,930,162, consisting of $5,600,000 of underwriting fees, $9,800,000 of deferred underwriting fees and $530,162 of other offering costs. In addition, as of December 31, 2019, cash of $1,070,048 was held outside of the Trust Account and is available for working capital purposes.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, the exercise of the over-allotment option and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially approximately $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, officers and directors have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until March 4, 2021 to complete a Business Combination (the “Combination Period”). However, if the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders or any of their respective affiliates acquire Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors (except for the independent registered public accounting firm), service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Going Concern
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after March 4, 2021.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Marketable Securities Held in Trust Account
At December 31, 2019, the assets held in the Trust Account were invested in money market funds.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2019, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.
Offering Costs
Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $15,930,162 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Income (Loss) Per Common Share
Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, (ii) exercise of the over-allotment option and (iii) Private Placement Warrants since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable to purchase 14,400,000 shares of Class A common stock in the aggregate.
The Company’s statements of operations include a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account of $4,547,860, net of applicable franchise and income taxes of $1,113,101 for the year ended December 31, 2019, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per common share, basic and diluted, for Class B non-redeemable common stock is calculated by dividing the net income, adjusted for income attributable to Class A redeemable common stock of $3,434,759, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2019 and 2018, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.
Recent Accounting Pronouncements
In July 2017, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480)

and Derivatives and Hedging (Topic 815): Part I. Accounting for Certain Financial Instruments with Down Round Features; Part II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Also, entities must adjust their basic Earnings Per Share (“EPS”) calculation for the effect of the down round provision when triggered (that is, when the exercise price of the related equity-linked financial instrument is adjusted downward because of the down round feature). That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. An entity will also recognize the effect of the trigger within equity. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company adopted this guidance during the quarter ended March 31, 2019. The adoption of this guidance enabled the Company to record the warrants as equity instruments and is not expected to have a material impact on the Company’s financial position, results of operations, cash flows or disclosures moving forward until a trigger event occurs. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update are not expected to have an impact on the Company.
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 28,000,000 Units, inclusive of 3,000,000 Units sold to the underwriters on March 18, 2019 upon the underwriters’ election to partially exercise their over-allotment option at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor and the Anchor Investor purchased an aggregate of 4,666,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $7,000,000. On March 18, 2019, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 400,000 Private Placement Warrants to the Sponsor, at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $600,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering and the exercise of the over-allotment option held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Placement Warrants.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On November 13, 2018, the Sponsor purchased 7,187,500 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. In February 2019, the Sponsor forfeited 812,500 Founder Shares and the Anchor Investor purchased 812,500 Founder Shares for an aggregate purchase price of approximately $3,000, or approximately $0.003 per share. The Founder Shares will automatically convert into Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7.
The Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial stockholders did not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to partially exercise their over-allotment option, 187,500 Founder Shares were forfeited and 750,000 Founder Shares are no longer subject to forfeiture.
The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note  —  Related Party
On November 13, 2018, Company issued the Sponsor a promissory note, pursuant to which the Sponsor agreed to loan the Company up to an aggregate of $300,000 to cover expenses related to the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of March 31, 2019 or the completion of the Initial Public Offering. The borrowings outstanding under the Promissory Note of $223,470 were repaid upon the consummation of the Initial Public Offering on March 4, 2019.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. There are no outstanding Working Capital Loan balances as of December 31, 2019.
Administrative Support Agreement
The Company entered into an agreement, commencing on the February 27, 2019 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support. For the year ended December 31, 2019, the Company incurred $100,000 in fees for these services.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on February 27, 2019, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working

Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On March 18, 2019, the underwriters elected to partially exercise their over-allotment option to purchase 3,000,000 Units at a purchase price of $10.00 per Unit.
In connection with the closing of the Initial Public Offering and the over-allotment option, the underwriters were paid a cash underwriting discount of $0.20 per Unit, or $5,600,000. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $9,800,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. A portion of the deferred fees may be paid to third parties who did not participate in the Initial Public Offering (but who are members of FINRA) that assist the Company in consummating its Business Combination. The election to make such payments to third parties will be solely at the discretion of the Company’s management team, and such third parties will be selected by the management team in their sole and absolute discretion; provided, that no single third party (together with its affiliates) may be paid an amount in excess of the portion of the aggregate deferred underwriting commission paid to the underwriter unless the parties otherwise agree.
NOTE 7. STOCKHOLDERS’ EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.
Common Stock
Class A Common Stock  —  The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2019 and 2018, there were 1,028,779 and no shares of Class A common stock issued and outstanding, excluding 26,971,221 and no shares of Class A common stock subject to possible redemption, respectively.
Class B Common Stock  —  The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2019 and 2018, there were 7,000,000, and 7,187,500 shares of Class B common stock issued and outstanding, respectively.
Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Warrants  —  Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemptions of Warrants for Cash  —  Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to each warrant holder.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Warrants for Shares of Class A Common Stock  —  Commencing ninety days after the warrants become exercisable, the Company may redeem the outstanding warrants:

•
in whole and not in part;

•
at a price equal to a number of shares of Class A common stock to be determined, based on the redemption date and the fair market value of the Company’s Class A common stock;

•
upon a minimum of 30 days’ prior written notice of redemption;

•
if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

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if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of the Company’s Class A common stock) as the Company’s outstanding Public Warrants, as described above; and

•
if, and only if, there is an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto is available throughout the 30-day period after the written notice of redemption is given.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at a newly issued price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to our initial stockholders or their respective affiliates, without taking into account any Founder Shares held by them, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable for cash so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 8. INCOME TAX
The Company’s deferred tax assets (liabilities) at December 31, 2018 and the provision for income taxes for the period from November 13, 2018 (inception) through December 31, 2018 was deemed to be de minimis.
The Company’s net deferred tax assets at December 31, 2019 are as follows:
December 31, 2019
Deferred tax asset
Organizational and start-up costs	$87,897
Total deferred tax asset	87,897
Valuation allowance	(87,897)
Deferred tax asset, net of valuation allowance	$—

The income tax provision consists of the following:
December 31, 2019
Federal
Current	$913,051
Deferred	(87,897)
State
Current	—
Deferred	—
Change in valuation allowance	87,897
Income tax provision	$913,051
As of December 31, 2019, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2019, the change in the valuation allowance was $87,897.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2019 is as follows:
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in valuation allowance	2.2%
Income tax provision	23.2%
The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.
NOTE 9. FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2019 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	December 31, 2019
Assets:
Marketable securities held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$283,581,860
NOTE 10. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued.
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LORDSTOWN MOTORS CORP.
Balance Sheets
	(Unaudited) As of September 30, 2020	As of December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$19,576,574	$2,159,217
Accounts receivable	20,328	—
Prepaid expenses and other current assets	4,793,970	—
Total current assets	$24,390,872	$2,159,217
Property, plant and equipment	21,741,328	20,275,729
Intangible assets	11,111,100	11,111,100
Restricted cash	130,009	—
TOTAL ASSETS	$57,373,309	$33,546,046
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts payable	$22,388,178	$1,801,655
Accrued and other current liabilities	9,895,666	414,719
Due to related party	5,938,454	2,630,907
Related party notes payable	63,480,577	20,142,466
Total current liabilities	$101,702,875	$24,989,747
Note payable	1,014,652	—
Total liabilities	$102,717,527	$24,989,747
COMMITMENTS AND CONTINGENCIES (NOTE 11)
Stockholders’ equity
Common stock, $0.0001 par value, 10,000,000 shares authorized; 1,305,982 and 1,221,853 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	128	122
Additional paid in capital	27,365,798	18,946,691
Accumulated deficit	(72,710,144)	(10,390,514)
Total stockholders’ (deficit) equity	(45,344,218)	8,556,299
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$57,373,309	$33,546,046

Lordstown Motors Corp.
Statements of Operations
(unaudited)
	Three months ended September 30, 2020	Three months ended September 30, 2019	Nine months ended September 30, 2020	For the period from April 30, 2019 to September 30, 2019
Net sales	$—	$—	$—	$—
Operating expenses
Selling and administrative expenses	12,032,463	96,865	17,981,322	96,865
Research and development expenses	29,966,350	258,096	45,946,433	258,096
Total operating expenses	41,998,813	354,961	63,927,755	354,961
Gain on sale of assets	—	—	2,345,996	—
Loss from operations	(41,998,813)	(354,961)	(61,581,759)	(354,961)
Other income (expense)
Other income (expense)	57,683	(10,658)	163,402	(10,658)
Interest expense	(557,290)	—	(901,273)	—
Loss before income taxes	(42,498,420)	(365,619)	(62,319,630)	(365,619)
Income tax expense	—	—	—	—
Net loss	$(42,498,420)	$(365,619)	$(62,319,630)	$(365,619)
Loss per share attributable to common shareholders
Basic & Diluted	(32.75)	(0.37)	(48.02)	(0.73)
Weighted average number of common shares outstanding
Basic & Diluted	1,297,767	1,000,000	1,297,767	500,000

LORDSTOWN MOTORS CORP.
Statements of Stockholder’s (Deficit) Equity
(unaudited)
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance at June 30, 2020	1,305,982	$128	$26,657,475	$(30,211,724)	$(3,554,121)
Issuance of common stock	—	—	—	—	—
Stock compensation	—	—	708,323	—	708,323
Net loss	—	—	—	(42,498,420)	(42,498,420)
Balance at September 30, 2020	1,305,982	$128	$27,365,798	$(72,710,144)	$(45,344,218)
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance at December 31, 2019	1,221,853	$122	$18,946,691	$(10,390,514)	$8,556,299
Issuance of common stock	84,129	6	6,396,493	—	6,396,499
Stock compensation	—	—	2,022,614	—	2,022,614
Net loss	—	—	—	(62,319,630)	(62,319,630)
Balance at September 30, 2020	1,305,982	$128	$27,365,798	$(72,710,144)	$(45,344,218)
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Inception at April 30, 2019 and balance at June 30, 2019	—	$—	$—	$—	$—
Issuance of common stock	1,000,000	100	396,000	—	396,100
Stock compensation	—	—	—	—	—
Net loss	—	—	—	(365,619)	(365,619)
Balance at September 30, 2019	1,000,000	$100	$396,000	$(365,619)	$30,481

LORDSTOWN MOTORS CORP.
Statements of Cash Flows
(unaudited)
	Nine months ended September 30, 2020	For the period from April 30, 2019 to September 30, 2019
Cash flows from operating activities
Net loss	$(62,319,630)	$(365,619)
Adjustments to reconcile net loss to cash used by operating activities:	—
Stock-based compensation	2,022,614	—
Interest expense	901,273
Gain on disposal of fixed assets	(2,345,996)
Changes in assets and liabilities:
Accounts receivables	(20,328)	—
Prepaid expenses	(4,793,970)	—
Accounts payable	20,586,523	295,000
Accrued expenses and due to related party	10,371,628
Net cash used by operating activities	(35,597,886)	(70,619)
Cash flows from investing activities
Sale of capital assets	2,395,996	—
Net cash provided by investing activities	2,395,996	—
Cash flows from financing activities
Notes payable	1,014,652	—
Related party notes payable	43,338,111
Issuance of common stock	6,396,493	396,000
Net cash provided by financing activities	50,749,256	396,000
Net increase in cash and cash equivalents and restricted cash	17,547,366	325,381
Cash and cash equivalents and restricted cash at beginning of period	2,159,217	—
Cash and cash equivalents and restricted cash at end of period	$19,706,583	$325,381
See Notes to Financial Statements

LORDSTOWN MOTORS CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)
NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Lordstown EV Corporation, formerly known as Lordstown Motors Corp. (“LMC” or the “Company”) is an automotive start-up founded April 30, 2019 in Lordstown, Ohio for the purpose of developing the first electric full-size pickup truck. The Company was founded by Chief Executive Officer Steve Burns with the goal of becoming an original equipment manufacturer (OEM) of electrically powered pickup trucks and vehicles for fleet customers in pursuit of accelerating the sustainable future and set new standards in the industry. In connection with the formation, the Company entered into a stock purchase agreement with Steve Burns, who contributed cash in exchange for 1,000,000 common shares. The Company is in its initial design and testing phase related to its production of the Endurance pickup truck and has yet to bring a completed product to market.
The Company subsequently entered into a common stock subscription agreement whereby the Company issued 131,000 shares to Workhorse Group, Inc. (“Workhorse”), in exchange for the right to use certain intellectual property in vehicle production. The Company has since raised additional capital through Series A issuances during 2019. On November 7, 2019, the Company entered into an Asset Transfer Agreement and separate Mortgage Agreement (collectively, the “Agreements”) with General Motors LLC (“GM”) in which the Company acquired certain real and personal property in Lordstown, Ohio. Pursuant to the Agreements, a Note Payable was issued in the principal amount of $20,000,000, secured by the real property as described in Note 4.
On October 23, 2020, DiamondPeak Holdings Corp.(“DiamondPeak”), consummated a previously announced merger pursuant to the Agreement and Plan of Merger, dated as of August 1, 2020, by and among DiamondPeak, DPL Merger Sub Corp. (“Merger Sub”) and the Company, pursuant to which Merger Sub merged with and into LMC, with LMC surviving the merger as a wholly-owned subsidiary of DiamondPeak. On the Closing Date, as defined, and in connection with the closing of the Business Combination, DiamondPeak Holdings Corp. changed its name to Lordstown Motors Corp. and the Company changed its name to Lordstown EV Corporation.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The Financial Statements and related disclosures have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”). During the third quarter of 2020, the Company corrected the classification of a non-cash item to operating expenses from the prior quarter, as well as the classification of a financing activity to an operating activity on the Statements of Cash Flows. This reclassification was deemed immaterial and had no impact on cash flows.
Comparability
Management notes that while the Company was incorporated in April 2019, activities did not commence until July 2019 upon Mr. Burns’ first capital contribution funded to the entity in exchange for common shares, and as a result prior year results are not comparable.
Use of estimates in financial statement preparation
The preparation of financial statements in accordance with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, if any, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LORDSTOWN MOTORS CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)
Unaudited Interim financial statements
The accompanying Unaudited Interim Balance Sheets as of September 30, 2020 and December 31, 2019, Unaudited Interim Statements of Operations and Stockholders’ Equity for the nine months ended September 30, 2020 and from April 30, 2019 to September 30, 2019 respectively, and the three months ended September 30, 2020 and 2019, and the Unaudited Interim Statements of Cash Flows for nine months ended September 30, 2020 and the period from April 30, 2019 to September 30, 2019 have been prepared on the same basis as the audited annual financial statements and, in management’s opinion, include all adjustments consisting of only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of September 30, 2020 and its results of operations and cash flows for the nine months ended September 30, 2020, the three periods ended September 30, 2019 and for the period from April 30, 2019 to September 30, 2019. The financial data and the other financial information disclosed in the notes to these financial statements related to the three and nine-month periods are also unaudited. The results of operations for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the full fiscal year or any other period. These unaudited interim financial statements should be read in conjunction with the Company’s annual financial statements for the for the period beginning April 30, 2019 through December 31, 2019.
During the period ended September 30, 2020, an outbreak of a novel strain of coronavirus (COVID-19) has disrupted supply chains and affected production and sales across a range of industries. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak. COVID-19 disrupted development work on the preparation of the Company’s Lordstown facility to produce the Endurance during the nine months ended September 30, 2020. While development work on the facility was delayed by a number of months, long-term impact on the Company’s employees and vendors cannot be predicted, and the extent to which COVID-19 may impact the Company’s financial condition or results of operations is uncertain at this time.
Recent accounting pronouncements
Other than policies noted within Recent Accounting Pronouncements below, there have been no significant changes from the significant accounting policies disclosed in Note 2 of the “Notes to Financial Statements” to the audited financial statements as of and for the period ended December 31, 2019 incorporated by reference into the Form 8-K to which these unaudited financial statements are attached.
As an emerging growth company (“EGC”), the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an EGC. The adoption dates discussed below reflect this election.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to Topic 842, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Furthermore, on June 3, 2020, the FASB deferred by one year the effective date of the new leases standard for private companies, private NFPs and public NFPs that have not yet issued (or made available for issuance) financial statements reflecting the new standard. These new leasing standards are effective for the Company beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the effect of the adoption of this guidance on the financial statements.

LORDSTOWN MOTORS CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for the Company beginning December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the financial statements.
In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 extends the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 amendments are effective for the Company beginning January 1, 2020 and interim periods within fiscal years beginning after December 15, 2020.The Company is currently evaluating the effect of the adoption of this guidance on the financial statements
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU No. 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements.
NOTE 3 — FAIR VALUE MEASUREMENTS
The Company follows the accounting guidance in ASC 820 for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.
The Company has not identified any financial assets measured on the basis on the categories defined above.
Management believes the carrying amount of the Related party notes payable described in Note 5 approximates fair value due to current rates, terms and securitization under the Note Payable and Mortgage Agreement and continue to approximate fair value terms that would be available with other third-party lenders. Management also believes the Note payable described in Note 6 approximates fair value as the Note originated in April 2020 with a third-party lender.
NOTE 4 — PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment consists of an idle assembly and manufacturing plant in Lordstown, Ohio. The facility is fully equipped with the tooling necessary to begin production of the Endurance pickup truck along with all personal property, purchased from GM in November 2019 for $20,000,000. In early 2019, GM made the decision to halt manufacturing on its Chevrolet Cruze sedan which was manufactured at its Lordstown plant. The plant remained closed with no production until GM and the Company were able to agree on the terms of the asset purchase, which resulted in a purchase price lower than the fair market value of the assets acquired.
The plant was acquired in exchange for a Note Payable (refer to Note 5 below). The Company is currently reengineering its production process, bringing acquired assets up to the level needed for production and evaluating assets that will be necessary in the production of its electric vehicle, the Endurance pickup truck.

LORDSTOWN MOTORS CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)
The initial cost of other property, plant and equipment includes the value of the note payable, along with any directly attributable costs of bringing the asset to its working condition and location for intended use, including direct acquisition costs and capitalized interest. All assets are currently recorded in construction-in-process (“CIP”) as the Company is still in the process of being the assets to their intended use.
The assets were still under construction and not in service as of September 30, 2020, therefore, depreciation in relation thereto will begin once the identification is complete and production of a saleable product has and when the assets are placed into service. No depreciation expense was recognized for the three and nine months ended September 30, 2020, the three months ended September 30, 2019 or the period from April 30, 2019 to September 30, 2019.
The Company recorded approximately $312,800 of capitalized interest during the period from January 1, 2020 through March 31, 2020 as the facility assets underwent activities necessary to bring them to their intended use. Beginning April 1, 2020, activity on the facility stopped due to the shutdown caused by the COVID-19 pandemic. As these activities were no longer ongoing, interest capitalization on the Note Payable was suspended.
During the second quarter of 2020, the Company received $2,395,996 in connection with the sale of equipment it determined was not necessary for production. As the equipment was acquired for consideration below fair value in November 2019 as described above, the Company recorded a gain on sale of the asset for $2,345,996. Additionally, the Company purchased additional property from GM for $1,202,821 which was recorded to CIP as it is still under development.
While the Company is developing the Lordstown facility and preparing it for its intended use, it began leasing a portion of the property to a third-party lessee on March 1, 2020. Total rental income for the three and nine months ended September 30, 2020 is $25,000 and $75,000 respectively and recorded as Other income in the Statements of Operations. The lease was terminated in August of 2020.
NOTE 5 — RELATED PARTY NOTES PAYABLE
During September 2020, the Company entered into a Placement Agency Agreement with existing LMC shareholders. Pursuant to the terms of the agreement, the Company issued Convertible Promissory Notes to investors for proceeds totaling $13,190,000. It is expected that the Promissory Notes will be converted to common shares as part of the aforementioned merger agreement. The notes bear interest at a simple rate equal to 5% per year and mature on March 31, 2021. The full balance was outstanding as of September 30, 2020. Interest expense for the nine months ended September 30, 2020 amounted to $22,554. Refer to Note 14 for additional funding obtained from the Placement Agency Agreement.
On August 10, 2020, the Company entered into a Placement Agency Agreement with Maxim Group, LLC (“Maxim”). Pursuant to the terms of the agreement, the Company issued Convertible Promissory Notes to a series of investors for proceeds worth $24,711,000. The notes bore interest at a simple rate equal to 5% per year and were scheduled to mature on March 31, 2021. The full balance was outstanding as of September 30, 2020. Interest expense for the nine months ended September 30, 2020 amounted to $172,638. Upon closing of the Business Combination, the Promissory Notes automatically converted into common shares of Lordstown Motor Corp.
On May 28, 2020, the Company entered into a Convertible Promissory Note (the “Convertible Note”) with GM that provides a financing to the Company of up to $10,000,000 secured by the Company’s property, plant and equipment and intangible assets. Pursuant to the terms of the Convertible Note, the Company periodically draws down on the Convertible note to meet its working capital needs. As of September 30, 2020, the outstanding balance of the convertible note is $4,816,000. All outstanding amounts were satisfied in exchange for equity of Lordstown Motors Corp. upon the closing of the Business Combination.

LORDSTOWN MOTORS CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)
On November 7, 2019, the Company entered into an Asset Transfer Agreement, Operating Agreement and separate Mortgage Agreement (collectively, the “Agreements”) with GM. Pursuant to the Agreements, the Company issued GM a Note Payable in the principal amount of $20,000,000, secured by the property, plant and equipment described in Note 4. The Company has imputed interest of 5% on the Note Payable until February 1, 2020 when the stated interest rate of 7% begins per the terms of the Agreement. Interest for the three and nine months ended September 30, 2020 totaled $353,889 and $1,020,556, respectively, of which $312,778 was capitalized as part of PP&E as described in Note 4. The outstanding principal balance plus accrued interest as of September 30, 2020 and December 31, 2019 was $21,163,021 and $20,142,466, respectively. All outstanding amounts were satisfied in exchange for equity of Lordstown Motors Corp. upon the closing of the Business Combination.
NOTE 6 — NOTE PAYABLE
On April 17, 2020, LMC entered into a Promissory Note with The Huntington National Bank, which provides for a loan in the amount of $1,014,652 (the “PPP Loan”) pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Paycheck Protection Program provides that the PPP Loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company intends to use the entire PPP Loan amount for qualifying expenses and to apply for forgiveness of the loan in accordance with the terms of the CARES Act. The outstanding balance as of September 30, 2020 was $1,014,652.
NOTE 7 — DUE TO RELATED PARTY
In conjunction with the Operating Agreement described in Note 5, the Company is required to reimburse GM for expenditures related to general plant maintenance and compliance associated with the Lordstown facility. The Company recorded expenses for the nine months ended September 30, 2020 in the amount of $2,104,727 and has accrued a total of $5,938,455 of reimbursable costs as of September 30, 2020. No expenses were recorded for the three months ended September 30, 2020. As part of the balance incurred in the period, $1,202,821 relates to the Company’s purchase of land from GM. Refer to Note 5 for more details. All expenses were recorded to the Selling, general, and administrative expenses line item on the Statements of Operations.
NOTE 8 — STOCK-BASED COMPENSATION
The Company established an equity incentive plan (the “Plan”), adopted on September 1, 2019. The Plan provides for the granting of 200,000 shares and options to purchase shares to certain employees. Options granted under the Plan may be either incentive stock options (“ISO”) or nonqualified stock options (“NSO”).
The options are time-based and vest over the defined period in each individual grant agreement. The date at which the options are exercisable is defined in each agreement. The Board establishes the exercise price of the shares subject to an option at the time of the grant, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% of the estimated fair value of the shares on the date of grant, and (ii) the exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. The fair value of the shares is determined by the Board of Directors on the date of grants. Stock options generally have a contractual life of 10 years.

LORDSTOWN MOTORS CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)
The Company recognizes compensation expense for the shares equal to the fair value of the option at the time of grant. The expense is recognized on a straight-line basis over the vesting period of the awards. The estimated fair value of each stock option grant was computed using the following weighted average assumptions:
	September 30, 2020	September 30, 2019
Risk-free interest rate	1.59%	—
Expected term (life) of options (in years)	10	—
Expected dividends	—%	—
Expected volatility	50%	—
The expected volatility was estimated by management based on results from public companies in the industry. The expected term of the awards granted was assumed to be the contract life of the option as determined in the specific arrangement. The risk-free rate of return was based on market yields in effect on the date of each grant for United States Treasury debt securities with a maturity equal to the expected term of the award. The expected dividends are zero as the Company has not historically paid dividends.
The activities of stock options are summarized as follows, including granted, exercised and forfeited for the nine months ended September 30, 2020:
	Number of Options	Weighted Average Grant Date Fair Value per Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding, beginning of period	80,374	$60.78	$100	9.9
Granted	18,282	60.45	100	9.4
Exercised	—	—	—
Forfeited	(1,500)	60.74	100	9.6
Expired	—	—	—
Outstanding, end of period	97,156	$60.72	$100	9.2
Total stock-based compensation expense for the three and nine months ended September 30, 2020 is $708,322. and $2,022,614, respectively. As of September 30, 2020, unrecognized compensation expense is $3,596,129 for unvested options, which is expected to be recognized over the next 1.3 years.
The following is a summary of the range of exercise prices for stock options that are exercisable at September 30, 2020:
Range of Exercise Prices	Number	Weighted Average Remaining Life	Weighted Average Exercise Price
$100	24,753	9.5	$100
Upon the closing of the Business Combination, each outstanding stock option was converted into approximately 55.8817 options to purchase shares common stock of Lordstown Motors Corp. with an exercise price of $1.79 per share.

LORDSTOWN MOTORS CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)
NOTE 9 — BASIC AND DILUTED LOSS PER SHARE
The following table shows the computation of basic and diluted loss per share:
Nine Months Ended September 30, 2020
Net loss after tax attributable to common stockholders	(62,319,630)
Basic and diluted weighted average shares outstanding	1,297,767
Net loss per unit attributable to common stockholder, basic and diluted	(48.02)
The weighted-average outstanding stock options and convertible notes were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been anti-dilutive. This includes vested and unvested stock options and convertible notes.
NOTE 10 — INCOME TAXES
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. The Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets, and accordingly, a full valuation allowance has been provided on its deferred tax assets.
On March 27, 2020, the U.S. President signed into law the CARES Act, an economic stimulus package in response to the COVID-19 global pandemic. The CARES Act contains several corporate income tax provisions, including making remaining alternative minimum tax credits immediately refundable; providing a 5-year carryback of net operating loss carryforwards (“NOLs”) generated in tax years 2018, 2019, and 2020, and removing the 80% taxable income limitation on utilization of those NOLs if carried back to prior tax years or utilized in tax years beginning before 2021; and temporarily liberalizing the interest deductibility rules under Section 163(j) of the Tax Cuts and Jobs Act, by raising the adjusted taxable income limitation from 30% to 50% for tax years 2019 and 2020 and giving taxpayers the election of using 2019 adjusted taxable income for purposes of computing 2020 interest deductibility.
The Company is still evaluating the impact but does not currently expect the provisions of the CARES Act to have a material effect on the realizability of deferred income tax assets or tax expense. There is no material impact for the three and nine months ended September 30, 2020. As additional guidance is released, the Company will evaluate whether there would need to be a change in the period when such guidance is issued.
As of September 30, 2020, there were no material changes to either the nature or the amounts of the uncertain tax positions previously determined for the year ended December 31, 2019.

LORDSTOWN MOTORS CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)
NOTE 11 — LEASES
Future minimum lease commitments during each of the five years following September 30, 2020 and thereafter are as follows:
Operating Leases
Three months ended December 31, 2020	$108,823
2021	432,576
2022	445,552
2023	302,912
2024	—
2025	—
Thereafter	—
Total minimum lease payments	$1,289,863
NOTE 12 — COMMITMENTS AND CONTIGENCIES
The Company is subject to various pending and threatened legal proceedings arising in the ordinary course of business. The Company records a liability for loss contingencies in the consolidated financial statements when a loss is known or considered probable and the amount can be reasonably estimated. Our provisions are based on historical experience, current information and legal advice, and they may be adjusted in the future based on new developments. Estimating probable losses requires the analysis of multiple forecasted factors that often depend on judgments and potential actions by third parties.
On October 30, 2020, the Company, was named as defendants in a lawsuit filed by Karma Automotive LLC (“Karma”) in the United States District Court for the Central District of California. These claims are made in connection with consideration by us of a venture with Karma regarding Karma’s development of an infotainment system for the Endurance and assert that the Company unlawfully poached key Karma employees and misappropriated Karma’s trade secrets and other confidential information. Karma is seeking injunctive relief and various types of damages. The Company is continuing to evaluate the matters asserted in the lawsuit but intend to vigorously defend against these claims and believes it has strong defenses to the claims and the damages demanded. Although it is not possible to predict with certainty the ultimate outcome or cost of these matters, the Company believes they will not have a material adverse effect on our consolidated financial statements
Except as described above, the Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time however, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.
NOTE 13 — RELATED PARTY TRANSACTIONS
On November 7, 2019, the Company entered into an Asset Transfer Agreement, inclusive of an Operating Agreement, along with a separate Mortgage Agreement (collectively, the “Agreements”) with GM. Pursuant to the Agreements, the Company issued GM a Note Payable in the principal amount of $20,000,000, secured by the real property described in Note 4. Refer to Note 5 for further details on the related party Note Payable.
In addition to the Note Payable, the terms of the Operating Agreement state that all expenses associated with the real property shall be paid by GM and subsequently reimbursed by the Company. As of September 30, 2020, the Company has incurred $5,938,455 under the Operating Agreement, which is recorded in as a Due to related party. GM also holds an option to reacquire certain property located adjacent from the main production plant from Company in the event it determines not to develop the specified property GM

LORDSTOWN MOTORS CORP.
NOTES TO INTERIM FINANCIAL STATEMENTS
(Unaudited)
holds a call option to purchase the property back for $100. Management has determined the GM is likely to call its option to require and due to an economic incentive GM has to exercise its call option on the property, the Company has not considered itself the deemed owner of the property and has excluded the carrying value of the property from its books and records..
On November 7, 2019, the Company entered into a transaction with Workhorse Group Inc., for the purpose of obtaining certain intellectual property. In connection with the Intellectual Property License Agreement, the Company is also required to pay royalties to for use of the intellectual property related to the production of the Endurance. These royalties will be paid as a percent of each vehicle sold, up to the first 200,000 vehicles, with a prepayment in advance payable upon closing of certain merger agreement described below. As of September 30, 2020, no such royalties had been incurred. Under the terms of a subsequent agreement with Workhorse Group entered into concurrent with the Business Combination Agreement, we agreed to pay Workhorse Group up front royalties of $4.75 million. This payment was made at the closing of the Business Combination.
On May 28, 2020, the Company entered into a Convertible Promissory Note with GM that provides a financing option to the Company of up to $10,000,000. Refer to Note 5 for further details on the Note.
On August 10, 2020, the Company entered into a “Placement Agency Agreement” with Maxim Group, LLC (“Maxim”). Pursuant to the terms of the agreement, the Company issued “Convertible Promissory Notes” to a series of investors for proceeds worth $24,711,000. Upon closing of the Business Combination, the Promissory Notes automatically converted into common shares of Lordstown Motor Corp.
In September 2020, the Company issued Convertible Promissory Notes to a series of investors for proceeds worth $13,190,000. Upon closing of the Business Combination, the Promissory Notes automatically converted into common shares of Lordstown Motor Corp.
NOTE 14 — SUBSEQUENT EVENTS
In October 2020, the Company entered into a Placement Agency Agreement with certain LMC directed parties. Pursuant to the terms of the agreement, the Company issued Convertible Promissory Notes to a series of investors for proceeds worth $2,099,000. It is expected that the Promissory Notes will be converted to common shares as part of the aforementioned merger agreement. The notes bear interest at a simple rate equal to 5% per year and mature on March 31, 2021.
Except for the events discussed in Note 1 in connection with the Business Combination, the Company determined that there are no other items to disclose.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Lordstown Motors Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Lordstown Motors Corp. (the Company) as of December 31, 2019, and the related statements of operations, stockholders’ equity, and cash flows for the period beginning April 30, 2019 and ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period beginning April 30, 2019 and ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $10,390,514 during the period beginning April 30, 2019 and ended December 31, 2019, and as of that date the Company’s current liabilities exceeded its current assets by $22,830,530. These conditions, along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Clark, Schaefer, Hackett & Co.
We have served as the Company’s auditor since 2019.
Cincinnati, OH
September 20, 2020

Lordstown Motors Corp.
Balance Sheet
As of December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$2,159,217
Total current assets	2,159,217
Property, plant and equipment	20,275,729
Intangible assets	11,111,100
TOTAL ASSETS	$33,546,046
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,801,655
Accrued and other current liabilities	414,719
Due to related party	2,630,907
Related party notes payable	20,142,466
Total current liabilities	24,989,747
Total liabilities	24,989,747
COMMITMENTS AND CONTINGENCIES (NOTE 11)
Stockholders’ equity
Common stock, $0.0001 par value, 10,000,000 shares authorized 1,221,853 shares issued and outstanding	122
Additional paid in capital	18,946,691
Accumulated deficit	(10,390,514)
Total stockholders’ equity	8,556,299
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,546,046
The accompanying notes are an integral part of these financial statements.

Lordstown Motors Corp.
Statement of Operations
For the Period From April 30, 2019 to December 31, 2019
Net sales	$—
Operating expenses	—
Selling and administrative expenses	4,525,745
Research and development expenses	5,864,769
Total operating expenses	10,390,514
Loss from operations	(10,390,514)
Loss before income taxes	(10,390,514)
Income tax expense	—
Net loss	$(10,390,514)
Loss per share attributable to common shareholders
Basic & Diluted	(9.76)
Weighted average number of common shares outstanding
Basic & Diluted	1,064,150
The accompanying notes are an integral part of these financial statements.

Lordstown Motors Corp.
Statement of Stockholders’ Equity
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Inception at April 30, 2019	—	$—	$—	$—	$—
Issuance of common stock	1,221,853	122	18,604,979	—	18,605,101
Stock compensation	—	—	341,712	—	341,712
Net loss	—	—	—	(10,390,514)	(10,390,514)
Balance at December 31, 2019	1,221,853	$122	$18,946,691	$(10,390,514)	$8,556,299
The accompanying notes are an integral part of these financial statements.

Lordstown Motors Corp
Statement of Cash Flows
For the Period April 30, 2019 to December 31, 2019
Cash flows from operating activities
Net loss	$(10,390,514)
Adjustments to reconcile net loss to cash used by operating activities:
Stock-based compensation	341,712
Changes in assets and liabilities:
Accounts payable, Accrued and other current liabilities, and Due to related party	4,847,281
Net cash used by operating activities	(5,201,521)
Cash flows from investing activities
Purchase of property, plant and equipment	(133,263)
Net cash used by investing activities	(133,263)
Cash flows from financing activities
Issuance of common stock	7,494,001
Net cash provided by financing activities	7,494,001
Net increase in cash and cash equivalents	2,159,217
Beginning cash and cash equivalents	—
Ending cash and cash equivalents	$2,159,217
Supplemental Disclosures of non-cash activities
Capital assets acquired with notes payable	$20,142,466
Common stock issued in exchange for intangible assets	$11,111,100
The accompanying notes are an integral part of these financial statements.

NOTES TO THE FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Lordstown Motors Corp. (“Lordstown” or the “Company”) is an automotive start-up founded April 30, 2019 in Lordstown, Ohio, for the purpose of developing the first electric full-size pickup truck. The Company was founded by Chief Executive Officer Steve Burns with the goal of becoming an original equipment manufacturer (OEM) of electrically powered pickup trucks and vehicles for fleet customers in pursuit of accelerating the sustainable future and set new standards in the industry. In connection with the formation, the Company entered into a stock purchase agreement with Steve Burns, who contributed cash in exchange for 1,000,000 common shares. The Company is in its initial design and testing phase related to its production of the Endurance pickup truck and has yet to bring a completed product to market.
The Company subsequently entered into a common stock subscription agreement whereby the Company issued 131,000 shares to Workhorse Group, Inc. (“Workhorse”), in exchange for the right to use certain intellectual property in vehicle production (see Note 5 for further details). The Company has since raised additional capital through Common Stock issuances during 2019. On November 7, 2019, the Company entered into an Asset Transfer Agreement and separate Mortgage Agreement (collectively, the “Agreements”) with General Motors LLC (“GM”) in which the Company acquired certain real and personal property in Lordstown, Ohio. Pursuant to the Agreements, a Note Payable was issued in the principal amount of $20,000,000, secured by the real property as described in Note 3.
Going Concern, Liquidity, and Capital resources
The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months through August 2021. Since inception, the Company has incurred cumulative losses of approximately $10,390,514 and $30,211,841 as of December 31, 2019 and June 30, 2020, respectively. As of December 31, 2019, the Company had $2,159,217 in cash and cash equivalents and $454,827 as of June 30, 2020. The Company expects to continue to incur significant operating losses for the foreseeable future.
In order to proceed with the Company’s business plan, the Company will need to raise substantial additional funds through one or more of the following: issuance of additional debt, equity or both. Until such time, if ever, the Company can generate revenue sufficient to achieve profitability, the Company expects to finance its operations through equity or debt financings, which may not be available to the Company on the timing needed or on terms that the Company deems to be favorable. To the extent that the Company raises additional capital through the sale of equity or convertible debt securities, the ownership interest of its stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting the Company’s ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If the Company is unable to obtain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. The Company may be required to delay, limit, reduce or terminate its product development activities or future commercialization efforts. Although additional funding has already been secured through the Maxim 3 Convertible Promissory Notes, there can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all.
As a result, the Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the financial statements are issued.
The accompanying financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The Financial Statements and related disclosures have been prepared for the period beginning April 30, 2019, the Company’s inception, through December 31, 2019 and as of December 31, 2019 (the “financial period”), in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).
Use of Estimates in Financial Statement Preparation
The preparation of financial statements in accordance with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, if any, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and cash equivalents
Cash includes cash equivalents which are highly liquid investments that are readily convertible to cash. The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. The Company presents cash and cash equivalents within Cash and cash equivalents on the Balance Sheet.
The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts and management believes it is not exposed to significant credit risk.
Property, plant and equipment
Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets. Property, plant and equipment consists of a manufacturing plant, land and related personal property in Lordstown, Ohio, which were acquired in exchange for a note payable with GM.
Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repair expenditures are expensed as incurred, while major improvements that increase functionality of the asset are capitalized and depreciated ratably to expense over the identified useful life. Further, interest on any debt financing arrangement is capitalized to the purchased property, plant, and equipment if the requirements for capitalization are met.
The Company is currently evaluating assets acquired that will be necessary in production of its electric vehicle, the Endurance pickup truck. The property, plant and equipment were not in service as of December 31, 2019 and resides in construction-in-process. Determination of useful lives and depreciation will begin once the identification of the assets to be used in production is complete and production of saleable product has begun. Routine repairs and maintenance are expensed when incurred.
Long-lived assets, such as property, plant, and equipment are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or asset group to estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset or asset group exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset or asset group exceeds the fair value of the asset or asset group.

Intangible assets other than goodwill
Intangible assets include patents, copyrights, trade secrets, know-how, software, and all other intellectual property and proprietary rights connected with the electric pickup truck and other electric vehicle technology owned by Workhorse Group and contributed in exchange for equity in the Company. Determination of useful lives will be over the period of economic benefit and the related amortization will begin once the intangible assets are placed in use.
The intangible assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Upon indications of impairment, assets and liabilities are grouped at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. The asset group would be considered impaired when the estimated future net undiscounted cash flows generated by the asset group are less than its carrying value. Impairment losses are measured by comparing the estimated fair value of the asset group to its carrying value.
Fair value measurements
The carrying amount of the Related party note payable described in Note 4 approximates fair value due to current rates, terms and securitization under the Note Payable and Mortgage Agreement continue to approximate fair value terms that would be available with other third-party lenders.
Research and development costs
The Company expenses research and development costs as they are incurred. Research and development costs consist primarily of personnel costs for engineering and research, prototyping costs, and contract and professional services.
Advertising
The Company expenses all advertising costs as incurred. The Company’s advertising expense totaled $20,475 for the period from April 30, 2019 through December 31, 2019.
Common stock
The Company is authorized to issue up to 10 million shares of common stock. As of December 31, 2019, 1,221,853 shares of common stock are issued and outstanding.
Stock-based compensation
The Company has adopted ASC 718, Accounting for Stock-Based Compensation (ASC 718), which establishes a fair value-based method of accounting for stock-based compensation plans. In accordance with ASC 718, the cost of stock-based awards issued to employees and non-employees over the awards’ vest period is measured on the grant date based on the fair value. The fair value is determined using the Black-Scholes option pricing model, which incorporates assumptions regarding the expected volatility, expected option life and risk-free interest rate. The expected volatility was estimated by management as 50% based on results from public companies in the industry. The expected term of the awards granted was assumed to be the contract life of the option as determined in the specific arrangement. The risk-free rate of return was based on market yields in effect on the date of each grant for United States Treasury debt securities with a maturity equal to the expected term of the award.
The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. Further, pursuant to ASU 2016-09 — Compensation — Stock Compensation (Topic 718), the Company has elected to account for forfeitures as they occur.
The Company’s options are time-based and vest over the defined period in each individual grant agreement. The date at which the options are exercisable is defined in each agreement. The Board establishes the exercise price of the shares subject to an option at the time of the grant, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% of the estimated fair value of the shares on the date of grant, and (ii) the exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant.
Income taxes
Income taxes are recorded in accordance with ASC 740, Income Taxes (ASC 740). Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company’s deferred tax assets are in a full valuation allowance position.
The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. The Company recognizes any interest and penalties accrued related to unrecognized tax benefits as income tax expense.
Basic and diluted loss per share
Basic loss per share is computed by dividing net earnings available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. The diluted net loss per share of common stock is computed by dividing the net loss using the weighted-average number of common shares and, if dilutive, potential common shares outstanding during the period.
Segments
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company has determined that it operates in one operating segment and one reportable segment, as the CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.
Recent accounting pronouncements
As an emerging growth company (“EGC”), the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an EGC. The adoption dates discussed below reflect this election.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to Leases(Topic 842), was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Furthermore, on June 3, 2020, the FASB deferred by one year the effective date of the new leases standard for private companies, private NFPs and public NFPs that have not yet issued (or made available for issuance) financial statements reflecting the new standard. These new leasing standards are effective for the Company beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the effect of the adoption of this guidance on the financial statements.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments,

amends the requirement on the measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for the Company beginning December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the financial statements.
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU No. 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements.
In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 extends the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 amendments are effective for the Company beginning January 1, 2020 and interim periods within fiscal years beginning after December 15, 2020.The Company is currently evaluating the effect of the adoption of this guidance on the financial statements
NOTE 3 — PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment consist of an idle assembly and manufacturing plant in Lordstown, Ohio. The facility is fully equipped with the tooling necessary to begin production of the Endurance pickup truck along with all personal property, purchased from GM in November 2019 for $20 million. In early 2019, GM made the decision to halt manufacturing on its Chevrolet Cruze sedan which was manufactured at its Lordstown plant. The plant remained closed with no production until GM and the Company were able to agree on the terms of the asset purchase, which resulted in a purchase price significantly lower than the fair market value of the assets acquired.
The plant was acquired in exchange for a Note Payable (refer to Note 4 below). The Company is currently reengineering its production process, bringing acquired assets up to the level needed for production and evaluating assets that will be necessary in the production of its electric vehicle, the Endurance pickup truck.
The initial cost of other property, plant and equipment includes the value of the note payable, along with any directly attributable costs of bringing the asset to its working condition and location for intended use, including direct acquisition costs and capitalized interest. All assets are currently recorded in CIP and the Company is in-process of assigning values to the equipment over the relative fair value of consideration paid in accordance with ASC 805 — Business Combinations.
The assets were not in service during the period from April 30, 2019 through December 31, 2019, therefore, depreciation in relation thereto will begin once the identification is complete and production of a saleable product has commenced and when the assets are placed into service. No depreciation expense was recognized for the period from April 30, 2019 through December 31, 2019.
The Company recorded $142,466 of capitalized interest during the period as the Company continues to perform development activities necessary to bring to the acquired assets to their intended use.
NOTE 4 — RELATED PARTY NOTES PAYABLE
On November 7, 2019, the Company entered into an Asset Transfer Agreement, Operating Agreement and separate Mortgage Agreement (collectively, the “Agreements”) with GM. Pursuant to the Agreements, the Company issued GM a Note Payable in the principal amount of $20 million, secured by the real property described in Note 3. The Note Payable bears interest beginning on February 1, 2020 at a rate of 7%. As there is no stated interest rate for the time period between November 7, 2019 through December 31, 2019, while no interest was paid, interest has been imputed at a rate of 5%, which has been deemed to be market rate had the Company obtained third party financing on a collateralized loan. The Company has capitalized

$142,466 of imputed interest during the year as part of costs required to carry out the activities necessary to bring the underlying collateral to the condition of its intended use.
NOTE 5 — INTANGIBLES OTHER THAN GOODWILL
Intangible assets include patents, copyrights, trade secrets, know-how, software, and all other intellectual property and proprietary rights (collectively referred to as “Licensed Technology”) connected with the electric pickup truck and other electric vehicle technology. The Licensed Technology was previously owned by Workhorse Group and contributed in exchange for common shares in the Company, which was valued at $11,111,100. The Company will amortize the acquired intangible when placed in use over the determined period of derived economic benefit.
NOTE 6 — STOCK-BASED COMPENSATION
The Company established an equity incentive plan (the “Plan”), adopted on September 1, 2019. The Plan provides for the granting of 200,000 shares and options to purchase shares to certain employees. Options granted under the Plan may be either incentive stock options (“ISO”) or nonqualified stock options (“NSO”). The fair value of the shares is determined by the Board of Directors on the date of grants. Stock options generally have a contractual life of 10 years.
The Company recognizes compensation expense for the shares equal to the fair value of the option at the time of grant. The expense is recognized on a straight-line basis over the vesting period of the awards. The estimated fair value of each stock option grant was computed using the following weighted average assumptions:
December 31, 2019
Risk-free interest rate	1.73 – 1.93%
Expected term (life) of options (in years)	10.0
Expected dividends	0%
Expected volatility	50%
The expected volatility was estimated by management based on results from public companies in the industry. The expected term of the awards granted was assumed to be the contract life of the option as determined in the specific arrangement. The risk-free rate of return was based on market yields in effect on the date of each grant for United States Treasury debt securities with a maturity equal to the expected term of the award. The expected dividends are zero as the Company has not historically paid dividends.
The activities of stock options are summarized as follows, including granted, exercised and forfeited for the period ended December 31, 2019:
	Number of Options	Weighted Average Grant Date Fair Value per Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding, beginning of period	—	—	—	—
Granted	80,374	$60.78	100	9.9
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—
Outstanding, end of period	80,374	$60.78	100	9.9
Total stock-based compensation expense for 2019 is $341,712 and is recorded within the selling and administrative, and research and development expenses on the statement of operations. As of December 31, 2019, unrecognized compensation expense was $4,543,580 for unvested options, which is expected to be recognized over the next 2.0 years.

The following is a summary of the range of exercise prices for stock options that are outstanding and exercisable at December 31, 2019:
Range of Exercise Prices	Number	Weighted Average Remaining Contractual Term	Weighted Average Exercise Price
$100	21,277	9.8	$100
The aggregate intrinsic value represents the total pretax intrinsic value (i.e., the difference between the fair value of the Company’s common stock price and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options. The aggregate intrinsic value of options outstanding and exercisable as of December 31, 2019 is zero.
NOTE 7 — BASIC AND DILUTED EARNINGS PER SHARE
The following table shows the computation of basic and diluted earnings per share:
Period ended December 31, 2019
Net loss after tax attributable to common stockholders	(10,390,514)
Basic and diluted weighted average shares outstanding	1,064,150
Net loss per unit attributable to common stockholder, basic and diluted	(9.76)
The weighted-average outstanding stock options and convertible notes were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been anti-dilutive. This includes vested and unvested stock options and convertible notes.
NOTE 8 — INCOME TAXES
The reconciliation of the statutory federal income tax with the provision for income taxes is as follows:
	Derived Tax Rates	Period ended December 31, 2019
Federal tax benefit as statutory rates	(21.0)%	$(2,182,008)
Stock based compensation	0.2	21,635
Other permanent differences and credits	0.0	584
Change in valuation allowance	20.8	2,159,789
Total tax benefit	0.0%	$—
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. The Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets, and accordingly, a full valuation allowance has been provided on its deferred tax assets.

Components of the Company’s deferred tax assets are as follows:
December 31, 2019
Deferred tax assets:
Non-qualified stock options	$50,125
Net operating losses	2,109,664
Total deferred tax assets	2,159,789
Valuation allowance	(2,159,789)
Total deferred tax assets, net of valuation allowance	$—
At December 31, 2019, the Company has $10,046,018 of federal net operation losses that carry forward indefinitely. No taxes were paid during 2019.
NOTE 9 — LEASES
Future minimum lease commitments during each of the five years following December 31, 2019 and thereafter are as follows:
Operating leases
2020	$17,500
2021
2022	—
2023	—
2024	—
Thereafter	—
Total minimum lease payments	$17,500
Rental expense for the period from April 30, 2019 through December 31, 2019 was $3,500.
NOTE 10 — DUE TO RELATED PARTY
In conjunction with the Operating Agreement prescribed in Note 4, the Company is required to reimburse GM for expenditures related to general plant maintenance and compliance associated with the Lordstown Facility. The Company recorded expenses during the period of $2,630,907, which is reflected on the Balance Sheet in Due to related party. All expenses were recorded to the Selling, general, and administrative expenses line item on the Statement of Operations.
NOTE 11 — COMMITMENTS AND CONTIGENCIES
The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time however, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.
NOTE 12 — RELATED PARTY TRANSACTIONS
On November 7, 2019, the Company entered into a transaction with Workhorse Group Inc., for the purpose of obtaining certain intellectual property (see Note 5). In connection with the Intellectual Property License Agreement, the Company is also required to pay various royalties to Workhorse Group Inc. for use of the intellectual property related to the production of the Endurance Truck. These royalties will be paid as a percentage of each vehicle sold, up to the first 200,000 vehicles, with a prepayment in advance payable upon closing of certain funding. As of December 31, 2019, no such royalties had been incurred.
On November 7, 2019, the Company entered into an Asset Transfer Agreement, inclusive of an Operating Agreement, along with a separate Mortgage Agreement (collectively, the “Agreements”) with

GM. Pursuant to the Agreements, the Company issued GM a Note Payable in the principal amount of $20 million, secured by the real property described in Note 3. Refer to Note 4 for further details on the related party note payable.
In addition to the Note Payable, the terms of the Operating Agreement state that all expenses associated with the real property shall be paid by GM and subsequently reimbursed by the Company. Refer to Note 10 for more information on the amount due to the related party. GM also holds an option to reacquire certain property located adjacent from its main production plant from Company in the event it determines not to develop the specified property.
NOTE 13 — SUBSEQUENT EVENTS
The Company has completed an evaluation of all subsequent events through September 20, 2020 to ensure that these financial statements include appropriate disclosure of events both recognized in the financial statements and events which occurred but were not recognized in the financial statements. Except as described below, the Company has concluded that no subsequent event has occurred that requires disclosure.
Subsequent to the date of the financial statements, an outbreak of a novel strain of coronavirus (COVID- 19) has disrupted supply chains and affected production and sales across a range of industries. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak. Impact on the Company’s employees and vendors cannot be predicted, and the extent to which COVID-19 may impact the Company’s financial condition or results of operations is uncertain at this time.
On August 1, 2020, the Company entered into a definite merger agreement with DiamondPeak Holdings Corporation (NASDAQ: DPHC). Upon closing of the agreement, which is expected in the fourth quarter of 2020 and upon approval by the shareholders of DPHC, the combined company will remain listed on the NASDAQ under the new ticker symbol “RIDE”.
On August 10, 2020, the Company entered into a Placement Agency Agreement with Maxim Group, LLC (“Maxim”). Pursuant to the terms of the agreement, the Company issued Convertible Promissory Notes to a series of investors for proceeds worth $24,711,000. On September 9, 2020 and September 18, 2020, Lordstown issued additional Convertible Promissory Notes for proceeds worth $5,020,000 and $2,625,000 respectively. The Company expects to issue an additional $7,644,000 of additional Convertible Promissory Notes prior to September 30, 2020. These Convertible Promissory Notes are expected to convert to equity in conjunction with the terms of the Business Combination. It is expected that the Promissory Notes will be converted to common shares as part of the aforementioned merger agreement.